UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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FIRST AMERICAN FINANCIAL
CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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2023 notice of annual meeting and proxy statement

First American Financial Corporation

March 31, 2023

Dear Fellow Stockholder,

You are cordially invited to attend our annual meeting of stockholders at 1:00 PM Pacific time, on May 9, 2023. This year’s annual meeting of stockholders will be held in a virtual-only meeting format online via live webcast using a unique link to be provided by email after registering at register.proxypush.com/FAF.

With this letter, we are including the notice for the annual meeting, the proxy statement and the proxy card. We are also including a copy of our 2022 annual report. More information regarding how to vote, participate in, and submit questions for the annual meeting can be found in the proxy statement.

We have made arrangements for you to vote your proxy over the Internet or by telephone, as well as by mail with the traditional proxy card. The proxy card contains instructions on these methods of voting.

Your vote is important. Whether or not you plan on participating in the virtual annual meeting on May 9, 2023, we hope you will vote as soon as possible.

Thank you for your continued support of First American Financial Corporation.

Dennis J. Gilmore Chairman of the Board	Kenneth D. DeGiorgio Chief Executive Officer

First American Financial Corporation	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	Matters to be voted on
May 9, 2023	Proposal		Board Recommendation
Time
1

Election of the four persons named in the accompanying proxy statement to serve as Class I directors on our board of directors for a three-year term expiring on the date of the 2026 annual meeting of stockholders.

Vote For
1:00 PM Pacific Time
Website
	2	Approval, on an advisory basis, of our Company’s executive compensation.	Vote For
register.proxypush.com/FAF
	3	Recommend, on an advisory basis, whether a stockholder vote to approve our Company’s executive compensation should occur every one, two or three years.	One Year Vote For

	4	Approval of the amendment and restatement of our Company’s 2020 Incentive Compensation Plan.

Who can vote Only stockholders of record at the close of business on March 17, 2023 are entitled to notice of the meeting and an opportunity to vote.	5	Ratification of the selection of PricewaterhouseCoopers LLP as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	Vote For

At the meeting, we will also transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

This year’s meeting will be held in a virtual-only meeting format online via live webcast. To participate in the meeting, stockholders must go to register.proxypush.com/FAF with the control number provided on their proxy card or voting instruction form and register by following the instructions. Upon completing registration, a stockholder will receive further instructions via email, including a unique link that will allow that stockholder access to the meeting. During the meeting, stockholders may vote, submit questions and view the list of stockholders as of the record date. For additional information on voting at or participating in the meeting online, including how to submit questions, please see “Questions and Answers” on page 87.

Notice of Annual Meeting of Stockholders

How to vote your shares before the meeting

Your vote is very important. Please submit your vote by proxy as soon as possible via the Internet, telephone or mail. Brokers are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting.

VIA THE INTERNET Visit the website listed on your proxy card, notice or voting instruction form.	BY PHONE Call the phone number listed on your proxy card or voting instruction form.	Y	BY MAIL Complete, sign, date and return your proxy card or voting instruction form in the envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 9, 2023:  First American Financial Corporation’s notice of annual meeting and proxy statement, annual report and other proxy materials are available at www.firstam.com/proxymaterials.

Meeting Contingencies

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the chair of the meeting will convene the meeting at 2:00 PM Pacific Time on the date specified above and at our address, 1 First American Way, Santa Ana, CA 92707, solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of our website at investors.firstam.com.

Lisa W. Cornehl

Senior Vice President, Chief Legal Officer and Secretary

Santa Ana, California

March 31, 2023

First American Financial Corporation   2023 Proxy Statement | i

ii | 2023 Proxy Statement   First American Financial Corporation

First American Financial Corporation

PROXY STATEMENT

Solicitation of Proxies by the Board of Directors

The board of directors (our “Board”) of First American Financial Corporation, a Delaware corporation (our “Company,” “we” or equivalent terms), is soliciting proxies from holders of our common stock for use at the annual meeting of our stockholders to be held on May 9, 2023, at 1:00 PM Pacific time. The meeting will be held in a virtual-only meeting format online via live webcast using a unique link to be provided by email after registering at register.proxypush.com/FAF. We have included information on how to vote, submit questions, and participate in the virtual meeting in the “Questions and Answers” section on pages 87-94.

We are mailing this proxy statement and the enclosed proxy card, notice of annual meeting, stockholders letter and 2022 annual report to our stockholders on or about March 31, 2023. In lieu of a proxy card, holders of shares held in street name through a bank, broker or other nominee are receiving a voting instruction form from their bank, broker or other nominee. As used herein, references to “proxy” or “proxy card” also refer to the voting instruction form provided to street name holders.

The remainder of this proxy statement has been divided into five sections. You should read all five sections before you vote.

I.	Proposals: this section provides information relating to the proposals to be voted on at the stockholders’ meeting.
II.	Required Information: this section contains information that is required by law to be included in this proxy statement and which has not been included in the other sections.
III.	Corporate Responsibility and Sustainability: this section highlights some of our efforts to reduce our environmental impact and to improve the communities in which we operate.
IV.	Questions and Answers: this section provides answers to a number of frequently asked questions related to the stockholders’ meeting.
V.	Other Information: this section provides other information regarding this proxy, including instructions about how to obtain a copy of our annual report.

The Compensation Discussion and Analysis section contains certain financial measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). Please see Appendix A for the rationale behind the presentation of these measures and a reconciliation of these amounts to the nearest GAAP financial measures.

First American Financial Corporation   2023 Proxy Statement | 1

I. Proposals

Information Regarding the Nominees for Election

The following list provides information with respect to the four persons nominated and recommended to be elected as a Class I director by our Board, to serve for a three-year term expiring on the date of the 2026 annual meeting of stockholders. Each of the nominees is currently serving as a director of our Company. Each of James L. Doti and Michael D. McKee was previously elected by stockholders at the 2020 annual meeting of stockholders. Kenneth D. DeGiorgio was appointed by our Board as a Class I director on February 4, 2022. Marsha A. Spence was appointed by our Board as a Class I director on May 11, 2022. Ms. Spence was recommended by the non-management directors of our Board. Thomas V. McKernan is a Class I director that was not nominated for reelection because he has reached our Company’s mandatory retirement age. As of the annual meeting, the Board will be reduced from eleven to ten directors.

Age: 51 Director since: 2022 Committees: None Independent: No

KENNETH D. DEGIORGIO

Mr. DeGiorgio has served as our chief executive officer since February 2022. From 2021 to 2022 he was our president with oversight responsibility for the Company’s operating groups, including its title insurance, specialty insurance and data and analytics businesses. He served as executive vice president from 2010 to 2021, overseeing the Company's international division, trust company and various corporate functions. He serves as a director of Offerpad Solutions Inc. (NYSE:OPAD), a leading tech-enabled real estate company. With over 23 years of service to our Company in various operational and corporate roles, Mr. DeGiorgio provides our Board with an in-depth understanding of the Company’s businesses, risk profile and competitive landscape.

Age: 76 Director since: 2010 Committees: Audit (chair) Executive Independent: Yes

JAMES L. DOTI

Dr. Doti has been a professor of economics at Chapman University since 1974 and served as Chapman University’s president from 1991 to 2016. He previously served on the boards of The First American Corporation, the Company’s prior parent company, Standard Pacific Corp. and Fleetwood Enterprises, Inc. Given his experience as president of Chapman University and his doctorate in economics from the University of Chicago, Dr. Doti gives our Company insight into the organizational challenges that large companies face and the impact of the economic environment on the Company.

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I. Proposals

Age: 77 Director since: 2011 Committees: Compensation (chair) Independent: Yes

MICHAEL D. MCKEE

Mr. McKee has served as a principal of The Contrarian Group, a private equity firm, since 2018. He is the chairman of Realty Income Corporation (NYSE: O), a real estate investment trust, and the Tiger Woods Foundation. He served as a director of HCP, Inc. (NYSE: HCP), a publicly traded real estate investment trust, from 1989 to 2018, as executive chairman of HCP from 2016 to 2018 and, during 2016, he also served as interim chief executive officer and president of HCP. From 2010 to 2016, Mr. McKee was chief executive officer of Bentall Kennedy (U.S.), a registered real estate investment advisor. He also served as the chief executive officer and vice chairman of the board of directors of The Irvine Company, a privately-held real estate development and investment company, and as a partner with the law firm of Latham & Watkins LLP. Mr. McKee brings to the Board significant operating and executive management experience. This experience, combined with Mr. McKee’s extensive background in the real estate industry, facilitates the Board’s oversight of the Company’s operations and enhances its ability to assess strategic opportunities.

Age: 71 Director since: 2022 Committees: None Independent: No

MARSHA A. SPENCE

Ms. Spence has served as chairman of the board of Mother Lode Holding Co., a provider of title insurance, underwriting and escrow services for residential and commercial real estate transactions, and a wholly-owned subsidiary of the Company, since 2006. She joined Placer Title Company, now Mother Lode’s principal subsidiary, in 1977 and had increasing responsible managerial roles, including as Mother Lode’s chief executive officer from 2001 to 2021.  Ms. Spence served on the California Land Title Association Board of Governors for 10 years, serving as board president from 2005 to 2006. Ms. Spence brings to the Board deep industry knowledge and experience leading a highly successful, multi-brand title business.

Information Regarding the Other Incumbent Directors

The following lists provide information with respect to the individuals currently serving as Class II directors, whose current term expires at the 2024 annual meeting of stockholders, and Class III directors, whose term expires in 2025. The Class II directors were previously elected by stockholders at the 2021 annual meeting, and the Class III directors were previously elected by stockholders at the 2022 annual meeting.

First American Financial Corporation   2023 Proxy Statement | 3

I. Proposals

Class II Directors—Term Expiring 2024

Age: 64 Director since: 2010 Committees: Executive Independent: No

DENNIS J. GILMORE

Mr. Gilmore has served as chairman of the Board since February 2022 and as a director since 2010. He served as our chief executive officer from 2010 to 2022. From 1993 to 2010, he served in various managerial roles with The First American Corporation, including as the chief executive officer of its financial services group and as its chief operating officer. As the Company’s former chief executive officer, Mr. Gilmore brings to our Board significant operational and executive management experience specific to our Company’s businesses and our industry.

Age: 69 Director since: 2015 Committees: Governance (chair) Independent: Yes

MARGARET M. MCCARTHY

Ms. McCarthy retired in 2019 as executive vice president of CVS Health Corporation, a health innovation company (NYSE: CVS), supporting the technology integration following the completion of CVS Health’s acquisition of Aetna, Inc. in 2018. She served as executive vice president of operations and technology for Aetna, Inc., a diversified healthcare benefits company, from 2010 until 2018, where she was responsible for innovation, technology, data security, procurement, real estate and service operations. Prior to joining Aetna in 2003, she served in various information technology-related roles, including at CIGNA Healthcare, Catholic Health Initiatives and Andersen Consulting (now Accenture), as well as a consulting partner at Ernst & Young. She is a director of Marriott International, Inc. (NASDAQ: MAR), an operator, franchisor, and licensor of hotel, residential, and timeshare properties worldwide; American Electric Power (NYSE: AEP), an electrical energy company; and Alignment Healthcare, Inc. (NASDAQ GS: ALHC), a tech-enabled Medicare Advantage company. She served as a director of Brighthouse Financial, Inc. (NASDAQ GS: BHF), a life and annuity insurance company from 2018 to 2021. Given her extensive experience managing large groups of employees, complex processes and enterprise-critical technology, Ms. McCarthy brings to the Board valuable insights into areas of critical import to the operations of the Company.

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I. Proposals

Age: 65 Director since: 2018 Committees: Governance Independent: Yes

MARTHA B. WYRSCH

Ms. Wyrsch retired in 2019 as executive vice president and general counsel for Sempra Energy, a leading energy services company, where she oversaw the company’s legal affairs and compliance initiatives. Prior to joining Sempra Energy in 2013, Ms. Wyrsch served as the president of Vestas American Wind Technology from 2009 to 2012, where she had direct responsibility for all North American sales, construction, service and maintenance. In addition to her executive leadership roles, she served as a member of the board of directors of Spectra Energy Corporation and SPX Corporation. She currently serves on the board of directors of Quanta Services, Inc. (NYSE: PWR), a specialized contracting services company and National Grid plc (FTSE:NG; NYSE:NGG), an investor-owned utility managing electric and natural gas assets in the United Kingdom and United States. From 2012 to 2021 she also served as a director of Spectris plc, a publicly traded company listed on the London Stock Exchange and from 2019 to 2020 as a director of Noble Energy, Inc. (NYSE: NBL), an energy exploration and production company. As an accomplished director for publicly-traded companies, and with deep experience leading intricate businesses, Ms. Wyrsch provides valuable insight into how we can enhance our operations and effectively serve our customers.

Class III Directors—Term Expiring 2025

Age: 59 Director since: 2017 Committees: Governance Independent: Yes

REGINALD H. GILYARD

Mr. Gilyard has been a senior advisor with The Boston Consulting Group, a global management consulting company, since 2012. From 2012 to 2017, he was dean of the Argyros School of Business and Economics at Chapman University. From 1996 to 2012, he held various other positions with The Boston Consulting Group, including as a partner and managing director. He is a director of CBRE Group, Inc. (NYSE: CBRE), a commercial real estate services and investment firm; Realty Income Corporation (NYSE: O), a real estate investment trust; and Orion Office REIT Inc. (NYSE: ONL), a suburban office focused net lease real estate investment trust. He began his career serving in the United States Air Force. With his in-depth understanding of the complexities of large businesses and keen grasp of customer needs across a variety of industry sectors, Mr. Gilyard brings to the Board a unique perspective on how we can make our operations more efficient and serve our customers better.

First American Financial Corporation   2023 Proxy Statement | 5

I. Proposals

Age: 75 Director since: 2010 Committees: Governance Independent: Yes

PARKER S. KENNEDY

Mr. Kennedy is our chairman emeritus and lead independent director. He served as chairman of our Board from 2010 to 2022. Mr. Kennedy served as executive chairman of the Company from 2010 to 2012. From 2003 to 2010, he served as chairman and chief executive officer of The First American Corporation, the Company’s prior parent company, and as its president from 1993 to 2004. He served as a director of The First American Corporation and, as renamed in 2010, CoreLogic, Inc., from 1987 to 2011, and was CoreLogic, Inc.’s executive chairman from 2010 to 2011. He is a director of the Automobile Club of Southern California. We believe that Mr. Kennedy, who has worked with us in various capacities for over 40 years, has unparalleled executive experience in our industry. He also brings to the Company an incomparable understanding of our history and culture

See the section entitled “Security Ownership of Management,” which begins on page 22, for information pertaining to stock ownership of our directors. There are no family relationships among any of the directors or nominees or any of our executive officers. There are no arrangements or understandings between any director and any other person pursuant to which any director was or is to be selected as a director.

The following chart displays information about the skills and experience of our directors. Most of our directors at least have exposure in each of these areas and many are proficient, but the chart below reflects only those that have self-reported as being from experienced to highly experienced in these areas.

Directors Self-Reporting as Being Experienced to Highly Experienced
Experience operating a business line:						10
Strategic planning experience:						10
Corporate governance experience:						10
Risk management experience:						10
Title industry experience:						10
Experience serving on a public company board:					9	10
Finance/accounting experience:					9
Experience serving in a CEO/top officer role:					9
Regulatory/governmental experience:					9
Real estate industry experience:					9
Sustainability/ESG experience:					9	10
Human resource management experience:					9
Customer experience/sales management experience:				8
Marketing experience:			7
Investment management experience:			7
Insurance industry experience:			7
Data industry experience:		6
Information technology experience:		6
Information security experience:	5
Experience operating a business line outside of the United States:	5

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I. Proposals

The following chart displays self-reported information about the diversity of our directors.

Directors Self-Reporting Diversity
Gender:
Women	3
Men	7
Nonbinary	—
Decline to State	—
Ethnicity:
American Indian	—
African American	1
Asian Pacific Islander	—
Hispanic/Latino	—
Caucasian	9
Undisclosed	—
Other	—

First American Financial Corporation   2023 Proxy Statement | 7

I. Proposals

Item 1.    Election of Class I Directors

Our certificate of incorporation provides for a classified Board. Each person elected as a Class I director at the annual meeting of stockholders will serve for a three-year term expiring on the date of the 2026 annual meeting and until his or her successor in office is elected and qualified. Our Board has nominated the following individuals for election as Class I directors:

Kenneth D. DeGiorgio

James L. Doti

Michael D. McKee

Marsha A. Spence

Unless otherwise specified by you in your proxy card, the proxies solicited by our Board will be voted “FOR” the election of each of the Class I director nominees. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee(s) as shall be designated by our Board. Our Board presently has no knowledge that any of the nominees will be unable or unwilling to serve.

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Item 2.    Advisory Vote to Approve Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934 and Securities and Exchange Commission (“SEC”) rules, we are seeking the advice of our stockholders on the compensation of our named executive officers (“NEOs”) as presented in the “Executive Compensation” section of this proxy statement commencing on page 31. Specifically, we are seeking stockholder approval of the following resolution:

“RESOLVED, that the stockholders of First American Financial Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2023 annual meeting of stockholders.”

We refer to this proposal as a “Say on Pay” proposal. As part of its process in determining executive compensation levels for 2022, the Compensation Committee has reviewed the results of last year’s Say on Pay proposal, in which approximately 95% of our Company’s shares present and entitled to vote approved, on an advisory basis, 2021 executive compensation. The stockholder support for the prior Say on Pay proposal reinforces the Compensation Committee’s belief that it should continue its practice of implementing and overseeing executive compensation programs that provide for a substantial portion of the executive officers’ total compensation to be related to our Company’s consolidated financial performance. It also reinforces the Compensation Committee’s view that, for executive officers, the mix of compensation should be weighted heavily toward at-risk pay and should include a substantial portion payable in equity. This is consistent with the overall philosophy of maintaining a pay mix that results fundamentally in a pay-for-performance orientation and a strong alignment between the interests of executive officers and long-term stockholders.

To ensure that our compensation program aligns with the long-term interests of our stockholders, we engaged with our stockholders to seek feedback on our executive compensation program. Following another review of our executive compensation program and incorporating feedback received from our stockholders, the Compensation Committee elected to allocate an even larger portion of the long-term incentive awards (“LTI Awards”) for executive officers to the multi-year, metric-based performance awards introduced last year. Specifically, we increased the percentage of our LTI Awards subject to a three-year performance period based on our Company’s total shareholder return relative to the S&P MidCap 400® Index at the end of the three-year performance period, as calculated and as further detailed in the section entitled “Compensation Discussion and Analysis” commencing on page 31 (“LTI PRSUs”), from 25% to 50%, and reduced the percentage of our LTI Awards subject solely to time-based vesting (“LTI RSUs”) from 75% to 50%. As a result of this change, 86% of the compensation for our chief executive officer, Mr. DeGiorgio, for 2022 was performance-based, with 66% of all restricted stock units (“RSUs”) awarded in 2023 (in connection with 2022 performance) being metric-based. For all other NEOs, on average, this change resulted in 63% of all RSUs awarded in 2023 (in connection with 2022 performance) being metric-based.

The results of the 2022 executive compensation program are included in the section entitled “Compensation Discussion and Analysis” commencing on page 31. As a whole, executive compensation (excluding compensation adjustments associated with Mr. DeGiorgio’s promotion to chief executive officer in February 2022) was down in 2022 compared to 2021 as challenging economic conditions weighed on our Company’s financial results, as reflected in the 77% payout of target annual incentive compensation in 2022 compared to a 175% payout in 2021. Stockholders are urged to read the Compensation Discussion and Analysis as well as the Summary Compensation Table and related compensation tables and narrative, appearing on pages 60 through 73, in their entirety.

First American Financial Corporation   2023 Proxy Statement | 9

I. Proposals

While this vote to approve executive compensation is not binding, the Compensation Committee intends to review the results of the vote in connection with its ongoing analysis of our Company’s compensation programs. We expect to include a Say on Pay proposal in our proxy materials on an annual basis and, thus, we expect that the next Say on Pay proposal will occur at our 2024 annual meeting, taking into consideration the results of the Say on Frequency vote.

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Item 3.    Advisory Vote on the Frequency of Executive Compensation Vote

Section 14A of the Securities Exchange Act of 1934 and SEC rules require us to seek the advice of our stockholders as to whether a vote to approve our Company’s executive compensation program, like the one described in Item 2, should be held every one, two or three years. Our Board is recommending a vote every year.

There appear to be valid reasons behind selecting any of these options. For example, a less than annual frequency may permit stockholders to focus more on overall design issues rather than details of individual decisions, and might permit stockholders who receive proxy statements from many companies to invest a more appropriate amount of time in analyzing their companies’ executive compensation proposals. We believe, however, that an annual vote gives stockholders the best opportunity to provide prompt feedback to our Company and to react to emerging trends in compensation. In addition, we believe that an annual frequency enhances the Compensation Committee’s ability to ascertain the reasons for any negative feedback received from the stockholders, as well as its ability to respond appropriately and promptly to any such feedback.

You should mark your proxy for one year, two years or three years based on your preference as to the frequency with which you believe an advisory vote on such compensation should be held. You may also abstain. While the vote is advisory and not binding, the Board has determined that it intends to implement the frequency that is approved by the stockholders. The Board may, however, in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

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I. Proposals

Item 4.    Approval of Amendment and Restatement of the 2020 Incentive Compensation Plan

Our Company’s 2020 Incentive Compensation Plan (the “Existing Plan”) provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock-based awards to non-employee directors, officers and eligible employees of our Company and any subsidiaries and affiliates. The Existing Plan, which replaced our Company’s 2010 Incentive Compensation Plan (the “2010 Plan”), became effective on January 22, 2020 upon its adoption by the Board, and was approved by our Company’s stockholders at the 2020 Annual Meeting of Stockholders.

On March 8, 2023, the Board approved an amendment and restatement of the Existing Plan (the “Proposed A&R Plan”), which, subject to stockholder approval, would increase the number of shares of common stock available for grant under the Existing Plan by 2,150,000 shares. As such, our Company is seeking stockholder approval of the Proposed A&R Plan in order to allow our Company to continue to utilize equity-awards, including performance-based awards, to attract, retain, and motivate employees.

As of February 28, 2023, a total of 1,037,696 shares remained available for future awards under the Existing Plan. If the Proposed A&R Plan is approved, the total number of shares available for future awards would be 3,187,696 shares representing approximately 3.1% of our Company’s outstanding common equity as of the record date.

Summary of Proposed Material Amendment

The material difference between the Existing Plan and the Proposed A&R Plan is described below, and such description is qualified in its entirely by the text of the Proposed A&R Plan, which is attached as Appendix B to this proxy statement. For further and complete information on the terms of the Proposed A&R Plan, we encourage you to refer to the text of the Proposed A&R Plan. Capitalized words used but not defined in this section have the meaning ascribed to them in the Proposed A&R Plan.

Increase in Share Reserve. Upon adoption, the material aggregate number of shares of our common stock authorized for issuance under the Proposed A&R Plan would be 6,450,000, reflecting an increase of 2,150,000 shares authorized for issuance as compared to the current Existing Plan. Assuming that aggregate equity awards are granted at levels consistent with recent historical practices, then we generally expect that the share reserve under the Proposed A&R Plan, should be sufficient to cover our Company’s projected equity grants for a period of approximately three years.

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I. Proposals

Key Data

When approving the Proposed A&R Plan, the Compensation Committee considered the burn rate with respect to the equity awards granted by our Company, as well as our overhang. Our burn rate is equal to the total number of equity awards our Company granted in a fiscal year divided by the basic weighted-average common stock outstanding during the year. Our Company’s three-year average burn rate as of December 31, 2022 was approximately 0.8%, as further detailed in the table below. Our Company and the Compensation Committee continue to monitor our Company’s equity use to confirm the burn rate is maintained within competitive market norms.

Year	Stock Options Granted	Restricted Stock Granted	Restricted Stock Units Granted	Performance Restricted Stock Units Granted	Total	Weighted Average Common Shares Outstanding (Mil)	Burn Rate
2022	—	—	986,305	45,463	1,031,768	107.0	1.0%
2021	—	—	891,908	—	891,908	111.0	0.8%
2020	—	—	817,364	—	817,364	112.7	0.7%
Three-year Average	—	—	898,526	15,154	913,680	110.2	0.8%

Overhang is equal to the number of equity awards outstanding plus the total number of shares available for grant under our Company’s equity plan, divided by the sum of the total common stock outstanding, the number of equity awards outstanding and the total number of shares available for grant under our Company’s equity plan. Our overhang as of December 31, 2022 was 3.3%. If the Proposed A&R Plan is approved, our overhang would increase to 4.9%.

The following table includes information regarding outstanding equity awards and shares available for future awards under the Existing Plan as of February 28, 2023 (and without giving effect to approval of the Proposed A&R Plan).

Number of shares authorized for future grant under the Existing Plan as of February 28, 2023	1,037,696
Number of shares relating to outstanding stock options as of February 28, 2023	—
Number of shares outstanding as of February 28, 2023 relating to awards of Bonus RSUs (as defined on page 46), LTI RSUs and LTI PRSUs (each, as defined on page 51) and LTI PRSUs (assuming target level of performance)	2,124,124
Weighted average remaining term of outstanding options	—
Weighted average exercise price of outstanding options as of February 28, 2023	—
Number of shares authorized for future grants after February 28, 2023 assuming the Proposed A&R Plan is approved	3,187,696

As of February 28, 2023, the market price of our Company’s common stock, the class of stock underlying all awards subject to the Existing Plan, was $56.78 per share.

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I. Proposals

Promotion of Good Corporate Governance Practices

The Existing Plan has a number of special terms and limitations that are supportive of sound corporate governance practices, including:

•

No Discounted Stock Options or Stock Appreciation Rights.  The exercise price for stock options and stock appreciation rights (“SARs”) granted under the Existing Plan must equal or exceed the underlying stock’s fair market value as of the grant date, subject to a limited exception for awards that are assumed or substituted in corporate transactions.

•	Prohibition on Repricing. The Existing Plan expressly states that stock options and stock appreciation rights may not be “repriced” without stockholder approval.
•

Prohibition on Liberal Recycling.  Shares tendered by a participant or withheld by our Company in payment of the purchase price of a stock option or to satisfy any tax withholding obligation with respect to any award under the Existing Plan do not become available for issuance as future awards under the Existing Plan.

•

Prohibition on Paying Dividends or Dividend Equivalents on Unvested Awards.  Dividends or dividend equivalents credited or payable in connection with an award under the Existing Plan that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests.

•	Limits on Awards. The Existing Plan includes per person limits on the number of awards that may be granted under the Existing Plan in any one year.
•

Limit on Non-Employee Director Compensation.  The aggregate dollar value of shares subject to awards granted under the Existing Plan, together with any cash compensation paid or payable, during any calendar year to any one non-employee director will not exceed $500,000.

•

Forfeiture; Recoupment.  The Existing Plan provides for the forfeiture or recoupment of previously awarded compensation under certain circumstances if an executive officer’s misconduct causes loss or damage to our Company or its reputation.

The Proposed A&R Plan will make no changes to these key features of our Existing Plan.

Summary of the Proposed A&R Plan

The following summary of the material terms of the Proposed A&R Plan is qualified in its entirety by reference to the full text of the Proposed A&R Plan, which is set forth in Appendix B to this proxy statement.

Administration

The Proposed A&R Plan is administered by the Compensation Committee of the Board. Subject to the express provisions of the Proposed A&R Plan, the administrator is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Proposed A&R Plan. In addition, the Compensation Committee may delegate any or all aspects of its responsibilities and powers under the Proposed A&R Plan to any persons; provided, however, that the Compensation Committee may not delegate its authority to correct defects, omissions or inconsistencies in the Proposed A&R Plan.

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I. Proposals

Participants

Any person who is designated as an employee of our Company or of any subsidiary or affiliate and any non-employee director of our Company is eligible for selection by the administrator for the grant of awards under the Proposed A&R Plan. Options intending to qualify as “incentive stock options” within the meaning of Section 422 of the Code may only be granted to employees of our Company or any subsidiary. Approximately 21,150 employees and 9 non-employee directors currently qualify to participate in the Proposed A&R Plan.

Shares Subject to the Proposed A&R Plan; Award Limits

The total number of shares of our Company’s common stock that may be delivered pursuant to awards under the Proposed A&R Plan is 6,450,000, reduced by one (1) Share for every one (1) Share issued pursuant to awards granted under the Prior Plan from and after January 1, 2020 and prior to May 5, 2020. Such shares may be either authorized and unissued shares or previously issued shares acquired by our Company or any subsidiary. Shares subject to (i) awards under the Proposed A&R Plan or (ii) awards that remained outstanding as of December 31, 2019 under the 2010 Plan, that, in either case, have expired or been terminated, cancelled, forfeited or otherwise not issued under an award and shares subject to awards settled in cash will be available for delivery in connection with future awards under the Proposed A&R Plan; provided, however, that (i) all shares covered by a stock appreciation right, to the extent that it is exercised, and whether or not shares are actually issued to the participant upon the exercise of the stock appreciation right and (ii) all shares withheld by our Company to pay the exercise price of an option and/or the withholding taxes related to an award under the Proposed A&R Plan will not become available for future awards under the Proposed A&R Plan. Any shares delivered under the Proposed A&R Plan upon exercise or satisfaction of a substitute award in connection with any acquisition, merger, consolidation or otherwise will not reduce the shares available for delivery under the Proposed A&R Plan.

The aggregate number of shares subject to options granted during any calendar year to any one participant may not exceed 500,000. The aggregate number of shares subject to stock appreciation rights during any calendar year to any one participant may not exceed 500,000. The aggregate number of shares subject to awards of restricted stock or restricted stock units granted during any calendar year to any one participant may not exceed 200,000. The aggregate number of shares subject to awards of performance shares or performance units during any calendar year to any one participant may not exceed 200,000. The aggregate number of shares subject to awards of other stock-based awards during any calendar year to any one participant may not exceed 200,000 shares. The aggregate dollar value of shares subject to awards granted under the Proposed A&R Plan, together with any cash compensation earned and paid or payable for services rendered, during any calendar year to any one non-employee director will not exceed $500,000.

Option Awards

The administrator establishes the exercise price per share under each option, which, other than in the event of options granted in connection with a merger or other acquisition, may not be less than the fair market value of a share on the date the option is granted. The administrator establishes the term of each option, which in no case may exceed a period of ten (10) years from the date of grant. Options granted under the Proposed A&R Plan may either be incentive stock options (“ISOs”) or options which are not intended to qualify as ISOs, called nonqualified stock options (“NQSOs”). ISOs may only be granted to employees. An option granted under the Proposed A&R Plan will not be considered an ISO to the extent that it, together with any other ISOs under the Proposed A&R Plan, are exercisable for the first time by any participant during any calendar year with respect to shares having an aggregate fair market value in excess of $100,000 as of the time the option with respect to such shares is granted. No option may be

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I. Proposals

repriced, regranted through cancellation (or exchanged, through cancellation or otherwise, for another award), or otherwise amended to reduce the exercise price applicable thereto (other than in connection with a change in our Company’s capitalization), without the approval of our Company’s stockholders.

Stock Appreciation Rights

A stock appreciation right provides the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the Proposed A&R Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs are to be granted subject to the same terms and conditions applicable to options as set forth above and in the Proposed A&R Plan and all tandem SARs are to have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate. No SAR may be repriced, regranted through cancellation (or exchanged, through cancellation or otherwise, for another award), or otherwise amended to reduce the exercise price applicable thereto (other than in connection with a change in our Company’s capitalization) without the approval of our Company’s stockholders.

Restricted Stock and Restricted Stock Units

Restricted stock is an award or issuance of shares under which the grant, issuance, retention, vesting and/or transferability is subject during specified periods of time to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Restricted stock units are awards denominated in units of shares under which the issuance of shares is subject to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Participants holding shares of restricted stock granted under the Proposed A&R Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants do not have voting rights with respect to shares underlying restricted stock units unless and until such shares are reflected as issued and outstanding shares on our Company’s stock ledger. Participants in whose name restricted stock is granted are entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the administrator. Notwithstanding the foregoing, dividends or dividend equivalents credited/payable in connection with an award that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests.

Performance Units and Performance Shares

Performance units and performance shares confer upon the participant the opportunity to receive shares or cash upon the attainment of performance and/or satisfaction of other terms and conditions determined by the administrator. Each performance unit has an initial value that is established by the administrator at the time of grant. Each performance share has an initial value equal to the fair market value of a share on the date of grant. Performance units and/or shares are earned based on the achievement or satisfaction of the corresponding performance criteria and/or other terms and conditions. Earned performance units and performance shares may be paid in the form of cash or shares, or a combination of the two, at the discretion of the administrator. Participants receiving performance units or performance shares only have the rights of a stockholder with respect to shares of common stock, if any, actually received by the participant upon satisfaction or achievement of the terms and conditions of such award and not with respect to shares subject to the award but not actually issued to the participant.

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I. Proposals

Other Stock-Based Awards

The administrator may grant types of equity-based or equity-related awards not otherwise described by the terms of the Proposed A&R Plan in such amounts and subject to the provisions of the Proposed A&R Plan and such other terms and conditions as the administrator shall determine.

Deferral of Gains

The administrator may, in an award agreement, provide for the deferred delivery of shares or payment of cash, as applicable, upon settlement, vesting or other events with respect to restricted stock or restricted stock units, performance units or performance shares or other stock-based awards.

Performance Criteria

The administrator may establish performance criteria and levels of achievement versus such criteria that will determine the number of shares, units or cash to be granted, retained, vested, issued or issuable under or in settlement of an award or the amount payable pursuant to an award.

Amendment and Termination

The Board may amend, alter, suspend or terminate the Proposed A&R Plan and the administrator may, to the extent permitted by the Proposed A&R Plan, amend the terms of any award granted under the Proposed A&R Plan, including any award agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Proposed A&R Plan may be made which, without first obtaining stockholder approval as required by law or regulation or otherwise, would, except as provided in the Proposed A&R Plan: (a) increase the maximum number of shares which may be sold or awarded under the Proposed A&R Plan or increase the maximum limitations as set forth in the Proposed A&R Plan; (b) decrease the minimum exercise price of outstanding options; (c) change the class of persons eligible to receive awards under the Proposed A&R Plan; (d) extend the duration of the Proposed A&R Plan or the period during which options or stock appreciation rights may be exercised; or (e) otherwise require stockholder approval to comply with any applicable law, regulation or rule.

No amendment or alteration to the Proposed A&R Plan or an award or award agreement may be made which would impair the rights of the holder of an award, without such holder’s consent, provided that no such consent is required if the administrator determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for our Company, the Proposed A&R Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Adjustments

The number and kind of shares available for issuance under the Proposed A&R Plan (including under any awards then outstanding), and the number and kind of shares subject to the individual limits set forth in the Proposed A&R Plan and above, will be equitably adjusted by the administrator as it determines appropriate to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of outstanding shares of our Company.

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I. Proposals

In the event there is any other change in the number or kind of outstanding shares, or any stock or other securities into which such shares shall have been changed, or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise, then immediately prior to the occurrence of such change of control, unless specified otherwise in an award agreement, any and all options, stock appreciation rights and other stock-based awards which are outstanding will accelerate and become fully exercisable. Immediately prior to any such change in control, unless specified otherwise in an award agreement, any restrictions, performance criteria or other conditions applicable to restricted stock units, shares of restricted stock and other stock-based awards previously awarded to participants will be immediately canceled or deemed achieved, and all such restrictions will lapse. Immediately prior to the change of control, all awards which are outstanding will immediately become fully vested and nonforfeitable. The administrator may, in its discretion, determine that an award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a change in control.

Transferability

Awards generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, except as determined by the administrator and consistent with the terms of the Proposed A&R Plan, and each ISO or stock appreciation right granted in connection with an ISO may be exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the administrator, the person to whom an award is initially granted may make certain limited transfers to certain family members, family trusts, or family partnerships.

Effective Date and Termination of the Proposed A&R Plan

The Existing Plan became effective upon its adoption by the Board on January 22, 2020, and received stockholder approval at our Company’s 2020 Annual Meeting of Stockholders. The Proposed A&R Plan will become effective on May 9, 2023 if it is approved by our stockholders. The Proposed A&R Plan will remain available for the grant of awards, subject to the right of the Board to amend or terminate the Proposed A&R Plan, until the earlier of the date that all shares subject to the Proposed A&R Plan have been delivered, and any restrictions on such shares have lapsed or the tenth (10th) anniversary of January 22, 2020.

Federal Income Tax Treatment

The following discussion of the federal income tax consequences of the Proposed A&R Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by Proposed A&R Plan participants, who are urged to consult their individual tax advisors.

Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and more than one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired

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I. Proposals

pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. Our Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, our Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. Our Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO, as described in the paragraph below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. Our Company is generally entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for more than one year following exercise. Our Company does not receive a deduction for this gain.

Stock Appreciation Rights

An optionee is not taxed on the grant of a stock appreciation right. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. Our Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

Restricted Stock

Grantees of restricted stock do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and our Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect under Section 83(b) of the Code to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of grant. Provided that the 83(b) election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to our Company (e.g., upon the participant’s termination of employment or service prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Restricted Stock Units and Performance Awards

Generally, a participant will not recognize any taxable income upon the grant of an RSU or performance award. Upon settlement, the participant will recognize taxable ordinary income equal to the fair market value of the shares. Our Company will generally be entitled to a compensation deduction in an amount equal to, and at the same time as, the ordinary income recognized by the participant.

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I. Proposals

Company Deduction and Section 162(m)

Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid to “covered employees” (in general, the CEO, the CFO, and the three other most highly-compensated executive officers for the year at issue and any person who was part of that group for any other year beginning after December 31, 2016) to $1,000,000. Thus, certain compensation attributable to awards may be nondeductible to our Company due to the application of Section 162(m) of the Code.

New Plan Benefits

The benefits that will be awarded or paid in the future under the Proposed A&R Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Please see the Grant of Plan-Based Awards Table on page 62 for information on awards granted in 2022 under the 2020 Plan to certain of our Company’s executive officers. The equity grant program for our non-employee directors is described under the Director Compensation section in this proxy statement.

Past Grants under the Existing Plan

As of December 31, 2022, awards covering 2,654,929 shares of our Company’s common stock have been granted under the Existing Plan. The following table shows information regarding the grants of those awards among the persons and groups identified below.

Stockholders	Number of Options Granted	Number of Bonus RSUs and LTI RSUs Granted	Number of LTI PRSUs Granted	Total
Named executive officers
Kenneth D. DeGiorgio	—	147,861	8,000	155,861
Mark E. Seaton	—	109,067	4,856	113,923
Lisa W. Cornehl	—	6,599	721	7,320
Matthew F. Wajner	—	13,931	760	14,691
Steven A. Adams	—	7,032	569	7,601
All executive officers as a group (5 persons)	—	284,490	14,906	299,396
Each nominee for election as a director
Kenneth D. DeGiorgio	—	147,861	8,000	155,861
James L. Doti	—	7,009	—	7,009
Michael D. McKee	—	7,009	—	7,009
Marsha A. Spence	—	—	—	—
All non-executive directors as a group (9 persons)	—	397,443	—	397,443
All employees, excluding executive officers, as a group	—	1,661,438	8,180	1,669,618

Unless otherwise specified by you in your proxy card, the proxies solicited by our Board will be voted “FOR” the approval of the Proposed Amendment and Restatement of our Company’s 2020 Incentive Compensation Plan.

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I. Proposals

Item 5.    Ratification of Selection of Independent Auditor

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Representatives of PwC are expected to participate in the annual meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the Audit Committee is seeking ratification of its selection of PwC from our stockholders as a matter of good corporate governance. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of PwC and will either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our Company’s best interests and those of our stockholders.

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II. Required Information

Security Ownership of Management

The following table sets forth the total number of our shares of common stock beneficially owned and the percentage of the outstanding shares so owned as of the record date by:

•	each director (and each nominee for director);
•	each executive officer named in the “Summary Compensation Table” on page 60 (each, a “named executive officer”); and
•	all current directors and executive officers as a group.

Unless otherwise indicated in the notes following the table, the stockholders listed in the table are the beneficial owners of the listed shares with sole voting and investment power (or, in the case of individual stockholders, shared power with such individual’s spouse) over the shares listed. Shares subject to rights exercisable within 60 days after the record date are treated as outstanding when determining the amount and percentage beneficially owned. None of the directors or officers included in the table below have the right to acquire any shares within 60 days of the record date.

Stockholders	Number of Common Shares		Percent if greater than 1%
Directors
Kenneth D. DeGiorgio	200,911		—
James L. Doti	68,842		—
Dennis J. Gilmore	468,090		—
Reginald H. Gilyard	13,233		—
Parker S. Kennedy	2,650,550	(1)	2.6%
Margaret M. McCarthy	20,694		—
Michael D. McKee	45,798		—
Thomas V. McKernan	53,088		—
Mark C. Oman	43,129		—
Marsha A. Spence	—		—
Martha B. Wyrsch	10,841		—
Named executive officers who are not directors
Mark E. Seaton	113,919		—
Lisa W. Cornehl	4,731		—
Matthew F. Wajner	20,646		—
Steven A. Adams	2,190		—
All directors, named executive officers and other executive officers as a group (15 persons)	3,716,662		3.6%

(1)

Includes 2,165,546 shares held by Kennedy Enterprises, L.P., a California limited partnership of which Mr. Kennedy is the sole general partner. The limited partnership agreement pursuant to which the partnership was formed provides that the general partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, including the power to vote securities held by the partnership, provided that the general partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of our Company without the prior written consent of all of the limited partners. Except to the extent of his voting power over the shares allocated to the capital accounts of the limited partners, Mr. Kennedy disclaims beneficial ownership of all shares held by the partnership other than those allocated to his own and his wife’s capital accounts. Includes 301,140 shares as to which Mr. Kennedy shares or may be deemed to share voting and investment power. Mr. Kennedy disclaims beneficial ownership of such shares.

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II. Required Information

Board and Committee Meetings

Our Board held eight meetings during 2022. No incumbent director attended less than 75% of the aggregate of all meetings of the Board and the committees (if any) on which the director served. From time to time, our Board may act by unanimous written consent as permitted by the laws of the State of Delaware. Our Board’s standing committees include an audit, compensation, nominating and corporate governance and executive committee. The roles and responsibilities of the audit, compensation and nominating and corporate governance committee are set forth below. The executive committee may meet from time to time in between Board meetings and may exercise the authority of the Board. In 2022, after overseeing the implementation of certain processes and reporting functions, the Board dissolved the ad-hoc risk oversight accountability and review (ROAR) committee. The following table reflects the composition of each of the standing committees as of the date of this proxy statement.

	Audit Committee		Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Number of Meetings in 2022		6	5	3	0
Independent Directors
Dr. James L. Doti	O
Reginald H. Gilyard
Parker S. Kennedy
Margaret M. McCarthy
Michael D. McKee
Thomas V. McKernan
Mark C. Oman
Martha B. Wyrsch
Inside Directors
Kenneth D. DeGiorgio
Dennis J. Gilmore
Marsha A. Spence
Chairperson Member Financial Expert

Audit Committee

The functions performed by the Audit Committee include:

•	reviewing internal auditing procedures, plans, results, resources and budgets;
•	selecting our independent registered public accounting firm;
•	serving as the Board’s designated risk oversight committee and reporting to the Board thereon (see the Risk Oversight section beginning on page 27 for additional details);
•

engaging with our compliance and risk management executives to review the state of enterprise compliance programs and risk management with a view to understanding the steps management has taken to monitor and control our Company’s major risk exposures;

•	reviewing with internal counsel the state of litigation, claims and regulatory matters;
•	discussing with management, internal audit and external advisors the state of internal controls and management tone;
•	directing and supervising investigations into matters within the scope of its duties;

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II. Required Information

•	reviewing with the independent registered public accounting firm the plan and results of its audit and determining the nature of other services to be performed by, and fees to be paid to, such firm;
•	reviewing our Company’s information technology and information security functions; and
•	supervising the oversight of our Company’s investment portfolios.

The Audit Committee’s charter is posted in the corporate governance section of our website at www.firstam.com. Our Board has determined that Messrs. Doti, McKernan and Oman are audit committee financial experts within the meaning of the SEC’s rules and regulations.

Compensation Committee

The Compensation Committee establishes compensation rates and procedures with respect to our executive officers, including the determination of their annual bonus awards, monitors our equity compensation plans, assesses risk with respect to our compensation programs and makes recommendations to the Board regarding director compensation. The Compensation Committee’s charter is posted in the corporate governance section of our website at www.firstam.com.

Additional information concerning the Compensation Committee’s processes and procedures surrounding non-employee director compensation is included in the section entitled “Director Compensation,” which begins on page 80. Additional information concerning the executive compensation policies and objectives established by the Compensation Committee, the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, and the role of executive officers and the Compensation Committee’s compensation consultant in determining executive compensation is included in the section entitled “Compensation Discussion and Analysis,” which begins on page 31, under the subsection entitled “Compensation Decision Process,” which begins on page 42.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors of our Company; recommending to the Board nominees for directorships to be filled by the Board or by the stockholders; developing, recommending to the Board and periodically reviewing the corporate governance principles applicable to our Company; overseeing our Company’s succession plan for the chief executive officer and the succession planning process for other key employees; and overseeing sustainability matters material to our Company’s business. This committee’s charter is posted in the corporate governance section of our website at www.firstam.com. The committee’s charter outlines the procedures by which certain stockholders of our Company may recommend director nominees to the Board. In particular, the committee will accept and consider, in its discretion, director recommendations from any stockholder holding in excess of five percent of our Company’s outstanding shares of common stock. Such recommendations must include the name and credentials of the recommended nominee and should be submitted to the secretary of our Company at 1 First American Way, Santa Ana, California 92707. The committee will evaluate director candidates recommended by stockholders for election to our Board in the same manner and using the same criteria as used for any other director candidate (as described below). If the committee determines that a stockholder-recommended candidate is suitable for membership on our Board, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board or in connection with the next annual meeting of stockholders.

Our Bylaws also provide for proxy-access, which is described in the section “Stockholder Proposals, Director Nominations and Proxy Access” on page 84. In 2022, in response to stockholder feedback, we

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II. Required Information

amended our Bylaws to implement majority voting in uncontested elections of directors. In contested elections, where the number of nominees exceeds the number of directors to be elected, plurality voting will continue to apply. Our Bylaws also require that any director who does not receive a majority of the votes cast will promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee and the Board.

As stated in the corporate governance guidelines, the committee takes into account all factors it considers appropriate in identifying and evaluating candidates for membership on the Board, including some or all of the following:  strength of character, an inquiring and independent mind, practical wisdom, mature judgment, career specialization, relevant technical skills, reputation in the community, diversity and the extent to which the candidate would fill a present need on the Board. This committee makes recommendations to the full Board as to whether or not incumbent directors should stand for re-election. However, if our Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of such directors generally is not subject to the committee process for identifying and evaluating nominees for director. The committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates and may engage a search firm to assist in identifying and evaluating potential candidates for nomination.

Our corporate governance guidelines set forth a policy for the consideration of diversity in identifying nominees for director. The policy recognizes the benefits associated with a diverse board and, as indicated above, requires that the Nominating and Corporate Governance Committee consider diversity as a factor when identifying and evaluating candidates for membership on the Board. The policy utilizes a broad conception of diversity, including professional and educational background, prior experience on other boards, political and social perspectives, as well as race, national origin, gender and sexual orientation. The Nominating and Corporate Governance Committee assessed the effectiveness of the Board diversity policy by considering, among other factors, self-assessed director skills and experience; the race, national origin, gender and sexual orientation of Board members; and the practices of the Board and the committee when identifying and evaluating candidates for membership on the Board.

Utilizing the factors and in recognition of the legal requirements described above, the committee makes recommendations, as it deems appropriate, regarding the composition and size of the Board. The priorities and emphasis of the committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members.

Our corporate governance guidelines also contain a mandatory retirement policy, which provides that no person is eligible for election as a director if on January 1 of the year of the election he or she is age 77 or older. The Board has not granted any waivers or exemptions to this policy.

Independence of Directors

The Board has affirmatively determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, as well as each other member of the Board, except Kenneth D. DeGiorgio, Dennis J. Gilmore and Marsha A. Spence, is “independent” as that term is defined in the corporate governance rules of the New York Stock Exchange for listed companies and in accordance with our Company’s corporate governance guidelines. In addition, each member of the Audit Committee and the Compensation Committee is independent under the additional standards applicable to the respective committee under the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards. In making these determinations, the Board considered the following relationships between directors and our Company:  Messrs. Gilyard and McKee are affiliated with, and Ms. Wyrsch was previously affiliated with, entities that do business with, or

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II. Required Information

that represent clients that do business with, us in the ordinary course from time to time (and the amounts involved in each case are significantly less than 2% of such entity’s consolidated gross revenues); each of Messrs. Doti and Kennedy is or recently was affiliated with one or more nonprofit organizations to which our Company and/or our management has made donations from time to time (and the amounts in each case are significantly less than $1 million and 2% of the nonprofit organization’s consolidated gross revenues); and Mr. Kennedy receives standard board fees for his service as a director of our Company’s trust subsidiary, as further described in the section entitled “Director Compensation,” which begins on page 80. Each of the relationships above, while considered by the Board, falls within our categorical independence standards contained in the Board’s corporate governance guidelines, which are available on the corporate governance section of our website at www.firstam.com. The Board also considered the following relationships between Mr. Kennedy and our Company: he was employed as our executive chairman until his retirement in February 2012; for serving as chairman of the Board until February 9, 2022 and as lead independent director of the Board since then, he receives Company-provided office space, mobile devices, computer, other office equipment and administrative support as set forth in the section entitled “Director Compensation,” which begins on page 80; and his son is employed by a subsidiary of our Company as further described in the section entitled “Transactions and Litigation with Management and Others” on page 28.

Board Leadership Structure; Meetings of Independent Directors

Our Board believes it is important to select our Company’s chairman and our Company’s chief executive officer in the manner it considers in the best interests of our Company at any given point in time. Accordingly, the chairman and chief executive officer positions may be filled by one individual or by two different individuals. Our Board has determined at this time that it is appropriate to separate the roles of chairman and chief executive officer and these positions are currently held by different individuals, Mr. Gilmore and Mr. DeGiorgio, respectively. Until February 2022, Mr. Kennedy served as our chairman and Mr. Gilmore as our chief executive officer.

In addition to a chairman, we also have a lead independent director, currently Mr. Kennedy. Dr. Doti served as our lead independent director until February 2022. The lead director is responsible for chairing and coordinating the agenda for the executive sessions of independent directors. In 2022, the independent directors met two times in executive session. In addition, the lead director may provide advice to the chairman with respect to the following: (i) establishing an appropriate schedule for Board meetings; (ii) preparing agendas for the meetings of the Board and its committees; (iii) the retention of consultants who report directly to the Board; (iv) the Nominating and Corporate Governance Committee’s oversight and implementation of our corporate governance policies; and (v) the Compensation Committee’s oversight of the implementation of and compliance with our Company’s policies and procedures for evaluating and undertaking executive and incentive-based compensation.

Our Board believes this to be the most effective leadership structure for our Company because it effectively allocates authority, responsibility, and oversight between management, the chairman of the Board and the lead director and capitalizes on the experience and strengths of our current management team. It does this by giving primary responsibility for the operational leadership and strategic direction of our Company to our chief executive officer, enabling the lead director to facilitate our Board’s independent oversight of management and consideration of key governance matters, and allowing our chairman to promote communication between management and our Board. The Board believes that its programs for overseeing risk, as described under the Risk Oversight section below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

26 | 2023 Proxy Statement   First American Financial Corporation

II. Required Information

Annual Performance Evaluation

The Board and each of its committees conduct an annual self-evaluation to determine whether the Board and its committees are functioning effectively. In connection with this annual evaluation, directors are given an opportunity to evaluate the effectiveness of each other and to evaluate their own personal effectiveness. The results of the evaluation are reported to the Board and each committee.

Risk Oversight

The Board’s responsibilities in overseeing our Company’s management and business to maximize long-term stockholder value include oversight of our Company’s key risks and management’s processes and controls to manage those risks appropriately. Management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.

Although risk oversight permeates many elements of the work of the full Board and the committees, the Audit Committee has the most direct and systematic responsibility for overseeing risk management and has been designated by the Board as its risk oversight committee. To that end, the Audit Committee charter provides for a variety of regular and recurring responsibilities relating to risk, including:

•	having responsibility for the internal audit function, with that function reporting directly to the committee;
•	overseeing the independent registered public accounting firm;
•	receiving reports from management and the independent auditor regarding the adequacy and effectiveness of various internal controls;
•	reviewing regularly with management legal and regulatory matters that could impact our Company;
•	supervising the oversight of our Company’s investment portfolios;
•	overseeing our Company’s compliance program with respect to legal and regulatory requirements and risks; and
•

discussing with management and the independent auditor our Company’s guidelines and policies with respect to risk assessment and risk management, including our Company’s major risk exposures and the steps management has taken to monitor and control such exposures.

In performing these functions, the committee regularly receives reports from management and internal and external auditors regarding our Company’s:

•	information technology environment and business continuity programs;
•	information security and cybersecurity programs;
•	enterprise risk management program;
•	compliance program;
•	investment portfolios;
•	vendor management program;
•	insurance program; and
•	litigation, claims and regulatory exposures.

First American Financial Corporation   2023 Proxy Statement | 27

II. Required Information

Separately, the Compensation Committee oversees our Company’s compensation policies and practices and has assessed whether our Company’s compensation policies encourage excessive risk taking. The Compensation Committee has concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. In arriving at that conclusion, the Compensation Committee considered, among other factors, our Company’s review and approval processes surrounding certain compensatory arrangements; the metrics used to determine variable compensation, including the performance measures selected by the Compensation Committee and performance ranges associated with the metrics; the Compensation Committee’s oversight of inclusion or exclusion of extraordinary items in the financial results upon which certain compensatory arrangements are based; the inclusion of overall Company performance in the determination of divisional leader compensation; the portion of variable compensation paid in restricted stock units, which generally vest over three to four years; the extent to which qualitative judgments are involved in the compensatory arrangements; the amount of compensation paid as sales commissions, management’s review of such compensation paid and the localized nature of the commission payments; controls, such as underwriting and approval controls; and the extent to which compensatory arrangements can be changed if circumstances evidence increased risk associated with such arrangements.

Director Attendance at Annual Meetings

Our directors are expected to attend the annual meetings of our stockholders. At last year’s annual meeting, each of our Company’s directors attended the virtual meeting.

Stockholder and Interested Party Communications with Directors

Stockholders and other interested parties may communicate directly with members of the Board, including the chairman, lead director or any of the other non-management directors of our Company (individually or as a group), by writing to such director(s) at our Company’s principal executive offices, 1 First American Way, Santa Ana, California 92707. In general, stockholder communications delivered to our Company for forwarding to Board members about bona fide issues and concerning our Company related to the duties and responsibilities of the Board will be forwarded in accordance with the stockholder’s instructions. Directors receiving such communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our Company, to our Company’s internal audit department, to the full Board or to an appropriate committee of the Board.

The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters, and for the submission by our employees of concerns regarding questionable accounting or auditing matters. Our 24-hour, toll-free hotline is available for the submission of such concerns or complaints at 1-866-921-6714. To the extent required by applicable law, individuals wishing to remain anonymous or to otherwise express their concerns or complaints confidentially are permitted to do so.

Transactions and Litigation with Management and Others

The Board has adopted a written policy regarding related party transactions, which generally requires the Nominating and Corporate Governance Committee’s review and approval of transactions involving amounts in excess of $120,000 between our Company and/or our affiliates, on the one hand, and, on the other hand, any of our Company’s directors, director-nominees, executive officers, stockholders beneficially owning in excess of 5% of our Company’s common stock or any of their immediate family members that have a direct or indirect material interest in the transaction. If the proposed transaction involves $1,000,000 or less, then the chair of the Nominating and Corporate Governance Committee may approve the transaction.

28 | 2023 Proxy Statement   First American Financial Corporation

II. Required Information

Certain transactions, including compensatory arrangements reported in this proxy statement for executive officers and directors of our Company, are deemed to be pre-approved by the Nominating and Corporate Governance Committee under the terms of the policy. In cases where the potential transaction would involve the executive officer, director, large stockholder or any of their immediate family members only in an indirect fashion, the policy does not apply where such indirect interest results solely from ownership of less than 10% of, or being a director of, the entity entering into the transaction with our Company.

Mr. Kennedy’s son is employed by a subsidiary of our Company as a managing director, agency division. His base salary in 2022 was $225,000, his cash bonus for 2022 (paid in 2023) was approximately $309,600 and the dollar value of restricted stock units granted to him in 2023 (in connection with 2022 performance) was approximately $231,400. Some of Mr. Kennedy’s son’s 2021 compensation was received in 2022 and disclosed in last year’s proxy statement. He received standard employee benefits and participated in the standard, performance-based incentive compensation program available to similarly-situated employees of his level and experience.

Mr. Gilmore’s daughter is employed by a subsidiary of our Company as a vice president, division area manager. Her base salary in 2022 was $130,000 and her cash bonus for 2022 (paid in 2023) was $23,400. In addition, she received standard employee benefits and participated in the standard, performance-based incentive compensation program available to similarly-situated employees of her level and experience.

Ms. Spence serves as the chairman of Mother Lode Holding Co. (“MLHC”), a subsidiary of our Company that was acquired on May 2, 2022. In connection with the acquisition, Ms. Spence entered into an employment agreement to continue as chairman of MLHC for one year after the closing of the acquisition.  In 2022, our Company paid Ms. Spence a salary of approximately $137,300 and provided standard employee benefits available to similarly-situated employees. In addition, Ms. Spence was the beneficiary under a legacy Supplemental Executive Retirement Plan (“MLHC SERP”) and Deferred Compensation Plan (“MLHC DCP”) that MLHC offered prior to the acquisition by our Company. Although those plans were frozen at the time of the acquisition, our Company assumed the obligations under those plans that were then in place, including the obligations under Ms. Spence’s MLHC SERP contract, of which the sellers funded the estimated maximum amount payable under the MLHC SERP contract at the closing of the acquisition, and with respect to her MLHC DCP contributions, the accrued liabilities of which were funded into a rabbi trust by the sellers at the closing of the acquisition to pay out the benefits thereunder. As of December 31, 2022, the approximate balance of Ms. Spence’s MLHC DCP account was $498,000 and the approximate amount of the liabilities under her MLHC SERP contract was $2,808,000. Ms. Spence did not receive any payments under her MLHC SERP contract or her MLHC DCP in 2022. MLHC is also a lessee under seven lease agreements with respect to properties beneficially owned by a trust to which both Ms. Spence and her husband are beneficiaries. Our Company paid approximately $860,000 in rent payments under these leases during 2022. These leases were included in the acquisition and were determined by our Company’s corporate real estate team at the time to be at fair market value rates.

For information on transactions involving our Company and persons or groups of stockholders who are known to us to be the beneficial owners of more than 5% of our common stock, see the footnotes to the table in the section “Who are the largest principal stockholders outside of management?” on page 93.

First American Financial Corporation   2023 Proxy Statement | 29

II. Required Information

Executive Officers

The following provides information regarding our Company’s current executive officers:

Name	Position(s) Held	Age
Kenneth D. DeGiorgio	Chief Executive Officer	51
Mark E. Seaton	Executive Vice President, Chief Financial Officer	45
Lisa W. Cornehl	Senior Vice President, Chief Legal Officer, Secretary	44
Matthew F. Wajner	Vice President, Treasurer	47
Steven A. Adams	Vice President, Chief Accounting Officer	53

All officers of our Company are appointed annually by the Board on the day of the annual meeting of stockholders.

•

Kenneth D. DeGiorgio has served as our chief executive officer since February 2022. From 2021 to 2022 he was our president with oversight responsibility for our Company’s operating groups, including its title insurance, specialty insurance and data and analytics businesses. He served as executive vice president from 2010 to 2021, overseeing our Company's international division, trust company and various corporate functions.

•

Mark E. Seaton has served as our executive vice president, chief financial officer since 2013. From 2010 until 2013, he served as our senior vice president, finance, in which capacity he oversaw our Company’s investment management, investor relations, treasury and financial planning activities. Mr. Seaton joined The First American Corporation in 2006 and served as director of investor relations until 2010.

•

Lisa W. Cornehl has served as our senior vice president, chief legal officer since September 2021 and our corporate secretary since August 2022. From 2015 until 2021, she served as our deputy general counsel, litigation, and as our chief privacy officer from 2018 to January 2023. Ms. Cornehl joined our Company in 2011 and served as senior litigation counsel until 2015. Earlier in her career, she worked for a leading international law firm.

•

Matthew F. Wajner has served as our vice president, treasurer since 2020. From 2013 until 2020, he served as vice president, chief accounting officer. He was our Company’s controller from 2010 until 2013. He joined The First American Corporation in 2009 and served as its director of SEC reporting until 2010.

•

Steven A. Adams has served as our vice president, chief accounting officer since 2020. He served as chief accounting officer for WASH Multifamily Laundry Systems LLC, a facilities management services company, during 2020, as chief accounting officer for Tanium, Inc., an enterprise software company, from 2017 until 2019, as vice president and corporate controller for Aerojet Rocketdyne Holdings, Inc., an aerospace and defense propulsion manufacturer, during 2017, as chief accounting officer at Dreamworks Animation SKG, Inc., a digital animation studio, from 2016 to 2017, as a consultant to Dreamworks from 2015 to 2016, and in various positions at DIRECTV from 1999 until 2015, including as general auditor and its senior vice president, controller and chief accounting officer. He started his career in the audit practice at PricewaterhouseCoopers.

30 | 2023 Proxy Statement   First American Financial Corporation

Executive Compensation

Compensation Discussion and Analysis

Introduction

In this section, we describe our executive compensation program for our NEOs. Our Company’s NEOs for 2022 were:

Name	Principal Position	Tenure with Company (years)
Kenneth D. DeGiorgio	President through February 4, 2022, when he became Chief Executive Officer	24
Mark E. Seaton	Executive Vice President, Chief Financial Officer	17
Lisa W. Cornehl	Senior Vice President, Chief Legal Officer	12
Matthew F. Wajner	Vice President, Treasurer	13
Steven A. Adams	Vice President, Chief Accounting Officer	3
Dennis J. Gilmore(1)	Chief Executive Officer through February 4, 2022, when he became Chairman of the Board	30
Christopher M. Leavell	Chief Operating Officer, First American Title Insurance Company through July 6, 2022	26
(1)	Mr. Gilmore retired as an employee of our Company on September 9, 2022.

Executive Summary

The Compensation Committee (referred to in the Executive Compensation section of this proxy statement as the “Committee”) believes that our Company’s management team performed well in 2022 in the face of strong economic headwinds, as reflected by our sustained profitability and our achievements against our strategic objectives. Nevertheless, the downturn in the economy and in the real estate market in particular weighed heavily on our Company’s financial results and, as a result, executive compensation as a whole was down in 2022 (excluding compensation adjustments associated with Mr. DeGiorgio’s promotion to chief executive officer in February 2022), as reflected in the 77% payout of target annual incentive compensation in 2022 compared to a 175% payout in 2021.

First American Financial Corporation   2023 Proxy Statement | 31

Compensation Discussion and Analysis

The Committee continues to focus on ensuring that our executive compensation programs attract, retain and motivate leaders who create long-term value for our stockholders. As part of that ongoing effort, the Committee considered the input our Company received during its stockholder outreach efforts in 2021 that were highlighted in last year’s proxy as well as additional feedback our Company received in its regular and ongoing communications with stockholders.

Following its regular review of our executive compensation program and incorporating the feedback received from stockholders, the Committee elected to allocate an even larger portion of the long-term incentive (“LTI Awards”) for executive officers to the multi-year, metric-based performance awards introduced last year. Specifically, the Committee increased the percentage of our LTI Awards subject to a three-year performance period based on our Company’s total shareholder return relative to the S&P MidCap 400 Index at the end of the three-year performance period, as further detailed below, from 25% to 50%, and reduced the percentage of our LTI Awards subject solely to time-based vesting from 75% to 50%. As a result of this change, 86% of the compensation for our chief executive officer, Mr. DeGiorgio, for 2022 was performance-based, with 66% of all RSUs awarded in 2023 (in connection with 2022 performance) being metric-based. For all other NEOs, excluding Messrs. Gilmore and Leavell, on average, this change resulted in 63% of all RSUs awarded in 2023 (in connection with 2022 performance) being metric-based.

The changes that the Committee made to the executive compensation program in 2023 (based on 2022 performance) continue to ensure that a significant portion of the payout of long-term awards are metric-based as shown in the table below. Messrs. Gilmore and Leavell did not receive any performance-based compensation for their 2022 employment.

This chart shows performance-based compensation and metric-based compensation for the NEOs for 2022, other than for Messrs. Gilmore and Leavell, who did not receive any performance-based compensation in connection with their 2022 employment.

	Actual 2022 Compensation (1)
	Performance-Based(2)	Metric-Based RSUs(3)
Named Executive Officer	(% of Total Compensation)	(% of Total RSUs Awarded)
DeGiorgio, K.	86%	66%
Seaton, M.	79%	64%
Cornehl, L.	61%	58%
Wajner, M.	54%	61%
Adams, S.	50%	64%

(1)

The percentages differ from the graphics in the Compensation Mix section on page 36 because the annual incentive cash bonus and Bonus RSUs in the chart above are based on actual payouts and the graphics on page 36 utilize the target annual incentive cash bonus amount and target annual incentive Bonus RSU amount.

(2)

Includes actual annual incentive cash bonus and all RSUs awarded. The annual incentive cash bonus and all RSU awards were made in the subsequent year in connection with the prior year’s performance (e.g. awarded in 2023 in connection with 2022 performance).

(3)	Metric-based RSUs include all Bonus RSUs granted for the specified year and all LTI PRSUs granted in connection with 2022 performance.

The Committee believes that the compensation paid to management by our Company is commensurate with its performance and consistent with our Company’s pay-for-performance philosophy.

32 | 2023 Proxy Statement   First American Financial Corporation

Compensation Discussion and Analysis

Performance Overview

Our Company’s financial performance in 2022 was strong in the face of challenging conditions in the real estate market, as highlighted below:

•     total revenues of $7.6 billion, or $8.1 billion excluding net investment losses of $516 million;

•     pretax income of $326 million;

•     pretax margin in the title insurance and services segment of 10.0%, or 11.8% excluding net investment losses;

•     earnings per share of $2.45, or $6.09 excluding net investment losses;

•     return on equity of 5.0%;

•     net investment income of $340 million; and

•     record commercial title revenues of $1.0 billion.

A YEAR OF RECORD PERFORMANCE $9.2B revenue $1.6B pretax income 16.3% pretax title margin $11.14 EPS 23.2% ROE

Other financial highlights for the year include:

•     annualized total shareholder return of -30.7%, 1.9% and 11.3% for the one-, five- and ten-year periods ending December 31, 2022, respectively, compared to the S&P MidCap 400 Index at -13.1%, 6.7% and 10.8%, respectively;

•     a common stock dividend increase of 2% resulting in an annual rate of $2.08 per share; and

•     the repurchase of 7.5 million shares for a total of $441 million at an average share price of $58.65.

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Compensation Discussion and Analysis

Total Revenues (in billions) $6.2 $7.1 $9.2 Net income attributable to the Company $707 $696 $1241 Pretax Margin (Title Segment) 16.1% 15.7% 16.3% Return on Equity 17.3% 14.9% 23.2% 2019 2020 2021

Note: The charts above reflect Company results under GAAP. The Committee makes certain non-GAAP adjustments in connection with its compensation programs, which are further described below.

34 | 2023 Proxy Statement   First American Financial Corporation

Compensation Discussion and Analysis

Execution on Company Strategy

Our Company managed to continue executing its strategic goals this year against a difficult economic backdrop. Although total revenue and return on equity were lower on the year at $7.6 billion and 5.0%, respectively, our Company maintained strong profitability, earning net income of $265 million and delivering a title insurance and services segment pretax margin of 10.0%, or 11.8% excluding net investment gains and losses. We were able to significantly mitigate the impact of the challenging market conditions largely through disciplined expense management efforts, continued growth in investment income and another record year of commercial title revenues. Our continued focus on our employees, as evidenced by our inclusion on the Fortune 100 Best Companies to Work For® list for the seventh consecutive year, and emphasis on improving the customer experience helped to drive a meaningful increase in our domestic title insurance market share. Furthermore, our strong balance sheet enabled us to continue investing in key strategic initiatives, including the acquisition of Mother Lode Holding Company, an acquisition that we expect to augment our efforts to expand our core title business in key markets. We also continued to invest in venture-stage innovative real estate-related technology companies that have provided valuable insight into the strategies and needs of companies in this space, allowing us to better serve those needs. On the innovation front, our Company further leveraged its proprietary data extraction technology to increase its title plant footprint to include over 1,700 counties and continued to make good progress with our digital title and settlement effort, and on our instant title decisioning initiative for purchase transactions. Moreover, our financial strength allowed us to return considerable capital to our stockholders. In 2022, we returned $658 million to stockholders in stock repurchases and dividends. These accomplishments continue to validate our Company’s strategy, including our continuing efforts to digitally transform the process of transacting real estate.

2022 Performance Metric Results

The NEO annual cash bonuses and annual equity bonuses were paid out at 77% of target for all NEOs. These payout amounts reflect the results of the two financial metrics utilized by the Committee: return on equity and pretax margin. Target and actual results of these metrics for 2022 are set forth below.

Metric	Target	Actual 2022 Results
Pretax Margin	12.6%	10.9%
Return on Equity	13.6%	11.7%

Note: The Committee’s definitions of pretax margin and return on equity are described on page 46 below. Actual results set forth above have been adjusted to exclude current year net investment gains/losses from the investment portfolio and certain current year net investment gains/losses from our Company’s venture investment portfolio. Return on equity also excludes accumulated other comprehensive income/loss and noncontrolling interests. These are non-GAAP financial measures. Please see Appendix A for the rationale behind the presentation of these measures and a reconciliation of these amounts to the nearest GAAP financial measures.

The annual incentive plan gives the Committee the discretion to adjust the metric-driven payout by up to 30 percentage points to account for factors that may impact our Company’s return on equity or pretax margin, including unanticipated external factors, such as regulatory changes or changes in interest rates; success in strategic initiatives designed to create long-term stockholder value, such as innovation efforts, risk management, employee engagement, or market share gains/losses in key markets; or environmental, social and governance (“ESG”) actions, initiatives, or omissions that impact, and reflect the role of our Company in, broader society, such as employee development, inclusion efforts, privacy and data

First American Financial Corporation   2023 Proxy Statement | 35

Compensation Discussion and Analysis

protection and sustainability/environmental impact. The Committee also retains the ability to pay a participant a lower amount, including the discretion not to pay an annual incentive bonus. For 2022, the Committee did not make any discretionary adjustments.

Pay Philosophy

Pay Objectives

Our Company’s executive officer compensation program, which is administered by the Committee, is designed to enhance stockholder value by providing that a substantial portion of the executive officer’s total compensation be related to our Company’s consolidated financial performance and a lesser portion be related to the Committee’s qualitative assessment of the contribution of each individual executive officer. The Committee also believes that there is value in consistency in our Company’s executive officer compensation program. As a result, while target performance levels change from year to year, the general structure of the program typically remains consistent from year to year. From time to time, the Committee makes adjustments to the compensation program based on stockholder feedback, changes in market compensation practices or to better accomplish the Committee’s objectives.

Our Company’s approach is designed to develop and administer programs that will achieve the following objectives:

OUR KEY COMPENSATION OBJECTIVES

•      Attract and retain executives critical to our Company’s long-term strategy and success.

•      Provide compensation levels that are competitive with other companies in the title insurance and settlement services industry and our Company’s peer group.

•      Motivate executive officers to enhance long-term stockholder value without taking excessive risk to achieve short-term goals.

•      Encourage the identification and implementation of best business practices.

Compensation Mix

The Committee utilizes the particular elements of compensation described below because it believes that they represent a well-proportioned mix of stock-based compensation, retention value and at-risk compensation that produces short-term and long-term performance incentives and rewards. By following this portfolio approach, the Committee endeavors to provide the NEOs with a measure of security with respect to their minimum level of compensation, while motivating each NEO to focus on the business metrics that will produce a high level of performance for our Company with corresponding increases in long-term stockholder value and long-term financial benefits for the NEO, as well as reducing the risk of loss of top executive talent.

For NEOs, the mix of compensation is weighted heavily toward at-risk pay. This is consistent with the overall philosophy of maintaining a pay mix that results fundamentally in a pay-for-performance orientation.

36 | 2023 Proxy Statement   First American Financial Corporation

Compensation Discussion and Analysis

The chart below shows the percentage of our NEOs’ 2022 total compensation at target that was fixed versus performance-based, as well as the percentage of RSUs that were or will be determined based on metric-driven performance criteria versus time-based RSUs that were determined based on the subjective judgment of the Committee.

Target Compensation(1)

CEO Base Salary 11% LTI Awards 44% Target AIP Bonus RSUs 25% Target AIP Cash Bonus 20% Metric Based Equity as a Percentage of all RSUs 52% Average of Other NEOs Base Salary 20% LTI Awards 41% Target AIP Bonus RSUs 19% Target AIP Cash Bonus 20% Metric Based Equity as a Percentage of all RSUs

(1)

The chart includes 2022 target base salary (calculated without regard to voluntary temporary reductions in base salary taken by Messrs. DeGiorgio and Seaton and Ms. Cornehl in June 2022 as more fully described below, which reductions currently remain in effect), 2022 target annual cash bonus, 2022 target annual Bonus RSUs, actual LTI Awards granted in 2023 (at target with respect to RSUs based on three-year, relative total shareholder return (“TSR”) metric) in connection with 2022 performance. This chart excludes each of the foregoing for Dennis J. Gilmore and Christopher M. Leavell.

First American Financial Corporation   2023 Proxy Statement | 37

Compensation Discussion and Analysis

Say on Pay Results and Stockholder Outreach

As part of its process in determining executive compensation levels and structure for 2022, the Committee reviewed the results of last year’s Say on Pay proposal, in which approximately 95% of our Company’s shares present and entitled to vote approved 2021 executive compensation. Continuing stockholder support for the Say on Pay proposal reinforces the Committee’s belief that it should continue its practice of implementing and overseeing executive compensation programs that provide for a substantial portion of the executive officers’ total compensation to be related to our Company’s consolidated financial performance. It also reinforces the Committee’s view that, for executive officers, the mix of compensation should continue to be weighted heavily toward at-risk pay and should include a substantial portion payable in equity. This is consistent with the overall philosophy of maintaining a pay mix that results fundamentally in a pay-for- performance orientation and a strong alignment between the interests of executive officers and long-term stockholders.

To ensure that our compensation program aligns with the long-term interests of our stockholders, the Committee considered the input our Company received during its stockholder outreach efforts in 2021 as well as additional feedback our Company received in its regular and ongoing communications with stockholders, all of which was discussed and reviewed with the Committee.

38 | 2023 Proxy Statement   First American Financial Corporation

Compensation Discussion and Analysis

Summary of Executive Compensation Practices

The table below highlights certain of our executive compensation practices, including practices we have implemented that drive performance as well as those we have prohibited because we do not believe they serve our stockholders’ interests.

KEY FEATURES OF OUR PROGRAM

•     Pay-for-performance. Tie pay to performance by ensuring that a substantial portion of executive officer compensation is at-risk and related to our Company’s consolidated financial performance.

•     ESG. ESG actions, initiatives, or omissions that impact—and reflect the role of our Company in—broader society are considered in evaluating executive performance and determining compensation.

•     Equity-based compensation. A substantial portion of compensation is paid in the form of RSUs to encourage alignment between executives and long-term stockholders and to discourage excessive risk taking.

•     Multi-year performance-based equity awards. 50% of long-term incentive awards for executive officers are based on total shareholder return relative to the S&P MidCap 400 Index at the end of a three-year period, with performance-based payouts ranging from 0% to 200% of target.

•     Peer group benchmarking. Peer group performance and compensation data is regularly reviewed by the Committee to inform compensation decisions.

•     Stockholder engagement. Regularly communicate with stockholders to ensure program aligns with long-term interests of stockholders.

•     Stock ownership guidelines. We have stock ownership guidelines of 6 times base salary for the chief executive officer, 3 times base salary for our other NEOs with base salaries equal to or greater than $500,000 and 1-time base salary for our other NEOs with base salaries below $500,000.

•     Clawback and forfeiture of previously awarded compensation. Compensation may be adjusted or recovered if our Company’s reported financial results are restated due to material noncompliance with applicable financial reporting requirements or under certain circumstances if the executive officer’s misconduct results in loss or damage to our Company or our reputation.

•     Limit RSU acceleration upon change in control. The equity incentive plans and related award agreements provide for acceleration of all unvested RSUs only in the event of a change-in-control of our Company that is not approved by the Board.

•     No trading on margin or pledging of shares. Our trading policies prohibit our NEOs from holding Company securities in a margin account or pledging Company securities as collateral.

•     No hedging. Hedging ownership of Company securities by engaging in short sales or trading in option contracts involving Company securities is prohibited.

•     Independent compensation consultant. The Committee uses an independent compensation consultant that provides no other services to our Company.

First American Financial Corporation   2023 Proxy Statement | 39

Compensation Discussion and Analysis

Executive Compensation Program

Key Pay Elements

The following chart summarizes the key pay elements for our NEOs. Each element is described in detail beginning on page 43 in the Section “Pay Elements and Practices.” Purpose How It Links to Performance Base Salary To provide a fixed source of income Reviewed annually and adjusted based on individual and Company performance and other factors, including base salary levels at peer companies and/or published market survey’s METRIC BASED Annual Cash Bonus To reward the achievement of annual performance Variable and based on measurable Co and/or published market surveys Annual Equity Bonus To reward the achievement of annual performance, I prove retention and incentivize long-term Company performance Variable and based on measurable Company performance against financial metrics. Subject to discretionary committee adjustment; target levels reviewed annually and adjusted based on individual and Company performance and other factors, including annual equity award levels at peer companies and/or published market surveys; subject to a four-year vesting period (changing to three years for grants beginning in 2023) Long-Term Equity Incentive (Performance Vesting) To incentivize for long-term Company performance Variable and based on Committee assessment of company and individual performance together with compensation levels at peer companies and/or in published market surveys and other factors; value based on relative TSR over a three-year performance period; vests three years after grant Long-Term Equity Incentive (Time Vesting) To incentivize for long-term Company performance Variable and based on Committee assessment of Company and individual performance together with compensation levels at peer companies or in publish market surveys and other factors, subject to a three-year vesting period

Compensation Element Purpose How it Links to Performance FIXED AT-RISK Base Salary Annual Cash Bonus Annual Equity Bonus Long-Term Equity Incentive To provide a fixed source of income To reward the achievement of annual performance To reward the achievement of annual performance To incentivize for long-term Company performance Reviewed annually and adjusted based on individual and Company performance and other factors, including base salary levels at peer companies Variable and based on measurable Company performance against financial targets, subject to discretionary Committee adjustment; target levels reviewed annually and adjusted based on individual and Company performance and other factors, including annual cash bonus levels at peer companies Variable and based on measurable Company performance against financial targets, subject to discretionary Committee adjustment; target levels reviewed annually and adjusted based on individual and Company performance and other factors, including annual equity bonus levels at peer companies; subject to a four-year vesting period Variable and based on Committee assessment of Company and individual performance together with compensation levels at peer companies and other factors; subject to a four-year vesting period

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Compensation Discussion and Analysis

Benchmarking Compensation and Peer Group Development

Overall compensation levels for NEOs are determined based on a number of factors, including each individual’s roles and responsibilities within our Company, each individual’s experience and expertise, comparable compensation levels at peer companies, compensation levels in the marketplace for similar positions and the performance of the individual and our Company as a whole. In determining these compensation levels, the Committee considers all forms of compensation and benefits.

SELECTION OF CMPARATOR COMPANIES Comparator companies are selected based on key business profile characteristics, including industry, market capitalization and revenue

General In order to determine competitive compensation practices, the Committee primarily relies upon data compiled from public filings of selected companies (“comparator companies”) that it considers appropriate comparators for the purpose of developing executive compensation benchmarks. The comparator companies for 2022 (meaning the companies used in connection with determinations of the 2022 executive compensation program) are identified below. In addition, the Committee periodically considers nationally recognized survey data published by various consulting firms. Proxy data was used exclusively to develop benchmarks for Messrs. DeGiorgio and Seaton while a blend of proxy data and general industry survey data was used for Ms. Cornehl. For Messrs. Wajner and Adams, the Committee reviewed survey data from the United States Mercer Benchmark Database, using regression analysis to reflect our Company’s total revenue size at the end of 2021.

The comparator companies for 2022 were:

• American Financial Group, Inc. • Assurant, Inc. • AXIS Capital Holdings Limited • Cincinnati Financial Corporation • Everest Re Group, Ltd. • Fidelity National Financial, Inc.	• Genworth Financial, Inc. • Kemper Corporation • Mercury General Corporation • Old Republic International Corporation • The Hanover Insurance Group, Inc. • W.R. Berkeley Corporation

These companies are the same as those utilized by the Committee with respect to 2021 executive compensation. The peer companies represent the Committee’s continuing efforts to identify a significant number of comparable companies notwithstanding the fact that there is only one other company in our Company’s primary industry (Title Insurance) with financial and operational characteristics similar to our Company’s.

Use of Comparator Companies and Market Compensation Studies

After consideration of the data collected on competitive compensation levels and relative compensation within the executive officer group, the Committee determines each individual executive officer’s target total compensation or total compensation opportunities based on Company and individual performance and the need to attract, incentivize and retain an experienced and effective management team. The Committee examines the relationship of each executive officer’s base salary, target annual incentive bonus opportunity and potential long-term incentive awards (if such an amount has been determined) to

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Compensation Discussion and Analysis

market data at the 25th, 50th, and 75th percentiles. The Committee does not believe, however, that compensation or compensation opportunities should be structured toward a uniform relationship to any specific percentile of the market data, especially in light of the different financial characteristics of our Company’s business units (such as the relationship of revenues to net income). Accordingly, total compensation for specific individuals will vary based on a number of factors, in addition to Company and individual performance, including scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a replacement executive officer.

Compensation Decision Process

COMPENSATION COMMITTEE	Composed entirely of independent directors

GENERAL

The Committee is comprised entirely of independent members of the Board. The Committee reviews and approves the base salaries of the executive officers of our Company, their annual incentive bonus programs, their long-term incentive compensation and other incentive and executive benefit plans. It also reviews and makes recommendations to the Board regarding director compensation. The Committee, in consultation with the independent compensation consultant that it retains, analyzes the reasonableness of the compensation paid to the executive officers. In discharging its functions, as described in more detail above, the Committee reviews compensation data from comparable companies and from relevant surveys, which it utilizes to assess the reasonableness of compensation for our Company’s executive officers.

COMPENSATION COMMITTEE CHARTER

The Committee’s function is more fully described in its charter, which is regularly reviewed and has been approved by our Company’s Board. The charter is available in the corporate governance section of our Company’s website at www.firstam.com.

SETTING ANNUAL INCENTIVE PERFORMANCE METRICS

The Committee sets the annual incentive performance metrics, such as pretax margin and return on equity, based on our Company’s financial plan for the applicable year, which

ANNUAL INCENTIVE METRICS AIP metrics set based on rigorous financial planning process that includes third-party forecasts and that recognized the cyclical nature of our business is reviewed and approved by our Board. Our financial plan is developed following a rigorous financial planning process that contemplates difficult to forecast levels of real estate activity, mortgage originations and interest rates, expenses, capital and liquidity needs, tax rates, and investment needs. Our Board also considers industry data and forecasts, risks and challenges associated with achievement of the financial plan, and other key budgeting assumptions before approving our financial plan, from which the annual incentive targets are determined.

The third-party forecasts of real estate and mortgage activity used by our Board as part of this process, while helpful to our planning efforts, are often inaccurate and sometimes materially inaccurate.

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Compensation Discussion and Analysis

Due to the cyclical nature of our business, our financial plan and, consequently, the metrics utilized in our annual incentive plan, are not tied to the prior year’s actual results. The Committee believes that setting rigorous performance metrics in light of the expected business climate – as opposed to the business climate in earlier periods – incentivizes performance and, thereby, maximizes value to our stockholders and to do otherwise would demotivate our employees.

INDEPENDENT COMPENSATION CONSULTANT	Frederic W. Cook & Co., Inc.

In making its determinations with respect to executive officer compensation, the Committee engages the services of Frederic W. Cook & Co., Inc. to assist with its review of the compensation package of the chief executive officer and other executive officers. In addition, the compensation consultant has assisted the Committee with related projects, such as evaluating non-employee director pay levels, advice with respect to the design of executive compensation programs, review of annual management incentive bonus plans, preparation or review of certain of our Company’s compensation-related disclosures and related tasks.

The Committee retains the compensation consultant directly, although in carrying out assignments, the compensation consultant also interacts with Company management to the extent necessary and appropriate. The compensation consultant performs no services for management, though, at the direction of the Committee, it does assist in the preparation or review of certain of our Company’s compensation-related disclosures, including this Compensation Disclosure and Analysis, and related projects. The Committee has assessed the independence of the consultant and has concluded that no conflict of interest exists that would prevent the consultant from serving as an independent consultant to the Committee.

MANAGEMENT

Our Company’s chief executive officer and, as appropriate, certain other executive officers, may attend the portion of the Committee’s meetings where individual executive officer performance is discussed. Directors other than Committee members also may attend Committee meetings, including the portion where executive officer performance is discussed. While the Committee may meet with our Company’s chief executive officer to present the chief executive officer’s own compensation package and the chief executive officer’s recommendations with respect to the other executive officers, all ultimate decisions regarding executive compensation are made solely by the Committee, with input from its compensation consultant.

Pay Elements and Practices

As noted above, our Company utilizes four main components of compensation: (1) base salary, (2) annual cash bonus, (3) annual equity bonus, and (4) long-term equity incentive. Each of the pay elements is described in detail below.

Base Salary

The Committee sets base salaries for executive officers based on the individual’s position within our Company and the individual’s current and sustained performance results. The Committee reviews executive officer base salaries each year and makes any adjustments it deems necessary based on, among other factors, the overall performance of our Company, new roles and/or responsibilities assumed by the executive officer, the general performance of the business units or departments over which the

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Compensation Discussion and Analysis

executive officer has responsibility, the significance of the executive officer’s impact on the achievement of our Company’s strategic goals, the executive officer’s length of service with our Company and the executive officer’s base salary relative to the base salaries of similar individuals in peer companies and market data. The Committee gives no specific weighting to any one factor in setting the level of base salary and the process ultimately relies on the subjective exercise of the Committee’s judgment. Based on our Company’s peer group and relevant compensation survey data, the Committee also takes into account the executive officer’s potential as a key contributor and amounts that may be required to recruit new executive officers.

Other than in the case of new hires or promotions, the Committee generally determines base salaries for executive officers around the beginning of each calendar year. As described below under “Employment Agreements,” Messrs. DeGiorgio and Seaton and Ms. Cornehl have employment agreements with our Company that specify their respective minimum base salaries. These amounts may be increased at the discretion of the Committee.

In February 2022, the Committee reviewed executive officer compensation, including base salaries. The Committee determined that, based on its assessment of relevant peer company and market data, the base salaries were appropriate and did not warrant adjustment, with the exception of Mr. Wajner, whose base salary was increased to $350,000 from $325,000. In March 2022, the Committee reviewed Mr. DeGiorgio’s base salary in connection with his promotion to chief executive officer on February 4, 2022, and determined that, based on its assessment of relevant peer company data, his base salary should be increased from $825,000 to $925,000, effective as of the date of his promotion.

In summary, the base salaries of the NEOs as of December 31, 2022 and, for officers who were NEOs in 2021, as of December 31, 2021, are as follows:

Named Executive Officer	December 31, 2022 Base Salary(1)	December 31, 2021 Base Salary(2)
DeGiorgio, K.	$925,000	$825,000
Seaton, M.	$700,000	$700,000
Cornehl, L.	$400,000	$—
Wajner, M.	$350,000	$325,000
Adams, S.	$350,000	$—
Gilmore, D.(3)	$1,000,000	$1,000,000
Leavell, C.(4)	$775,000	$775,000
(1)	These base salaries do not reflect the temporary and voluntary reductions in base salary for Messrs. DeGiorgio and Seaton and Ms. Cornehl, as described below.
(2)	Ms. Cornehl and Mr. Adams were not NEOs in 2021.
(3)	Mr. Gilmore received his base salary until his retirement in September 2022.
(4)	Mr. Leavell ceased to serve as chief operating officer, First American Title Insurance Company on July 6, 2022 and his full-time employment by our Company ceased on December 31, 2022.

In June 2022, however, each of Messrs. DeGiorgio and Seaton and Ms. Cornehl voluntarily agreed to take a temporary reduction in their base salary in connection with our Company’s broader expense management efforts. Messrs. DeGiorgio and Seaton agreed to a 10% reduction in their base salary and Ms. Cornehl agreed to a 5% reduction in her base salary, which reductions currently remain in effect.

In February 2023, the Committee reviewed executive officer base salaries and relevant peer company and market data. In response to our Company’s broader expense management efforts and at the request of management, the Committee determined not to make adjustments to the base salaries of the NEOs for 2023, with the exception of Ms. Cornehl, whose base salary was increased by $20,000 to $420,000 as a result of the Committee’s assessment of her base salary in comparison to relevant peer company and market data.

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Compensation Discussion and Analysis

Annual Incentive Bonus

ATYPICAL ANNUAL INCENTIVE BONUS STRUCTURE AIP bonus paid in both cash and equity to increase stockholder alignment, balance risk taking, focus on long-term value and increase retention

The Committee considers the annual incentive bonus to be a critical component of our broader compensation program. The annual incentive program is tied to the annual performance of our Company and is comprised of two components: an annual cash bonus and an annual equity award of Bonus RSUs. The split between cash and Bonus RSUs depends on a participating employee’s total compensation. This emphasis on annual incentive compensation, as opposed to fixed base salary and long-term equity incentive compensation, reflects the view that key components of our Company’s business operations are cyclical in nature. While the Committee believes that most companies’ annual incentive bonuses are paid solely in cash, the payment of a portion of the annual incentive bonus in Bonus RSUs, combined with the vesting of Bonus RSUs over a multi-year period, reflects the Committee’s desire to increase alignment between participating employees and our Company’s long-term stockholders, to discourage participating employees from taking excessive risk for short-term gains, to focus employees on increasing long-term stockholder value and to increase retention. Accordingly, the Committee believes that an incentive structure tied to annual performance is most effective in motivating and rewarding executive officers to enhance long-term stockholder value.

As was the case in recent years, the Committee structured payouts under the 2022 annual incentive program to be based on measurable performance against specific financial targets that the Committee believes to be key drivers of stockholder value. Like 2021, financial targets collectively accounted for 100% of the annual incentive bonus payout for 2022 to NEOs, with the resulting amount being subject to adjustment of up to 30 percentage points in the discretion of the Committee (the “Discretionary Adjustment”). The Discretionary Adjustment gives the Committee the ability to adjust the annual incentive bonus for unanticipated external factors, such as regulatory changes or meaningful changes in interest rates; success in strategic initiatives designed to create long-term stockholder value, such as technology projects, risk management efforts, employee engagement, or market share gains/losses in key markets; or ESG actions, initiatives, or omissions that impact—and reflect the role of our Company in—broader society, such as:

•     employee development;

•     employee engagement survey results and responsiveness;

•     inclusion efforts;

•     privacy and data protection;

•     community involvement/development;

•     sustainability/environmental impact; and

•     business ethics.

The Committee also retains the ability to pay a participant a lower amount, including the discretion not to pay an annual incentive bonus.

The 2022 annual incentive bonus payable to each executive officer was determined by adjusting the applicable portion of the target incentive bonus amount (listed in the tables below under the column entitled “Weighting”) based on objective financial criteria in two areas (each listed in the table below under the column entitled “Metric”), with the result being subject to any Discretionary Adjustment as described above. Each financial metric had associated with it a threshold 50% payout level, a 100% payout level

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Compensation Discussion and Analysis

and a 200% payout level (listed in the table below under the columns entitled “Threshold”, “Target” and “Maximum”, respectively). With respect to both financial metrics (and subject to the Discretionary Adjustment), results below the threshold 50% payout level do not result in any payment and results above the maximum do not result in any additional payment. The percentage payout for results between the threshold and maximum are determined on a linear sliding scale basis between the two metric points on either side of the actual result (i.e., between the threshold and the target, or the target and the maximum, as applicable).

For 2022, the Committee changed the maximum payout level of the incentive bonus from 175% to 200%, subject to the Discretionary Adjustment, with the performance required for maximum payout increasing from 125% to 133% of target. Subject to the Discretionary Adjustment, performance could result in payouts ranging from 50% to 200% of target, or 0% if performance is below threshold levels. Also for 2022, the Committee revised the calculation of the return on equity and pretax margin financial metrics to not only exclude all net investment gains/losses from our Company’s venture investment portfolio, but also exclude gains/losses recorded in connection with a liquidity event in the venture investment portfolio.

Consistent with recent years, for 2022 the two financial metrics utilized by the Committee were:

•

Pretax Margin: the pretax income of our Company divided by the gross revenue of our Company, excluding net gains/losses from the investment portfolio and, net gains/losses from the venture investment portfolio and, in the discretion of the Committee, excluding the effects of non-operating items, such as asset impairments and legal settlements; and

•

Return on Equity: net income attributable to our Company divided by average invested stockholders’ equity (total equity excluding accumulated other comprehensive income/loss and noncontrolling interests), subject to the same adjustment for current year net investment gains/losses from the investment portfolio and venture investment portfolio and potential other adjustments as apply to the pretax margin metric.

The Committee believes that retaining the two primary financial metrics utilized in the past, coupled with evaluation of a potential Discretionary Adjustment based on internal or external factors as described above, advances the objective of our Company’s annual incentive bonus program and properly balances the importance of (i) compensating based on objective short-term financial results that are important to investors, and (ii) retaining the ability to take into account the Committee’s subjective determination with respect to long-term value creation and overall performance.

The Committee set the target financial metric payout levels at the pretax margin and return on equity set forth in our Company’s 2022 financial plan, which was unanimously approved by our Company’s Board following the general process described on page 41. The pretax margin and return on equity targets were determined based on earnings that exceeded the consensus of estimates by analysts at the time. The Committee believes these metrics, and the related performance levels, are indicators as to whether our Company, given the environment in which it is operating, has generated value for stockholders. The Committee also believes these metrics are utilized by stockholders, potential stockholders and their advisors in determining the value of our Company.

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Compensation Discussion and Analysis

The target performance levels and actual performance for 2022 with respect to the financial metrics were as follows:

Metric	Weighting	Threshold	Target	Maximum	Actual 2022 Results(1)	Metric Payout Percentage
Pretax Margin(2)	50%	8.8%	12.6%	16.8%	10.9%	78%
Return on Equity(3)	50%	9.5%	13.6%	18.1%	11.7%	77%
Total	100%	—	—	—	—	77%

(1)

For purposes of determining performance level achievement, the Committee uses preliminary results and only considers an adjustment to the annual incentive bonus amount if final results would result in a greater than 2% change in the amount. As a result of this practice and the non-GAAP adjustments discussed in the following footnotes, the number in the “Actual 2022 Results” column may differ from the results reported in our Company’s financial statements.

(2)	This is a non-GAAP financial measure. Please see Appendix A for the rationale behind the presentation of this measure and a reconciliation to the nearest GAAP financial measure.
(3)	This is a non-GAAP financial measure. Please see Appendix A for the rationale behind the presentation of this measure and a reconciliation to the nearest GAAP financial measure.

In considering whether a Discretionary Adjustment should be made to the annual incentive bonus, the Committee took into account notable achievements, as well as challenges, towards creating long-term value for stockholders. For 2022, the Committee did not make any Discretionary Adjustments.

Subject to the Committee’s ability to award a lower amount, including the ability not to award any bonus, for 2023 the annual incentive bonuses of the executive officers will again be determined based on our Company’s return on equity (weighted 50%) and pretax margin (weighted 50%). As was the case in 2022, actual performance could result in payouts ranging from 50% to 200% of target, or 0% if performance is below threshold levels. For 2023, as was the case with respect to 2022, non-metric factors can result in a Discretionary Adjustment that can modify the incentive bonus payout by up to +/- 30 percentage points.

The 2023 target annual incentive bonus amount will be adjusted in the same manner as in 2022, in that results below the threshold 50% payout level do not result in any payment and results above the maximum do not result in any additional payment. The percentage payout for results between the threshold and maximum will again be determined on a linear sliding scale basis between the two metric points on either side of the actual result (i.e., between the threshold and the target, or the target and the maximum, as applicable).

Annual Cash Bonus

As part of its review in early 2022, the Committee set target cash bonus amounts as follows:

•	Mr. DeGiorgio. In connection with his promotion to chief executive officer, Mr. DeGiorgio’s target cash bonus increased from $875,000 to $1,750,000;
•	Mr. Seaton. Mr. Seaton’s target cash bonus remained at $725,000;
•	Ms. Cornehl. Ms. Cornehl’s target cash bonus was set at $182,000;
•	Mr. Wajner. Mr. Wajner’s target cash bonus decreased from $157,500 to $152,750; and
•	Mr. Adams. Mr. Adams’s target cash bonus was set at $152,750.

The decisions to set the target cash bonus amounts for each NEO, including the increases and decreases reflected above, were based on the Committee’s assessment of relevant peer company and market data. With respect to Mr. Wajner, the Committee determined, after reviewing relevant market data, that the total annual incentive plan bonus amount (both cash and Bonus RSUs) warranted an increase of

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Compensation Discussion and Analysis

$10,000. Under the terms of the annual incentive plan, based on Mr. Wajner’s total expected compensation for 2022, a greater percentage of his annual bonus was to be paid in Bonus RSUs and less in cash. Consequently, the Committee decreased Mr. Wajner’s target cash bonus amount from $157,500 to $152,750 and increased his target Bonus RSU amount. In March 2022, the Committee reviewed Mr. DeGiorgio’s target cash bonus amount in connection with his promotion to chief executive officer in February 2022, and determined that, based on its assessment of relevant peer company data, his target annual cash bonus for 2022 should be increased from $875,000 to $1,750,000 for the full year.

Each NEO’s cash bonus for 2022 was determined by adjusting the target cash bonus amount based on the level of achievement of the annual incentive bonus financial metrics described above. The following table summarizes the computation of the 2022 annual cash bonuses for each NEO. For officers who were NEOs in 2021, it also provides the cash bonus amount for 2021 for comparison purposes. The amounts in the table below are reflected in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.” Messrs. Gilmore and Leavell did not receive a cash bonus in connection with their 2022 employment.

Named Executive Officer	2022 Target Annual Cash Bonus	2022 Metric Result(1)	2022 Actual Cash Bonus	2021 Actual Cash Bonus(2)
DeGiorgio, K.	$1,750,000	77%	$1,347,500	$1,531,250
Seaton, M.	$725,000	77%	$558,250	$1,268,750
Cornehl, L.	$182,000	77%	$140,140	$—
Wajner, M.	$152,750	77%	$117,618	$275,625
Adams, S.	$152,750	77%	$117,618	$—

(1)	The target performance levels and actual performance with respect to the financial metrics are set forth in the metric summary table on page 47.
(2)	Ms. Cornehl and Mr. Adams were not NEOs in 2021.

In February 2023, the Committee reviewed the target cash bonus amounts of the NEOs and relevant peer company and market data. In response to our Company’s broader expense management efforts, and at the request of management, the Committee determined not to make adjustments to the target cash bonus amounts for 2023, with the exception of Ms. Cornehl, whose target cash bonus amount for 2023 was increased by $10,500 to $192,500 as a result of the Committee’s assessment of her target cash bonus amount in comparison to relevant peer company and market data.

Annual Equity Bonus

For 2022, the Committee set the target Bonus RSU amounts as follows:

•	Mr. DeGiorgio. In connection with his promotion to chief executive officer, Mr. DeGiorgio’s target Bonus RSU amount increased from $875,000 to $1,750,000;
•	Mr. Seaton. Mr. Seaton’s target Bonus RSU amount remained at $725,000;
•	Ms. Cornehl. Ms. Cornehl’s target Bonus RSU amount was set at $98,000;
•	Mr. Wajner. Mr. Wajner’s target Bonus RSU amount increased from $67,500 to $82,250; and
•	Mr. Adams. Mr. Adams’s target Bonus RSU amount was set at $82,250.

The decisions to set the target Bonus RSU amounts for each NEO, including the increases reflected above, were based on the Committee’s assessment of relevant peer company and market data. As discussed above, the Committee determined, after reviewing relevant market data, that the target Bonus

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Compensation Discussion and Analysis

RSU amount for Mr. Wajner warranted an adjustment and consequently increased Mr. Wajner’s target Bonus RSU amount from $67,500 to $82,250. In March 2022, the Committee reviewed Mr. DeGiorgio’s target Bonus RSU amount in connection with his promotion to chief executive officer in February 2022, and determined that, based on its assessment of relevant peer company data, his target Bonus RSU amount for 2022 should be increased from $875,000 to $1,750,000 for the full year.

Each NEO’s Bonus RSU amount for 2022 was determined by adjusting the target Bonus RSU amount based on the level of achievement of the annual incentive bonus financial metrics described above. The following table summarizes the computation of the 2022 Bonus RSU amounts for each NEO. For officers who were NEOs in 2021, it also provides the Bonus RSU amount for 2021 for comparison purposes. Messrs. Gilmore and Leavell did not receive a Bonus RSU amount in connection with their 2022 employment.

Named Executive Officer	2022 Target Bonus RSU Amount	2022 Metric Result(1)	2022 Actual Bonus RSU Amount	2021 Bonus RSU Amount(2)
DeGiorgio, K.	$1,750,000	77%	$1,347,500	$1,531,250
Seaton, M.	$725,000	77%	$558,250	$1,268,750
Cornehl, L.	$98,000	77%	$75,460	$—
Wajner, M.	$82,250	77%	$63,332	$118,125
Adams, S.	$82,250	77%	$63,332	$—

(1)	The target performance levels and actual performance with respect to the financial metrics are set forth in the metric summary table on page 47.
(2)	Ms. Cornehl and Mr. Adams were not NEOs in 2021.

Bonus RSUs are denominated in units of our Company’s common stock. In accordance with Company policy, the number of units granted to a NEO in 2023 in connection with 2022 performance was determined by dividing the dollar amount of the Bonus RSUs that the Committee determined to be granted by the fair market value of our Company’s stock on February 16, 2023, the second day on which the New York Stock Exchange was open for trading following the submission of our Company’s Annual Report on Form 10-K. Our Company’s 2020 Incentive Compensation Plan defines the fair market value as the last sale price reported for a share of our Company’s common stock on the New York Stock Exchange on the last trading day preceding the grant date. These underlying shares, plus any dividend equivalent shares accrued during the vesting period, are generally distributed to the executive upon vesting.

The Bonus RSUs issued to NEOs in 2023 in connection with 2022 performance vest at a rate of 33 1/3% on each anniversary of the date of grant. The Bonus RSUs issued to NEOs in 2022 in connection with 2021 performance vest at a rate of 25% on each anniversary of the date of grant. Vesting accelerates in certain circumstances, including death, disability, normal retirement, and termination by our Company without cause. In addition, vesting of the Bonus RSUs accelerates in connection with early retirement. Early retirement means the termination of the recipient’s employment, other than for cause, after having reached age 55 and 10 years of service. Normal retirement means the termination of the recipient’s employment, other than for cause, after having reached age 62 (for RSUs granted prior to 2021) or age 60 (for RSUs granted in or after 2021), irrespective of the number of years of service. In the case of death or disability, delivery of the underlying shares is made as soon as administratively practicable. In the case of normal retirement or early retirement or termination by our Company without cause, delivery of the underlying shares is made one year after the termination date. A holder of RSUs has none of the rights of a stockholder unless and until shares are actually delivered to the holder. In the case of disability, early retirement, normal retirement and termination by our Company without cause, the NEO shall also be required to sign a separation agreement.

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Compensation Discussion and Analysis

The Bonus RSUs issued in 2022 and 2023 to our Company’s NEOs, based on the level of achievement in 2021 and 2022, respectively, provided that, except in the case of death, disability or certain change-in-control scenarios, none of the Bonus RSUs would vest unless certain performance criteria were met. In particular, Bonus RSUs would not vest unless the net income of our Company in the year of grant was at least $25 million, excluding Extraordinary Items. For purposes of this calculation, “Extraordinary Items” means (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary, unusual and/or nonrecurring items of gain or loss and (f) foreign exchange gains and losses. The Committee determined that this target was met for 2022, with the result that the Bonus RSUs granted in 2022 to the NEOs would vest, subject to satisfaction of other applicable conditions.

It should be noted that as required by applicable rules, the Summary Compensation, Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year End tables in this proxy statement reflect Bonus RSUs issued to the NEOs in 2022 for performance in 2021. Similarly, the Bonus RSUs issued in 2023 for performance in 2022 are not reflected in those tables contained in this proxy statement. Applicable rules require that these tables only reflect equity awards granted to the NEOs in 2022.

In February 2023, the Committee reviewed the target Bonus RSU amounts of the NEOs and relevant peer company and market data. In response to our Company’s broader expense management efforts, and at the request of management, the Committee determined not to make adjustments to the target Bonus RSU amounts for 2023, with the exception of Ms. Cornehl, whose target Bonus RSU amount for 2023 was increased by $59,500 to $157,500 as a result of the Committee’s assessment of her target Bonus RSU amount in comparison to relevant peer company and market data.

Long-Term Equity Incentives

The Committee has continued its practice of providing long-term incentives to our executive officers through the issuance of LTI Awards. Beginning with LTI Awards made to NEOs in 2022 (in connection with 2021 performance), the Committee elected to issue 25% of the LTI Award in the form of LTI PRSUs, with the remaining 75% of the LTI Award in the form of LTI RSUs consistent with prior years. For LTI Awards made to NEOs in 2023 (in connection with 2022 performance), the Committee decided to increase the percentage of the LTI Award granted as LTI PRSUs from 25% to 50%, with the remaining 50% granted as LTI RSUs.

The Committee believes that LTI Awards effectively align the interests of executive officers with those of its long-term stockholders. The Committee believes that LTI Awards, particularly when coupled with the Bonus RSUs, discourage executive officers from taking excessive risk for short-term gains, focus executive officers on increasing long-term stockholder value and increase retention.

50 | 2023 Proxy Statement   First American Financial Corporation

Compensation Discussion and Analysis

The approximate dollar values of the LTI Awards granted by the Committee to each of the NEOs in 2023 in connection with 2022 performance are provided in the following table. For officers who were NEOs in 2021, the amounts granted in 2022 for 2021 performance are also provided for comparison. Messrs. Gilmore and Leavell did not receive LTI Awards in connection with their 2022 employment.

Named Executive Officer	LTI RSUs Granted in 2023 in Connection with 2022 Performance(1)	LTI PRSUs Granted in 2023 in Connection with 2022 Performance(1)(2)	Total LTI Awards Granted in 2023 in Connection with 2022 Performance(1)	LTI Awards Granted in 2022 in Connection with 2021 Performance(1)(3)
DeGiorgio, K.	$1,412,500	$1,412,500	$2,825,000	$2,100,000
Seaton, M.	$700,000	$700,000	$1,400,000	$1,275,000
Cornehl, L.	$200,000	$200,000	$400,000	$—
Wajner, M.	$110,000	$110,000	$220,000	$200,000
Adams, S.	$82,500	$82,500	$165,000	$—

(1)

The actual grant date dollar value of the RSUs may differ slightly from these dollar amounts in the table due to rounding. The LTI Awards granted in 2023 in connection with 2022 performance were granted on February 16, 2023, and the LTI Awards granted in 2022 in connection with 2021 performance were granted on February 22, 2022, in both cases pursuant to our Company’s policy of granting RSUs to executive officers on the second day on which the New York Stock Exchange is open for trading following the submission of the Annual Report on Form 10-K.

(2)

The dollar amount reflects the target value of the LTI PRSU award approved by the Committee. The actual value of the award and the number of shares ultimately received by a recipient will vary primarily based on our total shareholder return over the three-year performance period relative to the companies in the S&P MidCap 400 Index at the beginning of the performance period. The grant date fair values of the awards, as determined under applicable accounting guidance for financial reporting purposes, are as follows: $2,081,906 for Mr. DeGiorgio, $1,031,686 for Mr. Seaton, $294,742 for Ms. Cornehl, $162,126 for Mr. Wajner and $121,549 for Mr. Adams.

(3)	Ms. Cornehl and Mr. Adams were not NEOs in 2021.

In determining the amount of LTI RSUs and target LTI PRSUs to grant to executive officers, the Committee reviewed the performance of our Company and the executive officers along with compensation levels at peer companies and market data. The Committee also took into account the notable achievements that our Company and executive officers made, as well as the challenges faced, in executing our strategy and creating long-term value for stockholders, including:

Strategic Initiatives

•     completion of the Mother Lode Holding Company acquisition and other equity investments that facilitate our Company’s growth strategy;

•     continued investment in and progress with our digital title and settlement effort, and on our instant title decisioning initiative for purchase transactions;

•     growth in our Company’s data and analytics business, including maintenance of our position as market leader in title data coverage and the expansion of title plant coverage on a go forward basis to over 1,700 total counties;

•     meaningful increase in our Company’s domestic title insurance market share;

Compliance and Risk Management

•     effective management of underwriting risk;

•     compliance with local, state and federal laws and regulations;

•     maintenance of effective internal controls;

•     maintenance of effective controls minimizing information security risks;

•     the effective management of litigation matters;

•     the remediation of audit and compliance findings;

LTI AWARDS REFLECT NOTABLE ACHIEVEMENTS LTI awards reflect our successes in strategic initiatives and ESG

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Compensation Discussion and Analysis

ESG

•     successful succession planning;

•     continued investment in employee engagement efforts, as reflected in our Company’s inclusion on the Fortune 100 Best Companies to Work For and Fortune Best Workplaces for Women® list for the seventh consecutive year; a perfect 100% score on Human Rights Campaign’s Best Place to Work for LGBTQ for the fifth year in a row; and 90% of employees surveyed for the Fortune Trust Index agreeing that our Company is a “great place to work”;

•     publication of the 2021 annual sustainability report, which was aligned to Sustainability Accounting Standards Board (SASB) standards for the first time and which, among other matters, indicates that for United States owned facilities:

o     our Company decreased energy use by 9.9% year-over-year; and

o     waste-to-landfill decreased 13.1% year-over-year;

•     commitment to diversity, equity and inclusion strategy through our Company’s Diversity, Equity and Inclusion (DEI) Council which is focused on the development of employee-centered actions to enhance the recruitment, engagement, development, and retention of diverse employees, and the growing number of employee resource groups formed by the DEI Council;

Financial Performance

•     earnings per share of $2.45, or $6.09 per share excluding $3.64 per share of net investment losses in the face of a challenging market;

•     pretax margin in the title insurance and services segment of 10.0%, or 11.8% excluding net investment losses;

•     record commercial title revenues of $1.0 billion;

•     net investment income of $340 million, up 58% compared with the prior year;

•     annualized total shareholder return of -30.7%, 1.9% and 11.3% for the one-, five- and ten-year periods ending December 31, 2022, respectively, compared to the S&P MidCap 400 Index at -13.1%, 6.7% and 10.8%, respectively;

•     increase in the quarterly common stock dividend to $0.52 per share in the third quarter of 2022, a 2% increase;

•     repurchase of 7.5 million shares for a total of $441 million during 2022; and

•     successful expense management efforts.

In accordance with Company policy, the number of target units granted to a NEO in 2023 in connection with 2022 performance was determined by dividing the dollar amount of the LTI PRSUs that the Committee determined to be granted by the fair market value of our Company’s stock on February 16, 2023 (“Target PRSUs”), the second day on which the New York Stock Exchange was open for trading following the submission of our Company’s Annual Report on Form 10-K. Our Company’s 2020 Incentive Compensation Plan defines the fair market value as the last sale price reported for a share of our Company’s common stock on the New York Stock Exchange on the last trading day preceding the grant date. A holder of LTI PRSUs has none of the rights of a stockholder unless and until shares are actually delivered to the holder.

52 | 2023 Proxy Statement   First American Financial Corporation

Compensation Discussion and Analysis

The shares underlying the Target PRSUs, plus any dividend equivalent shares accrued prior to delivery, generally become earned upon satisfaction of the service requirement. The service requirement is satisfied if the recipient does not experience a termination of employment prior to the third anniversary of the date of grant. LTI PRSUs represent the right to receive shares of common stock of our Company in an amount from 0% to 200% of the Target PRSUs. The number of shares earned will be determined based on relative total shareholder return over a three-year performance period as compared to the companies in the S&P MidCap 400 Index at the beginning of the performance period (the “Index”) with the number of delivered shares equal to the number of Target PRSUs multiplied by the applicable percentage set forth in the following table (“Earned PRSUs”).

Performance Level	rTSR Rank(1)	Payout(2)
Below Threshold	<25th Percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	>=75th Percentile	200%

(1)	rTSR Rank is calculated based on our Company’s total shareholder return relative to the total shareholder return of each company in the Index.
(2)	For performance between threshold and target and between target and maximum, the percentage of the Target PRSUs that become Earned PRSUs will be determined on straight line interpolation.

LTI PRSUs granted in 2023 have a performance period of January 1, 2023 through December 31, 2025.

The service requirement is also deemed satisfied in certain circumstances, including death, disability and normal retirement. Normal retirement means the termination of the executive’s employment, other than for cause, after having reached age 60 irrespective of the number of years of service. In the case of disability, normal retirement and termination by our Company without cause the executive shall also be required to sign a separation agreement. In the case of death or disability, the executive shall receive shares equal to the number of Target PRSUs as soon as administratively practicable. In the case of normal retirement, the executive shall receive shares equal to the number of Earned PRSUs after the end of the performance period.

In addition, the service requirement is deemed satisfied in connection with termination by our Company without cause, but only for the portion of the three-year vesting period actually completed, with payout based on actual performance at the end of the performance period.

Other than the early retirement provisions, the terms of the LTI RSUs are identical to the terms of the Bonus RSUs described on page 45. Like Bonus RSUs, LTI RSUs for executive officers are also tied to a performance-vesting condition.

As indicated above with respect to Bonus RSUs, as required by applicable rules, LTI Awards granted in 2023 in connection with 2022 performance are not reflected in the Summary Compensation table, the Grants of Plan-Based Awards table or the Outstanding Equity Awards at Fiscal Year End table contained herein. Those tables reflect LTI Awards granted in 2022 in connection with 2021 performance.

Summary of Base Salary, Cash Bonus, and Equity Incentive Compensation Paid for 2022

The following table summarizes for each NEO the amount paid or awarded in connection with 2022 performance in the form of total base salary, cash bonus (paid in 2023 for 2022 performance), Bonus RSUs (granted in 2023 for 2022 performance) and LTI Awards (granted in 2023 in connection with 2022 performance). This table is not a substitute for the compensation tables required by the Securities and Exchange Commission and included under the heading “Executive Compensation Tables” herein, but it

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Compensation Discussion and Analysis

provides a more accurate picture of how the Committee viewed its compensation actions for the NEOs in connection with performance in 2022:

		Paid/Issued in 2023 in Connection with 2022 Performance
Named Executive Officer	Base Salary Paid in 2022(1)	Actual Cash Bonus	Bonus RSUs	LTI RSUs	LTI PRSUs(2)	Total for 2022	Total for 2021(3)(4)
DeGiorgio, K.	$865,673	$1,347,500	$1,347,500	$1,412,500	$1,412,500	$6,385,673	$5,980,962
Seaton, M.	$665,000	$558,250	$558,250	$700,000	$700,000	$3,181,500	$4,505,962
Cornehl, L.	$390,000	$140,140	$75,460	$200,000	$200,000	$1,005,600	$—
Wajner, M.	$346,923	$117,618	$63,332	$110,000	$110,000	$747,872	$917,442
Adams, S.	$350,000	$117,618	$63,332	$82,500	$82,500	$695,949	$—
Gilmore, D.	$730,769	$—	$—	$—	$—	$730,769	$12,175,000
Leavell, C.	$783,942	$—	$—	$—	$—	$783,942	$5,405,962

(1)	Base salary paid in 2022 is equal to the corresponding amount reflected in the Summary Compensation Table under the column entitled “Salary”.
(2)

The dollar amount reflects the target value of the LTI PRSU award approved by the Committee. The actual value of the award and the number of shares ultimately received by a recipient will vary based on our total shareholder return over the three-year performance period relative to the companies in the S&P MidCap 400 Index at the beginning of the performance period. The grant date fair values of the awards, as determined under applicable accounting guidance for financial reporting purposes, are as follows: $2,081,906 for Mr. DeGiorgio, $1,031,686 for Mr. Seaton, $294,742 for Ms. Cornehl, $162,126 for Mr. Wajner and $121,549 for Mr. Adams.

(3)	For purposes of the calculation of the total, base salary paid in 2021 is equal to the corresponding amount reflected in the Summary Compensation Table under the column entitled “Salary”.
(4)	Ms. Cornehl and Mr. Adams were not NEOs in 2021.

Consideration of Prior Amounts Realized

Our Company’s philosophy is to incentivize and reward executive officers for future performance. Accordingly, prior stock compensation gains (option gains or RSUs awarded in prior years) generally are not considered in setting future compensation levels.

Stock Ownership Guidelines

Our Company has adopted guidelines requiring our chief executive officer to hold Company stock with a value equal to at least six times the chief executive officer’s base salary and each of the other NEOs to hold stock with a value equal to at least three times their respective base salaries, or one-time their respective base salaries if that base salary is below $500,000. The chief executive officer’s holding requirement was increased in 2021 from five to six times his base salary.

What Counts Toward the Guideline:

•	shares owned personally or by a spouse
•	shares issued or held through a Company-sponsored plan such as the First American Financial Corporation 401(k) Savings Plan or the First American Financial Corporation Employee Stock Purchase Plan
•	unvested restricted stock units
•	shares held in trust for the benefit of the NEO or a spouse

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Compensation Discussion and Analysis

What Does Not Count Toward the Guideline:

•	stock options
•	unvested LTI PRSUs

The Committee annually reviews compliance with the ownership guidelines. All of the NEOs meet or exceed our ownership guidelines.

Clawback and Anti-Hedging Policy

Our Company has adopted a clawback policy applicable to all executive officers. The policy generally provides for the return by the responsible executive officer(s) of compensation received during the three full fiscal years prior to the announcement of a restatement of financial information due to material noncompliance with reporting requirements under securities laws to the extent such compensation would not have been received under the restated results. Our Company intends to adopt any changes to its clawback policy that may be necessary to comply with the requirements of the Exchange Act Rule 10D-1 after the New York Stock Exchange releases final listing standards in accordance with such rule. In addition, under Section 304 of the Sarbanes-Oxley Act of 2002, if our Company is required to restate our financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the chief executive officer and chief financial officer may be required to reimburse our Company for any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document and any profits realized from the sale of securities of our Company during that twelve-month period. In addition, our Company’s 2020 and 2010 Incentive Compensation Plans, employee form of Restricted Stock Unit Award Agreement and form of Performance Restricted Stock Unit Award Agreement provide for the forfeiture or recoupment of previously awarded compensation under certain circumstances if an executive officer’s misconduct causes loss or damage to our Company or our reputation. Our executive employment agreements, our employee form of Restricted Stock Unit Award Agreement and our form of Performance Restricted Stock Unit Award Agreement also provide that the compensation paid or RSUs granted under such agreements shall be subject to any Company clawback, forfeiture, or similar plan, policy or document reasonably adopted from time to time.

Our Company has also adopted policies prohibiting executive officers and certain other employees from holding Company securities in a margin account or pledging Company securities as collateral. These policies further prohibit all directors, executive officers and certain other employees with access to sensitive information—as well as anyone living with such persons, family members whose transactions in our Company’s stock or derivatives are directed by such persons, or those who are subject to the influence or control of such persons—from hedging their ownership of Company securities by engaging in zero-cost collars, forward sale contracts, short sales or trading in option contracts involving Company securities.

Benefits and Perquisites

Executive officers are entitled to employee benefits generally available to all full-time employees of our Company (subject to fulfilling any minimum service requirement), such as health and welfare benefits. The executive officers are also eligible to receive an incremental long-term disability insurance benefit and an executive health examination benefit that are not available to all employees. In designing these elements, our Company seeks to provide an overall level of benefits that is competitive with the level of benefits offered by similar companies in the markets in which it operates.

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Compensation Discussion and Analysis

Employment Agreements

Messrs. DeGiorgio and Seaton and Ms. Cornehl are parties to employment agreements with our Company, and, prior to their termination of employment, Messrs. Gilmore and Leavell were also party to employment agreements with our Company. Mr. DeGiorgio originally entered into his employment agreement in 2008, Mr. Seaton originally entered into his employment agreement in 2014, and Ms. Cornehl originally entered into her employment agreement in 2022. Each of the agreements for Messrs. DeGiorgio and Seaton and Ms. Cornehl were most recently renewed in 2023 and the term of each of those agreements now expires on December 31, 2025. The decision to renew the agreements reflected the Committee’s favorable evaluation of the performance of these executives, its view that the contracts provide an important retention incentive and the potential benefit to our Company from the non-competition, non-solicitation and other covenants in the contracts. The agreements specify minimum base salaries equal to the base salaries paid to such individuals at the time of execution thereof, namely $925,000, $700,000 and $420,000 for Messrs. DeGiorgio and Seaton and Ms. Cornehl, respectively. Determinations regarding bonus amounts, long term incentive awards and any increases in base salary remain at the discretion of the Committee.

The agreements provide that if our Company terminates the executive’s employment without cause, the executive is entitled to an amount representing twice the sum of the executive’s base salary and the second largest of the prior three years’ bonuses. Half of this sum would be paid over the first year following termination in twelve equal monthly installments, and the other half would be paid at the end of this one-year period. The executive’s receipt of these amounts would be contingent on our Company’s receipt of a release from the executive as well as the executive’s compliance with certain non-solicitation and confidentiality provisions contained within the agreement. In addition, if the executive’s employment is terminated without cause and the executive would otherwise, during the term of the agreement, have reached the executive’s “early retirement date” under the First American Financial Corporation Executive Supplemental Benefit Plan (the “SERP”), which is discussed in further detail below, then the executive’s benefit will be deemed vested on the early retirement date notwithstanding the termination. No additional benefits are payable in the event that the executive voluntarily terminates or termination is on account of death or disability or is for cause.

Under the agreements, cause is defined to include (1) embezzlement, theft or misappropriation of Company property, (2) willful breach of any fiduciary duties owed to our Company, (3) willful failure or refusal to comply with applicable rules and regulations, (4) commission of a felony or of any crime involving moral turpitude, fraud, or misrepresentation, (5), refusal to perform job duties or reasonable directives from the executive’s superior or the Board and (6) any gross negligence or willful misconduct resulting in loss or damage to the reputation of our Company.

The agreements are attached or referenced as an exhibit to the Form 10-K filed by our Company with the Securities and Exchange Commission on February 15, 2023.

Change-in-Control and Post-Termination Arrangements

Award agreements evidencing all outstanding awards provide that vesting will not accelerate as a result of a change-in-control that has been approved by our Company’s Board. The LTI PRSU award agreements further provide that the performance goal will be measured based on actual performance through the date of such change of control, with the final price based on the stock price immediately prior to the consummation of such change of control. Absent the specific language in the award agreements, vesting in the event of a change-in-control would be governed by the terms of our Company’s 2020 and 2010 Incentive Compensation Plans.

56 | 2023 Proxy Statement   First American Financial Corporation

Compensation Discussion and Analysis

The SERP provides additional benefits to participants under age 55 if they are involuntarily terminated within 36 months of a change-in-control. In that circumstance, benefits commence as if the participant had attained early retirement age, subject to an actuarial reduction.

The document evidencing the SERP is attached as an exhibit to the Form 10-K filed by our Company on March 1, 2011 and Amendment No. 1 thereto is attached as an exhibit to the Form 10-K filed on February 23, 2015.

Change-in-Control Agreements.

As part of our Company’s efforts to retain key employees, it has entered into agreements with each of the NEOs to provide for certain benefits in the event the executive officer is terminated following a change-in-control. As described below, the severance payment is primarily two times the sum of base salary and target bonus. In the opinion of the Committee, this structure reflects current best practices with respect to such agreements.

Under the agreement a “change-in-control” means any one of the following with respect to our Company:

•	a merger or consolidation of our Company in which our Company’s stockholders end up owning less than 50% of the voting securities of the surviving entity;
•	the sale, transfer or other disposition of all or substantially all of our Company’s assets or the complete liquidation or dissolution of our Company;
•	a change in the composition of our Company’s Board over a two-year period as a result of which fewer than a majority of the directors are incumbent directors, as defined in the agreement; or
•	the acquisition or accumulation by any person or group, subject to certain limited exceptions, of at least 25% of our Company’s voting securities.

If the termination of the executive officer’s employment occurs without cause or if the executive officer terminates such employment for good reason within 36 months following the change-in-control, our Company is required to pay the following benefits in one lump sum within ten business days:

•	the executive officer’s base salary through and including the date of termination and any accrued but unpaid annual incentive bonus;
•

an annual incentive bonus for the year in which the termination occurs in an amount equal to the target bonus for the year of termination (or if there is no target annual incentive bonus or under certain other specified circumstances, the average of the annual incentive bonuses paid for the three prior years), prorated through the date of termination;

•	accrued and unpaid vacation pay;
•	unreimbursed business expenses;
•	two times the executive officer’s annual base salary in effect immediately prior to the termination; and
•

two times the executive’s target bonus (or if there is no target annual incentive bonus or under certain other specified circumstances, two times the average of the annual incentive bonuses paid for the three prior years).

In addition, for a period of 24 months following the date on which the executive officer’s employment terminates, our Company will provide the same level of benefits and perquisites that the executive officer

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Compensation Discussion and Analysis

received at the time of termination or, if more favorable to the executive officer, at the time at which the change-in-control occurred. These benefits include tax-qualified and nonqualified savings plan benefits (excluding, however, any supplemental benefit plans), medical insurance, disability income protection, life insurance coverage and death benefits. To the extent that the executive officer cannot participate in the plans previously available, our Company will provide such benefits (or a cash equivalent) on the same after-tax basis as if they had been available. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

If the amount payable under the agreements, together with other payments and benefits, would constitute an “excess parachute payment” under the Internal Revenue Code and, consequently, be subject to excise tax, the change-in-control agreements provide for a reduction in the amount payable to that amount that would result in the elimination of the excise tax, provided that the reduced amount exceeds the net amount the executive officer would receive if the excise tax had been applied.

The change-in-control agreements automatically extend for additional one-year periods unless either party notifies the other not later than the preceding January 1 that it does not wish to extend the term.

The form change-in-control agreement is attached as an exhibit to the Form 10-Q filed by our Company on November 1, 2010.

Payments due Upon Termination and/or a Change-in-Control.

Calculations and further explanation of the payments due the NEOs upon termination of employment and/or a change-in-control are found under the portion of the “Executive Compensation Tables” section of this document entitled “Potential Payments Upon Termination or Change-in-Control.”

Retirement Benefits

NEOs may participate in several benefit plans that provide benefits upon retirement. Such retirement benefits include:

Benefit	Background
First American Financial Corporation 401(k) Savings Plan

The First American Financial Corporation 401(k) Savings Plan is a tax-qualified profit-sharing plan generally available to all employees, which authorizes company matching contributions based on the amount of employee pretax contributions and a schedule that ties the amount of matching contributions to our Company’s profitability. For 2022, for each $1.00 employees contributed to the plan up to 4% of the employee’s eligible compensation, our Company provided a match of $0.75.

Executive Supplemental Benefit Plan*	The Executive Supplemental Benefit Plan is limited to a select group of management and is closed to new participants.
First American Financial Corporation Deferred Compensation Plan*	The Deferred Compensation Plan is limited to a select group of management.

*	Further explanation of these plans can be found in the Pension Benefits and Nonqualified Deferred Compensation sections in the “Executive Compensation Tables” section.

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Compensation Discussion and Analysis

Our Company believes that these plans provide a valuable recruiting and retention mechanism for our executive officers and enable it to compete more successfully for qualified executive talent.

Effective January 1, 2011, the Committee closed the SERP to new participants and, as part of the amendments described above, fixed as of December 31, 2010 the compensation used to determine benefits payable under the SERP. The amendments also capped the annual benefit to a maximum of $500,000 for our Company’s chief executive officer and $350,000 for other participants.

Conclusion

The final level and mix of compensation determined by the Committee is considered within the context of both the objective data from a competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Committee believes that each of the compensation packages for the NEOs is within the competitive range of practices when compared to the objective comparative data even where qualitative factors have influenced the compensation decisions.

Impact of Tax and Accounting

In reaching decisions on executive compensation, the Committee generally considers the tax and accounting consequences to our Company, including the fact that compensation (including performance-based compensation) in excess of $1 million paid to covered executive officers is generally not deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986.

Under accounting guidance, long-term incentive grants of stock options and RSUs (Bonus and LTI) to executive officers and employees are recognized as compensation expense by our Company. Compensation expense for such awards is equal to the grant-date fair values of the instruments being issued and is generally recognized over the requisite service period of the award.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee on March 7, 2023 recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Compensation Committee

Michael D. McKee, Chair
Parker S. Kennedy
Mark C. Oman

First American Financial Corporation   2023 Proxy Statement | 59

Executive Compensation Tables

The following tables set forth compensation information for our Company’s NEOs pursuant to the specific requirements of applicable regulations. Our Company believes that the Summary Compensation Table below does not completely reflect our perspective on compensation for our NEOs. Rather, our Company believes that our perspective is more completely reflected in the “Compensation Discussion and Analysis” section above.

The following Summary Compensation Table sets forth compensation awarded to or earned by our NEOs for the years indicated.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation ($)		Total ($)

Kenneth D. DeGiorgio	2022	$865,673	$—	$3,792,696	$1,347,500	$—	$20,730	(4)	$6,026,599
Chief Executive Officer	2021	$818,462	$—	$2,741,970	$1,531,250	$79,578	$11,661		$5,182,921
	2020	$775,000	$—	$2,954,963	$992,000	$795,830	$20,442		$5,538,235

Mark E. Seaton	2022	$665,000	$—	$2,641,705	$558,250	$—	$18,400	(5)	$3,883,355
EVP, Chief Financial	2021	$693,462	$—	$2,080,923	$1,268,750	$—	$9,549		$4,052,684
Officer	2020	$650,000	$—	$2,174,929	$806,000	$—	$18,540		$3,649,469

Lisa W. Cornehl	2022	$390,000	$—	$319,849	$140,140	$—	$18,200	(6)	$868,189
SVP, Chief Legal Officer

Matthew F. Wajner	2022	$346,923	$—	$333,357	$117,618	$—	$18,050	(7)	$815,948
VP, Treasurer	2021	$323,692	$—	$278,080	$275,625	$—	$9,549		$886,946
	2020	$314,596	$—	$279,954	$182,280	$—	$18,540		$795,370

Steven A. Adams	2022	$350,000	$—	$290,079	$117,618	$—	$18,100	(8)	$775,797
VP, Chief Accounting
Officer

Dennis J. Gilmore	2022	$730,769	$—	$8,253,842	$—	$—	$18,667	(9)	$9,003,278
Chairman (CEO during	2021	$1,000,000	$—	$5,866,513	$3,228,750	$685,598	$10,242		$10,791,103
years presented)	2020	$1,000,000	$—	$6,627,923	$2,120,400	$1,406,274	$19,362		$11,173,959

Christopher M. Leavell	2022	$783,942	$—	$3,328,229	$—	$—	$23,461	(10)	$4,135,632
(COO of principal	2021	$768,461	$—	$2,679,974	$1,443,750	$219,613	$14,063		$5,125,861
subsidiary during years	2020	$725,000	$—	$2,869,969	$930,000	$980,481	$22,566		$5,528,016
presented)

(1)

As required by applicable rules, annual cash bonuses that were paid through performance units, or were otherwise based upon the achievement of pre-determined performance metrics, are included under the column entitled “Non-Equity Incentive Plan Compensation”, as opposed to the column entitled “Bonus”.

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Executive Compensation Tables

(2)

The amounts shown are the grant date fair value of stock awards granted in the year indicated as computed in accordance with GAAP. The values set forth under this column for each year reflect the grants made in that year in connection with performance metrics from the prior year (e.g., amounts reported for 2022 are in connection with performance metrics from 2021). For information on the valuation of the awards, refer to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)

For 2022, reflects the change in the present value of the benefit from the end of the year preceding the applicable fiscal year to the end of the applicable fiscal year for the SERP, which is a non-qualified pension plan. Negative values for 2022 are shown as zero.  See the 2022 Pension Benefits table for assumptions relating to the SERP. Amounts in the column do not include earnings under our Company’s deferred compensation plan as such earnings are neither above market nor preferential. Our Company’s deferred compensation plan provides a return based on a number of investment crediting options.

(4)

This amount consists of (a) Company contributions of $17,400 to his account in our Company’s tax qualified 401(k) savings plan, (b) life insurance premiums of $2,330.37 and (c) Company paid executive long-term disability insurance premium of $999.96.

(5)

This amount consists of (a) Company contributions of $17,400 to his account in our Company’s tax qualified 401(k) savings plan and (b) Company paid executive long-term disability insurance premium of $999.96.

(6)

This amount consists of (a) Company contributions of $17,400 to her account in our Company’s tax qualified 401(k) savings plan and (b) Company paid executive long-term disability insurance premium of $800.04.

(7)

This amount consists of Company contributions of $17,400 to his account in our Company’s tax qualified 401(k) savings plan and (b) Company paid executive long-term disability insurance premium of $650.04.

(8)

This amount consists of Company contributions of $17,400 to his account in our Company’s tax qualified 401(k) savings plan and (b) Company paid executive long-term disability insurance premium of $699.96.

(9)

This amount consists of Company contributions of $17,400 to his account in our Company’s tax qualified 401(k) savings plan, (b) life insurance premiums of $749.97 and (b) life insurance premiums of $516.60.

(10)

This amount consists of Company contributions of $17,400 to his account in our Company’s tax qualified 401(k) savings plan, (b) life insurance premiums of $5,060.74 and (c) Company paid executive long-term disability insurance premium of $999.96.

First American Financial Corporation   2023 Proxy Statement | 61

Executive Compensation Tables

Grants of Plan-Based Awards

The following table contains information concerning the annual cash bonus award opportunity and awards of Bonus RSUs, LTI RSUs and LTI PRSUs made by our Company to each of our NEOs during fiscal year 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock
Name	Grant Date	Approval Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards ($)
Kenneth D. DeGiorgio	2/22/2022(1)	2/2/22	$350,000	$1,750,000		$4,025,000
	2/22/2022(2)	2/2/22					—	22,488	—	$1,531,208
	2/22/2022(3)	2/2/22					—	23,131	—	$1,574,990
	2/22/2022(4)	2/2/22					3,855	7,710	15,420	$686,498

Mark E. Seaton	2/22/2022(1)	2/2/22	$145,000	$725,000		$1,667,500
	2/22/2022(2)	2/2/22					—	18,633	—	$1,268,721
	2/22/2022(3)	2/2/22					—	14,043	—	$956,188
	2/22/2022(4)	2/2/22					2,341	4,681	9,362	$416,796

Lisa W. Cornehl	2/22/2022(1)	2/2/22	$36,400	$182,000		$418,600
	2/22/2022(2)	2/2/22					—	1,694	—	$115,344
	2/22/2022(3)	2/2/22					—	2,092	—	$142,444
	2/22/2022(4)	2/2/22					349	697	1,394	$62,061

Matthew F. Wajner	2/22/2022(1)	2/2/22	$30,550	$152,750		$351,325
	2/22/2022(2)	2/2/22					—	1,734	—	$118,068
	2/22/2022(3)	2/2/22					—	2,202	—	$149,934
	2/22/2022(4)	2/2/22					367	734	1,468	$65,355

Steven A. Adams	2/22/2022(1)	2/2/22	$30,550	$152,750		$351,325
	2/22/2022(2)	2/2/22					—	1,889	—	$128,622
	2/22/2022(3)	2/2/22					—	1,652	—	$112,485
	2/22/2022(4)	2/2/22					275	550	1,100	$48,972

Dennis J. Gilmore	2/22/2022(1)	2/2/22	$369,000	$1,845,000	(5)	$4,243,500
	2/22/2022(2)	2/2/22					—	57,956	—	$3,946,224
	2/22/2022(3)	2/2/22					—	44,059	—	$2,999,977
	2/22/2022(4)	2/2/22					7,343	14,686	29,372	$1,307,641

Christopher M. Leavell	2/22/2022(1)	2/2/22	$165,000	$825,000	(5)	$1,897,500
	2/22/2022(2)	2/2/22					—	21,203	—	$1,443,712
	2/22/2022(3)	2/2/22						19,275	—	$1,312,435
	2/22/2022(4)	2/2/22					3,213	6,425	12,850	$572,082

(1)

Amounts represent the threshold, target and maximum amounts payable with respect to amounts awarded under our Company’s annual incentive compensation plan for 2022. Under the plan, the Compensation Committee has the discretion to decrease or increase the final payout by up to 30 percentage points. The Compensation Committee also retains the ability to award ultimately a lower amount, including the discretion not to award any amount. The amounts disclosed reflect the potential 30-percentage point increase/reduction based on strategic performance (230% and 20% of the target amount, respectively). See “Compensation Discussion and Analysis—Pay Elements—Annual Incentive Bonus.” The amounts identified in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table are the actual amounts paid under the plan.

(2)

Grants represent the Bonus RSUs issued in 2022 for 2021 performance. Vesting of Bonus RSUs occurs at a rate of 25% per year on each anniversary of the grant date, and would not occur unless, as was the case, the net income of our Company for 2022 was at least $25 million, excluding Extraordinary Items.

(3)

Grants represent LTI RSUs which were issued to the NEOs in 2022 for 2021 performance. Vesting of LTI RSUs occurs at a rate of 33 1/3% per year on each anniversary of the grant date, and would not occur unless, as was the case, the net income of our Company for 2022 was at least $25 million, excluding Extraordinary Items.

(4)

Amounts represent LTI PRSUs which were awarded to the NEOs in 2022 in connection with 2021 performance. The number of PRSUs reported above illustrates the three-year relative TSR performance metric at threshold, target or maximum.

(5)	Amounts shown reflect initial eligibility approved by the Compensation Committee, however no awards were made due to termination of employment.

62 | 2023 Proxy Statement   First American Financial Corporation

Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards of our Company held by the NEOs as of December 31, 2022.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)
Kenneth D. DeGiorgio	2/22/2019	13,199	$690,836	—	$—
	2/20/2020	25,158	$1,316,770	—	$—
	2/18/2021	38,979	$2,040,161	—	$—
	2/22/2022	47,338	$2,477,671	8,000	$418,720
Mark E. Seaton	2/22/2019	9,574	$501,103	—	$—
	2/20/2020	18,515	$969,075	—	$—
	2/18/2021	29,579	$1,548,165	—	$—
	2/22/2022	33,907	$1,774,692	4,856	$254,163
Lisa W. Cornehl	12/20/2019	121	$6,333	—	$—
	2/20/2020	497	$26,013	—	$—
	2/18/2021	980	$51,293	—	$—
	2/22/2022	3,925	$205,435	721	$37,737
Matthew F. Wajner	2/22/2019	1,306	$68,356	—	$—
	2/20/2020	2,387	$124,936	—	$—
	2/18/2021	3,953	$206,900	—	$—
	2/22/2022	4,081	$213,600	760	$39,778
Steven A. Adams	2/22/2019	—	—	—	$—
	12/21/2020	755	$39,517	—	$—
	2/18/2021	1,421	$74,375	—	$—
	2/22/2022	3,670	$192,088	569	$29,781
Dennis J. Gilmore	2/22/2019	—	$—	—	$—
	2/20/2020	—	$—	—	$—
	2/18/2021	—	$—	—	$—
	2/22/2022	—	$—	15,239	$797,609
Christopher M. Leavell	2/22/2019	—	$—	—	$—
	2/20/2020	—	$—	—	$—
	2/18/2021	—	$—	—	$—
	2/22/2022	—	$—	6,665	$348,846

(1)

LTI RSU awards granted in 2022 in connection with 2021 performance vest 33 1/3% each year on the anniversary of the grant date. LTI RSU award granted before 2022 and Bonus RSU awards vest 25% per year.  LTI RSU and Bonus RSU awards granted to Ms. Cornehl and Mr. Adams prior to their appointment to NEO in 2022 vest 33 1/3% each year.  These amounts include RSUs that may no longer be subject to a substantial risk of forfeiture (due to retirement vesting provisions), but that remain subject to restrictions and have not yet been distributed.

(2)

The market value was calculated by multiplying the number of unvested units shown in the table by $52.34, which was the closing market price on December 30, 2022, the last trading day of our fiscal year.

(3)	Amounts shown illustrate a target-level performance result for the three-year relative TSR metric.
(4)

The market value was calculated by multiplying the number of unvested units shown in the table by $52.34, which was the closing market price on December 30, 2022, the last trading day of our fiscal year.

First American Financial Corporation   2023 Proxy Statement | 63

Executive Compensation Tables

Option Exercises and Stock Vested

The following table sets forth information concerning value realized by each of the NEOs upon exercise of stock options and vesting of stock during 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kenneth D. DeGiorgio	49,104	$3,279,496
Mark E. Seaton	36,264	$2,422,313
Lisa W. Cornehl	1,185	$77,504
Matthew F. Wajner	4,724	$315,585
Steven A. Adams	826	$49,713
Dennis J. Gilmore	107,987	$7,211,071
Christopher M. Leavell	47,801	$3,192,541

Pension Benefits

The following table shows the actuarial present value of the accumulated retirement benefits payable upon normal retirement age to each of the NEOs, computed as of December 31, 2022. The amounts are based upon benefits provided to the NEOs under the SERP. Messrs. Seaton, Wajner and Adams, and Ms. Cornehl were never participants in the SERP.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Kenneth D. DeGiorgio	SERP(3)	23.8	$1,890,306	$—
Dennis J. Gilmore(2)	SERP(3)	29.3	$6,738,959	$—
Christopher M. Leavell(2)	SERP(3)	25.5	$4,102,376	$—

(1)

Credited years of service for benefit calculation purposes is the time between the participant’s commencement of participation in the plan and December 31, 2022. Participants in the SERP must have completed 10 years of credited service in order to be eligible to receive SERP benefits. Years of credited service beyond the minimum 10 year requirement do not result in any additional benefits under the SERP.

(2)

Messrs. Gilmore and Leavell are eligible for normal retirement and early retirement, respectively, under the SERP due to their age and meeting applicable service requirements.  Based on their respective termination dates in 2022, payments will be initiated following a 6-month waiting period due to IRC Section 409A.

(3)

SERP eligibility requires 10 years of service and five years of participation in the plan with the benefit dependent on age at retirement between 55 and 62, rather than credited years of service. The following assumptions were used for calculating present values: interest rate of 2.89%, post-retirement mortality per the Pri-2012 “Retirees” and “Contingent Survivors” tables projected generationally beyond 2012 using MP-2020 Order 2 Graduation Alternative Projection Scale. The “Contingent Survivors” tables will be used for spouses only after death of the primary retiree. Benefit is payable as a 50% joint and survivor annuity and spouse is assumed to be one year younger than the participant.

The SERP, which was closed to new participants on January 1, 2011, provides retirement benefits for, and pre-retirement death benefits with respect to certain key management personnel. Under the plan, upon retirement at normal retirement date (the latest of age 62, the date on which the participant completes 10 years of service and the date on which the participant was covered, in combination, by the plan for five years) the participant generally receives a joint life and 50% survivor annuity benefit equal to 30% of “final average compensation.” “Final average compensation” is generally equal to the participant’s average one year covered compensation for the five-year period ending on December 31, 2010, irrespective of the participant’s actual retirement date. Final average compensation generally includes base salary and commissions, cash bonuses and stock bonuses that are granted to compensate for past

64 | 2023 Proxy Statement   First American Financial Corporation

Executive Compensation Tables

services (such as Bonus RSUs, as described below). The maximum annual benefit under the SERP is capped at $500,000 for our Company’s chief executive officer and at $350,000 for all other participants.

To be eligible to receive benefits under the plan, a participant must be at least age 55, have been an employee of our Company or one of our subsidiaries for at least 10 years and covered by the plan for at least five years. In the event of early retirement, benefits under the SERP are generally reduced by 5.952% for each year prior to age 62 in which retirement actually occurs. The pre-retirement death benefit under the SERP generally consists of 10 annual payments, each of which equals 15% of final average compensation. Subject to applicable legal rules, the Board can, in its discretion, pay the participant or beneficiary in an actuarial equivalent lump sum or other form of benefit. In the event of a “change-in-control” (as defined in the plan) of our Company, benefits under the SERP become 100% vested, and, if within 36 months following the change in control the participant’s employment is terminated by our Company without cause or by the participant for good reason, the participant will be entitled to benefits equal to the benefits provided by the plan (subject to reductions for early retirement) or, if the participant is not yet eligible for early retirement, subject to an actuarial reduction.

Participants who engage in competition with our Company, either during their employment with, or following their departure from, our Company, forfeit their right to receive any vested benefits under the plan. Competition is defined to include involvement with a competing business; the misappropriation, sale, use or disclosure of our Company’s trade secrets, confidential or proprietary information; and solicitation of Company employees or customers.

Nonqualified Deferred Compensation

As reflected in the following table, certain of the NEOs have elected to participate in the First American Financial Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) and/or elected to defer receipt of shares from RSUs granted under the First American Financial Corporation 2010 Incentive Compensation Plan and/or the First American Financial Corporation 2020 Incentive Compensation Plan. Messrs. Seaton, Wajner and Adams and Ms. Cornehl did not have any nonqualified deferred compensation.

Name	Executive Deferrals in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Amount of Deferred Compensation at Last FYE(3) ($)
Kenneth D. DeGiorgio	$—	$—	$(3,414,053)	$5,669,424	(4)	$7,495,135
Dennis J. Gilmore	$200,000	$—	$(414,855)	$—		$5,173,323
Christopher M. Leavell	$500,014	$—	$(431,155)	$—		$2,617,514

(1)

Represents the amount contributed during the year to the Deferred Compensation Plan plus the value of any RSUs vested during the year but subject to deferred distribution. These amounts are included in the Summary Compensation Table.

(2)

Represents earnings or losses on participant-selected investment options in the Deferred Compensation Plan and/or the increase or decrease in the fair market value of the deferred RSUs, including dividend equivalents thereon. These amounts are not reflected in the Summary Compensation Table.

(3)

These amounts are as of December 31, 2022. The amounts are included in the fiscal year-end balance and previously reported as compensation to the listed officers in the Summary Compensation Table for 2010 through 2021.  Additional amounts were contributed by the executives prior to our Company’s separation from our former parent company.

(4)	This amount represents distributions during the year from previously deferred RSUs, valued using the closing stock price on the distribution date.

The Deferred Compensation Plan offers a select group of management and highly compensated employees the opportunity to elect to defer up to 100% of their base salary, commissions and certain eligible cash bonuses. A committee appointed by the Board is responsible for administering the plan. The

First American Financial Corporation   2023 Proxy Statement | 65

Executive Compensation Tables

plan is unfunded and unsecured. However, our Company informally funds the plan through variable universal life insurance and absorbs all insurance charges. Our Company maintains a deferral account for each participating employee on a fully vested basis for all deferrals. Participants can choose to have their cash benefits paid in one lump sum or in quarterly payments upon termination of employment or death. Subject to the terms and conditions of the plan, participants also may elect scheduled and nonscheduled in-service withdrawals of compensation deferred prior to January 1, 2005, and the earnings and losses attributable thereto. Withdrawals of compensation deferred after December 31, 2004, and the earnings and losses attributable thereto, must be scheduled by the participant at the time the participant elects to defer such compensation.

Participants allocate their deferrals among a variety of investment crediting options offered under the plan. The investment crediting rates are based upon the rates of return available under certain retail mutual funds.

For all participants who joined the Deferred Compensation Plan prior to December 31, 2001, the plan provides a pre-retirement death benefit equal to the lesser of 15 times the amount deferred in the participant’s first year of participation or $2 million. The death benefit is reduced beginning at age 61 by 20% per year. Participants who join the plan after December 31, 2001 are not eligible for this death benefit. Our Company maintains term life insurance policies to fund this enhanced pre-retirement death benefit.

The First American Financial Corporation 2010 Incentive Compensation Plan and the First American Financial Corporation 2020 Incentive Compensation Plan offer a select group of management and highly compensated employees the opportunity to defer the distribution of their RSUs to a future date beyond the scheduled vesting date. Participants may elect to defer the distribution of a particular vesting tranche of an award to a future date while employed with our Company, upon termination of employment or in annual installments over two to 15 years post termination of employment.

With respect to deferrals to a future date while employed, participants must specify the year in which they wish to receive the distribution of the RSUs, provided that such year is later than the year of the scheduled vesting date. The resulting deferred distribution date will be the anniversary of the grant date in the year selected. If the participant terminates employment prior to the scheduled vesting date, the deferral election will not apply and the payment of such RSUs will be handled pursuant to the terms of the RSU Award Agreement. If the participant terminates employment after a scheduled vesting date but prior to the deferred distribution date, the participant will receive the distribution of the deferred RSUs upon termination. If the initial deferral election is made after the grant date, the deferred RSUs will be distributed following the later of the termination date or five years from the scheduled vesting date.

Potential Payments upon Termination or Change-in-Control

The following tables describe payments and other benefits that would be provided to the NEOs under the specified circumstances upon a change-in-control of our Company or their termination on December 31, 2022. For further discussion, see “Change-in-Control and Post-Termination Arrangements” on page 56.

66 | 2023 Proxy Statement   First American Financial Corporation

Executive Compensation Tables

Kenneth D. DeGiorgio

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/By Employee for Good Reason		Without Termination	With Termination Without Cause/By Employee for Good Reason		Death		Disability
Amounts Due to Triggering Event
Severance	$—	$—	$7,290,000	(1)	$—	$8,850,000	(2)	$—		$—
Bonus	$—	$—	$—		$—	$3,500,000	(3)	$—		$—
Accelerated Vesting of RSUs(4)	$—	$—	$5,813,666		$6,944,157	$6,944,157		$6,944,157		$6,944,157
Benefit Continuation	$—	$—	$—		$—	$186,724	(5)	$—		$—
Enhanced SERP(6)	$—	$—	$—		$—	$1,856,975	(7)	$1,039,787	(8)	$1,983,670	(9)
Incremental Severance Sub-Total	$—	$—	$13,103,666		$6,944,157	$21,337,856		$7,983,944		$8,927,827
Previously Earned/ Vested Amounts
Deferred RSUs(10)	$3,764,607	$3,764,607	$3,764,607		$3,764,607	$3,764,607		$3,764,607		$3,764,607
Deferred Compensation Plan	$3,730,528	$3,730,528	$3,730,528		$3,730,528	$3,730,528		$4,342,903	(11)	$3,730,528
Vested 401(k) Savings Plan Balance	$1,535,204	$1,535,204	$1,535,204		$1,535,204	$1,535,204		$1,535,204		$1,535,204
Total Value	$9,030,339	$9,030,339	$22,134,005		$15,974,496	$30,368,195		$17,626,658		$17,958,166

(1)	Represents two times the executive’s base salary in effect immediately prior to the date of termination and two times the median of the executive’s last three annual incentive bonuses.
(2)

Represents two times the executive’s base salary in effect immediately prior to the date of termination and two times the executive’s target annual incentive bonus for the current fiscal year, or if there is no such target, the average annual discretionary incentive bonus earned by the executive during the last three completed fiscal years.

(3)	Represents the pro rata portion of the executive’s target annual bonus for the year of termination.
(4)

Unvested RSUs do not accelerate, except in the event of a change-in-control of our Company that is not approved by our Board and in the event of death or disability per our Company’s 2010 Incentive Compensation Plan, 2020 Incentive Compensation Plan, and related agreements. For the purpose of this table, we’ve shown the impact of a change-in-control that was not approved by our Board.  In the event of termination after meeting early retirement (age 55 with 10 years of service), normal retirement (age 60, or age 62 for RSUs granted before 2021), or involuntary termination without cause, absent a change-in-control, all unvested Bonus RSUs vest one year after termination. In the event of termination after meeting normal retirement, or for grants made in 2021 and 2022, involuntary termination without cause (absent a change-in-control), all unvested LTI RSUs vest one year after termination.

(5)	Represents cash payments to the executive to cover the cost of purchasing the benefits on an after-tax basis for 24 months post termination.
(6)	“Enhanced SERP” refers to any payments which accrue to the executive, who is not yet vested, under the various scenarios for the SERP.
(7)

If a qualifying termination occurs within 36 months after a change-in-control of our Company, the executive becomes 100% vested in the benefit in the amount the executive would have been entitled to receive had he attained his early retirement date, with an actuarial reduction if the executive had not reached early retirement age. Represents the enhanced present value of the benefit calculated using the following assumptions: Pri-2012 “Retirees” and “Contingent Survivors” tables projected generationally beyond 2012 using MP-2020 Order 2 Graduation Alternative Project Scale, and a discount rate of 2.49%.

(8)	Represents the present value of 10 annual payments equal to 15% of the participant’s final average compensation, calculated using a 2.49% discount rate.
(9)

Represents the present value of the benefit calculated using the following assumptions: Pri-2012 “Retirees” and “Contingent Survivors” tables projected generationally beyond 2012 using MP-2020 Order 2 Graduation Alternative Project Scale, a discount rate of 5.56% and participant remains disabled until earliest retirement date at age 55.

(10)	Represents shares from vested RSUs that would have otherwise been distributed in years 2012 to 2017 had they not been deferred pursuant to a deferred compensation arrangement.
(11)

Represents the sum of (a) the vested balance on December 31, 2022 of $3,730,528 and (b) a $612,375 pre-retirement death benefit equal to 15 times the amount deferred in the participant’s first year of participation.

First American Financial Corporation   2023 Proxy Statement | 67

Executive Compensation Tables

Mark E. Seaton

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/By Employee for Good Reason		Without Termination	With Termination Without Cause/By Employee for Good Reason		Death	Disability
Amounts Due to Triggering Event
Severance	$—	$—	$5,820,000	(1)	$—	$4,300,000	(2)	$—	$—
Bonus	$—	$—	$—		$—	$1,450,000	(3)	$—	$—
Accelerated Vesting of RSUs(4)	$—	$—	$4,289,577		$5,047,199	$5,047,199		$5,047,199	$5,047,199
Benefit Continuation	$—	$—	$—		$—	$176,881	(5)	$—	$—
Incremental Severance Sub-Total	$—	$—	$10,109,577		$5,047,199	$10,974,080		$5,047,199	$5,047,199
Previously Earned/ Vested Amounts
Vested 401(k) Savings Plan Balance	$650,213	$650,213	$650,213		$650,213	$650,213		$650,213	$650,213
Total Value	$650,213	$650,213	$10,759,790		$5,697,412	$11,624,293		$5,697,412	$5,697,412

(1)	Represents two times the executive’s base salary in effect immediately prior to the date of termination and two times the median of the executive’s last three annual incentive bonuses.
(2)

Represents two times the executive’s base salary in effect immediately prior to the date of termination and two times the executive’s target annual incentive bonus for the current fiscal year, or if there is no such target, the average annual discretionary incentive bonus earned by the executive during the last three completed fiscal years.

(3)	Represents the pro rata portion of the executive’s target annual bonus for the year of termination.
(4)

Unvested RSUs do not accelerate, except in the event of a change-in-control of our Company that is not approved by our Board and in the event of death or disability per our Company’s 2010 Incentive Compensation Plan, 2020 Incentive Compensation Plan, and related agreements. For the purpose of this table, we’ve shown the impact of a change-in-control that was not approved by our Board of Directors.  In the event of termination after meeting early retirement (age 55 with 10 years of service), normal retirement (age 60, or age 62 for RSUs granted before 2021), or involuntary termination without cause, absent a change-in-control, all unvested Bonus RSUs vest one year after termination. In the event of termination after meeting normal retirement, or for grants made in 2021 and 2022, involuntary termination without cause (absent a change-in-control), all unvested LTI RSUs vest one year after termination.

(5)	Represents cash payments to the executive to cover the cost of purchasing the benefits on an after-tax basis for 24 months post termination.

68 | 2023 Proxy Statement   First American Financial Corporation

Executive Compensation Tables

Lisa W. Cornehl

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/By Employee for Good Reason		Without Termination	With Termination Without Cause/By Employee for Good Reason		Death	Disability
Amounts Due to Triggering Event
Severance	$—	$—	$1,270,000	(1)	$—	$1,400,000	(2)	$—	$—
Bonus	$—	$—	$—		$—	$280,000	(3)	$—	$—
Accelerated Vesting of RSUs(4)	$—	$—	$313,726		$326,811	$326,811		$326,811	$326,811
Benefit Continuation	$—	$—	$—		$—	$56,948	(5)	$—	$—
Incremental Severance Sub-Total	$—	$—	$1,583,726		$326,811	$2,063,759		$326,811	$326,811
Previously Earned/ Vested Amounts
Vested 401(k) Savings Plan Balance	$382,375	$382,375	$382,375		$382,375	$382,375		$382,375	$382,375
Total Value	$382,375	$382,375	$1,966,101		$709,186	$2,446,134		$709,186	$709,186

(1)	Represents two times the executive’s base salary in effect immediately prior to the date of termination and two times the median of the executive’s last three annual incentive bonuses.
(2)

Represents two times the executive’s base salary in effect immediately prior to the date of termination and two times the executive’s target annual incentive bonus for the current fiscal year, or if there is no such target, the average annual discretionary incentive bonus earned by the executive during the last three completed fiscal years.

(3)	Represents the pro rata portion of the executive’s target annual bonus for the year of termination.
(4)

Unvested RSUs do not accelerate, except in the event of a change-in-control of our Company that is not approved by our Board and in the event of death or disability per our Company’s 2010 Incentive Compensation Plan, 2020 Incentive Compensation Plan, and related agreements. For the purpose of this table, we’ve shown the impact of a change-in-control that was not approved by our Board of Directors.  In the event of termination after meeting early retirement (age 55 with 10 years of service), normal retirement (age 60, or age 62 for RSUs granted before 2021), or involuntary termination without cause, absent a change-in-control, all unvested Bonus RSUs vest one year after termination. In the event of termination after meeting normal retirement, or for grants made in 2021 and 2022, involuntary termination without cause (absent a change-in-control), all unvested LTI RSUs vest one year after termination.

(5)	Represents cash payments to the executive to cover the cost of purchasing the benefits on an after-tax basis for 24 months post termination.

First American Financial Corporation   2023 Proxy Statement | 69

Executive Compensation Tables

Matthew F. Wajner

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/By Employee for Good Reason		Without Termination	With Termination Without Cause/By Employee for Good Reason		Death	Disability
Amounts Due to Triggering Event
Severance	$—	$—	$67,308	(1)	$—	$1,170,000	(2)	$—	$—
Bonus	$—	$—	$—		$—	$235,000	(3)	$—	$—
Accelerated Vesting of RSUs(4)	$—	$—	$527,535		$653,570	$653,570		$653,570	$653,570
Benefit Continuation	$—	$—	$—		$—	$126,954	(5)	$—	$—
Incremental Severance Sub-Total	$—	$—	$594,843		$653,570	$2,185,524		$653,570	$653,570
Previously Earned/ Vested Amounts
Vested 401(k) Savings Plan Balance	$422,687	$422,687	$422,687		$422,687	$422,687		$422,687	$422,687
Total Value	$422,687	$422,687	$1,017,530		$1,076,257	$2,608,211		$1,076,257	$1,076,257

(1)

Pursuant to our Company’s severance plan generally available to employees without employment or severance agreements, Mr. Wajner could be eligible for 10 weeks of severance pay when laid off or terminated without cause in a situation not involving a change in control, subject to the terms of the plan.

(2)

Represents two times the executive’s base salary in effect immediately prior to the date of termination and two times the executive’s target annual incentive bonus for the current fiscal year, or if there is no such target, the average annual discretionary incentive bonus earned by the executive during the last three completed fiscal years.

(3)	Represents the pro rata portion of the executive’s target annual bonus for the year of termination.
(4)

Unvested RSUs do not accelerate, except in the event of a change-in-control of our Company that is not approved by our Board and in the event of death or disability per our Company’s 2010 Incentive Compensation Plan, 2020 Incentive Compensation Plan, and related agreements. In the event of termination after meeting early retirement (age 55 with 10 years of service), normal retirement (age 60, or age 62 for RSUs granted before 2021), or involuntary termination without cause, absent a change-in-control, all unvested Bonus RSUs vest one year after termination. In the event of termination after meeting normal retirement, or for grants made in 2021 only, involuntary termination without cause, absent a change-in-control, all unvested LTI RSUs vest one year after termination.

(5)	Represents cash payments to the executive to cover the cost of purchasing the benefits on an after-tax basis for 24 months post termination.

70 | 2023 Proxy Statement   First American Financial Corporation

Executive Compensation Tables

Steven A. Adams

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/By Employee for Good Reason		Without Termination	With Termination Without Cause/By Employee for Good Reason		Death	Disability
Amounts Due to Triggering Event
Severance	$—	$—	$13,462	(1)	$—	$1,170,000	(2)	$—	$—
Bonus	$—	$—	$—		$—	$235,000	(3)	$—	$—
Accelerated Vesting of RSUs(4)	$—	$—	$296,244		$335,761	$335,761		$335,761	$335,761
Benefit Continuation	$—	$—	$—		$—	$127,106	(5)	$—	$—
Incremental Severance Sub-Total	$—	$—	$309,706		$335,761	$1,867,867		$335,761	$335,761
Previously Earned/ Vested Amounts
Vested 401(k) Savings Plan Balance	$47,623	$47,623	$47,623		$47,623	$47,623		$47,623	$47,623
Total Value	$47,623	$47,623	$357,329		$383,384	$1,915,490		$383,384	$383,384

(1)

Pursuant to our Company’s severance plan generally available to employees without employment or severance agreements, Mr. Adams could be eligible for 2 weeks of severance pay when laid off or terminated without cause in a situation not involving a change in control, subject to the terms of the plan.

(2)

Represents two times the executive’s base salary in effect immediately prior to the date of termination and two times the executive’s target annual incentive bonus for the current fiscal year, or if there is no such target, the average annual discretionary incentive bonus earned by the executive during the last three completed fiscal years.

(3)	Represents the pro rata portion of the executive’s target annual bonus for the year of termination.
(4)

Unvested RSUs do not accelerate, except in the event of a change-in-control of our Company that is not approved by our Board and in the event of death or disability per our Company’s 2010 Incentive Compensation Plan, 2020 Incentive Compensation Plan, and related agreements. In the event of termination after meeting early retirement (age 55 with 10 years of service), normal retirement (age 60, or age 62 for RSUs granted before 2021), or involuntary termination without cause, absent a change-in-control, all unvested Bonus RSUs vest one year after termination. In the event of termination after meeting normal retirement, or for grants made in 2021 only, involuntary termination without cause, absent a change-in-control, all unvested LTI RSUs vest one year after termination.

(5)	Represents cash payments to the executive to cover the cost of purchasing the benefits on an after-tax basis for 24 months post termination.

First American Financial Corporation   2023 Proxy Statement | 71

Executive Compensation Tables

Dennis J. Gilmore

		Involuntary Termination		Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination(1)	For Cause	Without Cause/By Employee for Good Reason	Without Termination	With Termination Without Cause/By Employee for Good Reason	Death	Disability
Amounts Due to Triggering Event
Severance	$—	$—	$—	$—	$—	$—	$—
Bonus	$—	$—	$—	$—	$—	$—	$—
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—
Incremental Severance Sub-Total	$—	$—	$—	$—	$—	$—	$—
Previously Earned/ Vested Amounts
Vested RSUs due to Retirement Rules	$15,138,298	$—	$—	$—	$—	$—	$—
Deferred Compensation Plan	$—	$—	$—	$—	$—	$—	$—
Vested 401(k) Savings Plan Balance	$1,612,753	$—	$—	$—	$—	$—	$—
Vested SERP	$6,738,959	$—	$—	$—	$—	$—	$—
Total Value	$23,490,010	$—	$—	$—	$—	$—	$—

(1)	Mr. Gilmore ‘s retirement on September 9, 2022 was considered voluntary termination. Voluntary termination would qualify as normal retirement under the SERP and our Company’s RSU grant agreements.

72 | 2023 Proxy Statement   First American Financial Corporation

Executive Compensation Tables

Christopher M. Leavell

		Involuntary Termination		Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/By Employee for Good Reason (1)	Without Termination	With Termination Without Cause/By Employee for Good Reason	Death	Disability
Amounts Due to Triggering Event
Severance	$—	$—	$6,650,000	$—	$—	$—	$—
Bonus	$—	$—	$—	$—	$—	$—	$—
Accelerated Vesting of RSUs	$—	$—	$5,363,489	$—	$—	$—	$—
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—
Incremental Severance Sub-Total	$—	$—	$12,013,489	$—	$—	$—	$—
Previously Earned/ Vested Amounts
Deferred Compensation Plan	$—	$—	$2,617,514	$—	$—	$—	$—
Vested 401(k) Savings Plan Balance	$—	$—	$1,318,243	$—	$—	$—	$—
Vested SERP	$—	$—	$4,102,376	$—	$—	$—	$—
Total Value	$—	$—	$20,051,622	$—	$—	$—	$—

(1)

Mr. Leavell ceased to serve as chief operating officer, First American Title Insurance Company on July 6, 2022 and his full-time employment by our Company ceased on December 31, 2022.  Such termination was an involuntary termination without cause and thus Mr. Leavell became entitled to severance under his employment agreement.

Pay Ratio

For purposes of identifying our Company’s median employee from a total annual compensation perspective, our Company applied the following methodology: our Company utilized a measurement date of December 31, 2022; annual total compensation included base salary, overtime, annual bonus, other incentive pay, Company match on retirement programs or profit sharing contributions, the grant date fair value of RSUs and other perquisites; our Company did not apply a cost-of-living adjustment to compensation for employees located outside of the United States.

As of December 31, 2022, our Company had 21,932 total (United States and non-United States) employees. The median employee’s annual total compensation was $56,573. The resulting Kenneth D. DeGiorgio to median employee pay ratio was 107 to 1 given Kenneth D. DeGiorgio’s total compensation of $6,026,599.

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Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company. For further information concerning our Company’s pay for performance philosophy and how our Company aligns executive compensation with our Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO DeGiorgio (1)	Summary Compensation Table Total for PEO Gilmore (1)	Compensation Actually Paid to PEO DeGiorgio (2)	Compensation Actually Paid to PEO Gilmore (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to non-PEO NEOs (4)	Total Stockholder Return (5)	Peer Group Total Stockholder Return (6)	Net Income (Millions) (7)	Return On Equity (8)
2022	$6,026,599	$9,003,278	$2,859,390	$1,888,355	$2,095,784	$643,489	$99	$122	263	11.9%
2021	$—	$10,791,103	$—	$17,739,031	$3,812,103	$6,217,027	$143	$119	1,241	16.9%
2020	$—	$11,173,959	$—	$8,619,580	$3,877,773	$3,091,759	$91	$98	696	13.8%

In 2022, Kenneth D. DeGiorgio was President of our Company through February 4, 2022, on which date he became Chief Executive Officer (Principal Executive Officer (“PEO”)) of our Company. In 2022, Dennis J. Gilmore was Chief Executive Officer (PEO) of our Company through February 4, 2022, on which date he became Chairman of our Board. Throughout the tables included in this Pay Versus Performance section, “PEO DeGiorgio” represents Mr. DeGiorgio and “PEO Gilmore” represents Mr. Gilmore.

(1)	The dollar amounts reported are the amounts of total compensation reported in our Summary Compensation Table.
(2)

The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid. Equity values are calculated in accordance with GAAP, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(i)	Equity Award Adjustments(ii)	Compensation Actually Paid to PEO
2022 PEO DeGiorgio	$6,026,599	$3,792,696	$505,349	$2,859,390
2022 PEO Gilmore	$9,003,278	$8,253,842	$1,138,918	$1,888,355
2021 PEO Gilmore	$10,791,103	$5,866,513	$13,500,040	$17,739,031
2020 PEO Gilmore	$11,173,959	$6,627,923	$5,479,818	$8,619,580

(i)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(ii)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (A) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (B) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (C) for awards that are granted and vest in  same applicable year, the fair value as of the vesting date; (D) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (E) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (F) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

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Pay Versus Performance

Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Equity Award Adjustment
2022 PEO DeGiorgio	$2,744,980	$(1,677,721)	$—	$(561,910)	$—	$—	$505,349
2022 PEO Gilmore	$6,020,014	$(3,644,344)	$—	$(1,236,752)	$—	$—	$1,138,918
2021 PEO Gilmore	$8,142,961	$4,810,734	$—	$546,345	$—	$—	$13,500,040
2020 PEO Gilmore	$5,262,181	$(567,247)	$—	$784,884	$—	$—	$5,479,818

(3)

The dollar amounts reported represent the average of the amounts reported for our Company’s NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our PEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Mark E. Seaton, Lisa W. Cornehl, Matthew F. Wajner, Steven A. Adams and Christopher M. Leavell; (ii) for 2021, Kenneth D. DeGiorgio, Mark E. Seaton, Matthew F. Wajner and Christopher M. Leavell; and (iii) for 2020, Kenneth D. DeGiorgio, Mark E. Seaton, Matthew F. Wajner and Christopher M. Leavell.

(4)

The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our PEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our PEO) during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 2. Equity values are calculated in accordance with GAAP, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(i)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$2,095,784	$1,382,644	$(69,651)	$643,489
2021	$3,812,103	$1,945,237	$4,394,682	$6,217,027
2020	$3,877,773	$2,069,954	$1,702,998	$3,091,759

(i)	The amounts deducted or added in calculating the total average equity award adjustments are as follows.

First American Financial Corporation   2023 Proxy Statement | 75

Pay Versus Performance

Year	Average Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments
2022	$1,004,967	$(527,711)	$—	$(208,969)	$(337,938)	$—	$(69,651)
2021	$2,700,069	$1,524,039	$—	$170,574	$—	$—	$4,394,682
2020	$1,643,422	$(180,714)	$—	$240,290	$—	$—	$1,702,998

(5)

Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our Company’s share price at the end and the beginning of the measurement period by our Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is January 1, 2020.

(6)

Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Comparator Companies as described in the Compensation Discussion and Analysis.

(7)	The dollar amounts reported represent the amount of net income reflected in our Company’s audited financial statements for the applicable year.
(8)

Our Company’s Selected Measure is Return on Equity, which is defined as net income attributable to our Company divided by average invested stockholders’ equity (total equity excluding accumulated other comprehensive income/loss and noncontrolling interests), subject to the same adjustment for current year net investment gains/losses from the investment portfolio and venture investment portfolio (other than in connection with certain liquidity events) and potential other adjustments as apply to the Pretax Margin metric.

Financial Performance Measures

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” our Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that our Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by our Company to link executive compensation actually paid to our Company’s NEOs, for the most recently completed fiscal year, to our Company’s performance are as follows:

•Return on Equity

•Pretax Margin

•Earnings Per Share

Each of “Return on Equity” and “Pretax Margin” are described in the section “Executive Compensation – Compensation Discussion and Analysis.”

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” our Company’s executive compensation program reflects a variable pay-for-performance philosophy. While our Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, our Company generally seeks to incentivize long-term performance, and therefore does not specifically align our Company’s performance measures with compensation that is

76 | 2023 Proxy Statement   First American Financial Corporation

Pay Versus Performance

actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, our Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid, Cumulative TSR and Peer Group TSR

Pay Versus TSR 2020-2022
Indexed Total Shareholder Return
160
140
120
100
80
60
40
20
0
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid (CAP) ($Mil.)
2020
2021
2022
CAP to PEO(a)
CAP to PEO(b)
Avg. CAP to NEOs
Peer Group TSR
FAF TSR

PEO(a) represents Kenneth D. DeGiorgio and PEO(b) represents Dennis J. Gilmore

First American Financial Corporation   2023 Proxy Statement | 77

Pay Versus Performance

Compensation Actually Paid and Net Income

Pay Versus Net Income 2020-2022
Annual Net Income ($Mil.)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Compensation Actually Paid (CAP) ($Mil.)
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
2020
2021
2022
CAP to PEO(a)
CAP to PEO(b)
Avg. CAP to Other NEOs
Net Income to the Company

PEO(a) represents Kenneth D. DeGiorgio and PEO(b) represents Dennis J. Gilmore

78 | 2023 Proxy Statement   First American Financial Corporation

Pay Versus Performance

Compensation Actually Paid and Return on Equity

Pay Versus Return on Equity 2020-2022
Return on Equity
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
Compensation Actually Paid (CAP) ($Mil.)
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
2020
2021
2022
CAP to PEO(a)
CAP to PEO(b)
Avg CAP to NEOs
ROE

PEO(a) represents Kenneth D. DeGiorgio and PEO(b) represents Dennis J. Gilmore

First American Financial Corporation   2023 Proxy Statement | 79

Director Compensation

The following table sets forth the cash and other compensation earned by directors of our Company, other than executive officers, during the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1) ($)	All Other Compensation ($)		Total ($)
James L. Doti	137,329		149,934	—		287,263
Dennis J. Gilmore	75,849		—	5,000		80,849	(2)
Reginald H. Gilyard	105,000		149,934	—		254,934
Parker S. Kennedy	141,644		149,934	20,000		311,578	(3)
Margaret M. McCarthy	115,000		149,934	—		264,934
Michael D. McKee	120,000		149,934	—		269,934
Thomas V. McKernan	110,000	(4)	149,934	—		259,934
Mark C. Oman	120,000		149,934	—		269,934
Marsha A. Spence	—		—	137,300	(5)	137,300
Martha B. Wyrsch	105,000		149,934	—		254,934

(1)

The amounts shown are the grant date fair value of stock awards granted in the year as computed in accordance with GAAP using the fair market value (as defined in our 2020 Incentive Compensation Plan) of our common stock on the grant date. For information on the valuation of the awards, refer to Note 18 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)

Mr. Gilmore did not receive compensation as a member of the Board until his retirement from our Company on September 9, 2022 and his annual retainer was prorated accordingly. Amount includes $5,000 for service on the board of directors of First American Trust, FSB, a subsidiary of our Company, during the fourth quarter of 2022. In addition, our Company maintains an office for Mr. Gilmore and provides him with mobile devices and administrative support.

(3)

Includes $20,000 for service on the board of directors of First American Trust, FSB, a subsidiary of our Company. In addition, our Company maintains an office for Mr. Kennedy and provides him with mobile devices, a computer, other office equipment and administrative support.

(4)	Includes $95,000 of deferred retainer fees earned for Board service pursuant to our Company’s deferred compensation plan.
(5)

In May 2022, Ms. Spence entered into an employment agreement to continue as chairman of MLHC for one year. Pursuant to that agreement, Ms. Spence was paid a salary of approximately $137,300 in 2022 and accordingly is not receiving director fees during the term of her employment.

Compensation of non-employee directors consists of several components. The 2022 annual cash retainer was $95,000. The chairman of the Board received an additional annual retainer of $150,000. The lead independent director of our Company received an additional annual retainer of $25,000. The chairs of the Audit Committee, the Compensation Committee, and the Governance Committee received an additional annual retainer equal to $25,000, $15,000 and $10,000, respectively. Members of the Audit Committee, the Compensation Committee, and the Governance Committee received an additional annual retainer equal to $15,000, $10,000 and $10,000, respectively. Retainers are prorated for partial-year service. On February 22, 2022, our Company granted to each non-employee director who was serving at such time RSUs with a grant date fair value of $149,934. Director RSUs vest over one year, subject to continued service on the Board. All outstanding awards vest upon retirement irrespective of length of service prior to such retirement. Directors may also receive additional compensation for serving on the board of directors of certain of our Company’s subsidiaries (payments are described in footnote two to the table above).

80 | 2023 Proxy Statement   First American Financial Corporation

Director Compensation

The aggregate number of unvested RSUs held by each non-employee director who served during the year is as set forth in the table below as of December 31, 2022.

Name	Restricted Stock Units (#)
James L. Doti	2,202
Reginald H. Gilyard	2,202
Parker S. Kennedy	2,202
Margaret M. McCarthy	2,202
Michael D. McKee	2,202
Thomas V. McKernan	2,202
Mark C. Oman	2,202
Martha B. Wyrsch	2,202

The Board has established stock ownership guidelines for non-employee directors whereby such directors are expected to own at least five times their cash annual retainer in Company common stock. RSUs issued to directors are included for purposes of meeting the guidelines. Directors have five years following commencement of service to satisfy the guidelines.

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II. Required Information

Code of Ethics

Our Board has adopted a code of ethics that applies to our Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of this code of ethics is posted in the corporate governance section of our Company’s website at www.firstam.com. To the extent our Company waives or amends any provisions of this code of ethics, it will disclose within four business days such waivers or amendments on the above website. The Board also has adopted a broader code of ethics and conduct, applying to all employees, officers and directors, which also has been posted to the website at the address stated above. Each of these codes is available in print to any stockholder who requests it. Such request should be sent to the secretary at 1 First American Way, Santa Ana, California 92707.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines, which have been posted in the corporate governance section of the website at www.firstam.com and are available in print to any stockholder who requests them. Such request should be sent to the secretary at 1 First American Way, Santa Ana, California 92707. In addition to stating the standards that the Board applies in determining whether or not its members are independent, these guidelines state the qualifications and responsibilities of our directors and describe fundamental aspects of our Board and certain of its committees.

Compensation Committee Interlocks and Insider Participation

During 2022, our Compensation Committee consisted of Messrs. Kennedy, McKee and Oman. Each member is not currently and has not formerly been an employee or officer of our Company, other than Mr. Kennedy, who was employed by our Company as our executive chairman until he resigned from that position in February 2012, and there were and are no compensation committee interlocks involving any of the members of the Compensation Committee. See also the section entitled “Transactions and Litigation with Management and Others” on page 28, regarding Mr. Kennedy’s son’s employment by a subsidiary of our Company.

Report of the Audit Committee

The Audit Committee of the Board of Directors reviews the Company’s accounting policies and financial reporting and disclosure practices, system of internal controls, audit process and the process for monitoring compliance with laws, regulations and corporate policies. The Board adopted a revised written charter for the Audit Committee on January 18, 2023. The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed them with management.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the U.S. Securities and Exchange Commission.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers its independence.

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II. Required Information

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and be filed with the U.S. Securities and Exchange Commission.

Audit Committee

James L. Doti, Chairman
Thomas V. McKernan
Mark C. Oman

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth details regarding equity securities of our Company that were authorized for issuance under equity compensation plans of our Company as of December 31, 2022.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
	(in thousands, except weighted-average exercise price)
Equity compensation plans approved by security holders	2,123	(1)	—	10,652	(2)
Equity compensation not approved by security holders	—		—	—
	2,123		—	10,652

(1)

Consists of unvested or undistributed restricted stock units under the First American Financial Corporation 2010 and 2020 Incentive Compensation Plans. See Note 18 to our Company’s consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022 for additional information.

(2)

Consists of 1.645 million shares remaining under the First American Financial Corporation 2020 Incentive Compensation Plan and 9.007 million shares remaining under our Company’s 2010 Employee Stock Purchase Plan.

Relationship with Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC”) was selected by our Audit Committee as the independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2022 and the year ending December 31, 2023. This firm has served as our independent accountants since 2009.

A representative of PwC is expected to participate in the meeting. The representative will have the opportunity to make any desired statement and to answer any appropriate questions by the stockholders.

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II. Required Information

Principal Accountant Fees and Services

The aggregate fees for 2022 and 2021 in the four categories of service set forth in the table below are as follows:

Aggregate fees billed in year (1)	2022	2021
Audit Fees	$6,363,269	$5,627,103
Audit-Related Fees(2)	$998,557	$1,201,736
Tax Fees(3)	$105,859	$97,904
All Other Fees(4)	$5,911	$7,003

(1)	All amounts include fees, out-of-pocket expense, local sales and other taxes where applicable, and other disbursements.
(2)

These fees were incurred primarily for procedures performed for internal controls reports, registration statements, consultations concerning compliance with certain government regulations and financials accounting and reporting standards.

(3)	These fees were incurred primarily for tax advice, compliance and planning.
(4)	These fees were incurred primarily for services related to software licensing and advisory services.

Policy on Audit Committee Pre-approval of Audit and Permissible Nonaudit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all engagements of our Company’s independent principal registered public accounting firm for audit and nonaudit services. All of these engagements must be pre-approved by the Audit Committee or a designated member of that committee on an individual basis. The Audit Committee or its designee has pre-approved all engagements included in the table above.

Stockholder Proposals, Director Nominations and Proxy Access

In order for a proposal by you or your fellow stockholders to be included in the proxy statement and form of proxy solicited by our Board for our next annual meeting of stockholders, other than nominations of directors, the proposal must be received at 1 First American Way, Santa Ana, California 92707 no later than 6:00 PM, Pacific time, on December 2, 2023, and must comply with all other requirements of SEC Rule 14a-8.

If you wish to submit a proposal for consideration at next year’s annual meeting or make a nomination without including the same in the proxy statement and form of proxy solicited by our Board, your notice must be delivered to our secretary at 1 First American Way, Santa Ana, California 92707 no earlier than 6:00 PM, Pacific Time, on January 10, 2024, and no later than 6:00 PM, Pacific time, on February 9, 2024, of your intention to do so. If you wait longer, the holders of the proxies solicited by our Board may vote on your proposal at their discretion. In addition to satisfying the deadlines and requirements set forth in the advance notice provisions of our Bylaws, stockholders who intend to solicit proxies in support of director nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 under the Exchange Act that complies with requirements set forth in Rule 14a-19(b) to our secretary at 1 First American Way, Santa Ana, California 92707 no later than March 10, 2024.

Proxy Access – A stockholder, or group of up to 20 stockholders, owning at least 3% of our Company’s issued and outstanding stock entitled to vote generally in the election of directors continuously for at least three years, may nominate and include in our proxy materials for our next annual meeting of stockholders, director nominees constituting up to 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in our Bylaws, including delivering a complete submission in writing to our secretary at 1 First American Way, Santa Ana, California 92707 by no earlier than 6:00 PM, Pacific time, on November 2, 2023, and no later than 6:00 PM, Pacific time, on December 2, 2023.

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II. Required Information

Proposals, nominations and notices also must be submitted in accordance with the other applicable provisions of our Company’s bylaws, including the notice provisions.

These deadlines assume that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the one-year anniversary of the date of the current annual meeting. If such an event occurs, we will provide you with notice in our earliest possible quarterly report on
Form 10-Q or on Form 8-K of the respective dates by which such proposals must be received.

Appraisal Rights

You are not entitled to appraisal rights in connection with the approval of the proposals to be voted upon at the meeting.

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III. Corporate Responsibility and Sustainability

Recognizing our responsibility to the environment, our employees and our communities, we believe socially responsible and sustainable practices are the right way to do business and will benefit our employees, clients, vendors, stockholders, communities and the environment.

Those interested in learning more about our efforts can read our 2021 Sustainability Report at www.firstam.com/sustainability and visit the Sustainability, FirstAmCares and Supplier Information sections of our website.[1] The Sustainability Report and these website sections are specifically not incorporated by reference into this proxy statement, and you should not consider that information part of this proxy statement.

2020 Sustainability Report 2020

FORTUNE 100 BEST COMPANIES TO WORK FOR 2021 BEST PLACES TO WORK for LGBTQ Equality Best Workplaces

“Through our continued commitment to our employees, we ensure that we have the talent and experience required to drive innovation and develop solutions that benefit our customers.”

- Ken DeGiorgio, CEO

“It’s our strong belief that putting people first matters,

“It’s our strong belief that putting people first matters, and this philosophy begins with our employees and extends from there to our customers, our shareholders and the communities in which we work” – Dennis Gilmore, Chairman of the Board and this philosophy begins with our employees and extends from there to our customers, our shareholders and the communities in which we work.” Dennis Gilmore, CEO

Diversity, Equity and Inclusion – We continued to be proactive in our diversity, equity and inclusion efforts:

•      We have established seven employee resource groups, with more in the formation stages, that are organized around particular interests, affiliations or affinities.

•      Primarily as a result of internal initiatives and external partnerships to enhance our recruiting and retention, approximately 45% of new hires in 2022 were from racial ethnic minorities (REM) increasing total U.S. employees identifying as REM to 32% at the end of 2022, compared with 27% in 2019. Our U.S. employee population is 67% female, and, representation of women at the executive level has increased by nearly 12% since 2012.

GHG Emissions Comparison, Owned Facilities (metric tons CO_2e)

2019
3,381
1,704
2020
3,100
1,269
2021
2,794
2,010
0
1,000
2,000
3,000
4,000
Scope 2: Electricity
Scope 1: Natural Gas and Company Fleet

Greenhouse Gas Emissions (MT CO,e, U.S. owned facilities only)	2022 CDP reporting: Climate Change Awareness C in line with North American average	Energy reductions in 2020 could provide energy for 167 homes for one year
The Nominating and Corporate Governance Committee of our Board amended its charter in 2023 to consider governance-related ESG trends
Our 2021 Sustainability Report is aligned and indexed to the relevant SASB industry standards providing improved transparency

From Fortune. © 2022 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 100 Best Companies are registered trademarks of Fortune Media IP Limited. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, First American Financial Corporation.

1 Any standards of measurement and performance made in reference to our environmental, social, governance and other sustainability plans and goals are developing and based on assumptions, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation, or prospect can or will be achieved. Website references included throughout are provided for convenience only, and the contents of our websites do not constitute a part of and are not incorporated by reference into this proxy statement. Our ESG goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met.

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IV. Questions and Answers

Why have I been sent these proxy materials?

Our Board has sent you this proxy statement and the accompanying proxy card to ask for your vote, as a stockholder of our Company, on certain matters that will be voted on at the annual meeting.

What matters will be voted on at the meeting?

The matters scheduled to be voted on at the meeting are:

•

the election of four persons to serve on the Board as Class I directors until the next annual meeting at which Class I directors are elected or as soon as their successors are duly elected and qualified;

•	an advisory vote to approve executive compensation, which we refer to as a “Say on Pay” vote;
•	an advisory vote on the frequency of holding the Say on Pay vote, which we refer to as a “Say on Frequency” vote;
•	a vote to approve the amended and restated First American Financial Corporation 2020 Incentive Compensation Plan;
•	the ratification of our Company’s selection of PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm for the 2023 fiscal year; and
•	any other business properly raised at the meeting or any postponement or adjournment thereof.

At the time this proxy statement was mailed, our Board was not aware of any other matters to be voted on at the annual meeting.

Does our Board have any recommendations with respect to the listed proposals?

Our Board recommends you vote “FOR”: (1) each of its nominees for Class I director; (2) the Say on Pay proposal; (3) the Say on Frequency proposal; (4) the amended and restated First American Financial Corporation 2020 Incentive Compensation Plan; and (5) the ratification of PwC as our Company’s independent registered public accounting firm for the 2023 fiscal year.

When and where will the annual meeting take place?

This year’s annual meeting of stockholders will be held in a virtual-only meeting format online via live webcast using a unique link to be provided by email after registering at register.proxypush.com/FAF on May 9, 2023 at 1:00 PM Pacific Time. Our Company has taken steps to provide stockholders with the same rights and opportunities to participate in the virtual meeting as in an in-person meeting.

Who may attend the annual meeting?

All stockholders of our Company as of the record date, March 17, 2023, are entitled to participate in the annual meeting, including to submit questions or comments electronically during the meeting.

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IV. Questions and Answers

Who is a stockholder of record?

A stockholder of record is a person or entity whose name appears as an owner of one or more shares of our common stock on the records of our transfer agent as of its close of business on the record date.

How do I participate in the annual meeting?

Stockholders may participate in and submit questions at the annual meeting online using a unique link to be provided by email after registering at register.proxypush.com/FAF using the control number provided on their proxy card or voting instruction form. Stockholders will need the latest versions of Chrome, Safari, Internet Explorer, Edge or Firefox to register. Stockholders who pre-register for the meeting on or before May 9, 2023, should receive an email confirming registration. All stockholders who register for the meeting will be sent an email with a link to the meeting approximately one hour before the meeting begins, or, after that, upon registration. Using this link, stockholders will be able to check in to the meeting and wait for the meeting portal to be opened. Stockholders are encouraged to allow ample time for the check-in procedures. The meeting portal will be opened approximately 15 minutes before the annual meeting begins. Stockholders that experience any difficulties registering for the annual meeting may call 1-800-468-9716 to receive support.

Stockholders may submit written questions and comments to our Company once the meeting portal opens and during the annual meeting through the unique link to be provided by email after registering for the meeting at register.proxypush.com/FAF. We intend to answer as many questions as possible during the time allotted. More information on the question and answer process, including the types and number of questions permitted, the length of questions, and how questions will be recognized, answered, and disclosed, will be available in the meeting Rules and Procedures, which will be posted on the meeting website when the meeting portal opens and during the meeting.

Help and technical support is available to assist stockholders with any technical difficulties they may have accessing the virtual annual meeting. If a stockholder encounters any difficulties accessing the virtual annual meeting platform, including any difficulties voting or submitting questions, the stockholder may refer to frequently asked questions that will be linked to in the email that the stockholder receives with the stockholder’s unique link to the meeting. A stockholder may also call the technical support phone number provided on the frequently asked questions webpage.

How many shares are entitled to vote at the meeting?

As of the record date, 103,299,861 shares of our common stock, par value $0.00001 per share, were issued, outstanding and entitled to vote at the meeting.

How many votes do I have?

Each share of common stock is entitled to one vote on each proposal.

How many votes are needed to elect each director?

Each nominee for election to serve as a Class I director who receives a majority of the votes cast at the annual meeting will be elected as a Class I director. However, our bylaws provide that in uncontested elections, such as the election of Class I directors at this year’s annual meeting, any nominee who does not receive a majority of votes cast “for” his or her election (meaning more votes “for” than “against”) would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the stockholder vote, our Board would then be required to

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IV. Questions and Answers

decide whether to accept the resignation after considering the recommendation of the Nominating and Corporate Governance Committee. If the Board accepts the resignation offer, it will thereafter determine whether to fill the resulting vacancy or reduce the size of the Board.

Who are the director nominees?

The nominees for Class I directors are:

Kenneth D. DeGiorgio

James L. Doti

Michael D. McKee

Marsha A. Spence

See biographical information regarding the nominees beginning on page 2.

How many votes are needed to approve, on an advisory basis, our Company’s executive compensation?

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting are needed to approve, on an advisory basis, our Company’s executive compensation presented herein.

Is the Board of Directors bound by the Say on Pay vote?

No. The Say on Pay vote is advisory and non-binding.

Is the Board of Directors bound by the Say on Frequency vote?

No. The Say on Frequency vote is advisory and non-binding.

What is the 2020 Incentive Compensation Plan and what changes to the plan are being proposed?

The First American Financial Corporation 2020 Incentive Compensation Plan is our omnibus equity incentive plan that provides for the award of stock options, restricted stock, restricted stock units and other stock-based awards to employees and non-employee directors of our Company. The proposed amendment and restatement increases the maximum number of shares of Company common stock that will be made available for issuance pursuant to awards granted under the plan from 4,300,000 to 6,450,000. Stockholder approval is required for this amendment. The Board believes that these amendments are necessary to ensure that we have sufficient shares in our equity pool to fund equity-based incentive awards to key employees, as well as our non-employee directors to foster alignment of their interests with those of long-term stockholders. For additional information, please see Item 4. Approval of Amendment and Restatement of the 2020 Incentive Compensation Plan (the “ICP proposal”) on page 12.

How many votes are needed to approve the Amendment and Restatement of the 2020 Incentive Compensation Plan?

Our Company’s bylaws require the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting to approve the ICP proposal.

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IV. Questions and Answers

How many votes are needed to ratify PwC as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023?

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting is needed to ratify PwC as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

What happens if our Company’s choice of PwC as its independent registered public accounting firm is not ratified by the stockholders?

If the stockholders do not ratify PwC as our Company’s independent registered public accounting firm for the 2023 fiscal year, the Audit Committee will reconsider its choice of PwC as our Company’s independent registered public accounting firm and may retain a different independent registered public accounting firm; however, the Audit Committee may nonetheless determine that it is in our Company’s, and our stockholders’, best interests to retain PwC as our Company’s independent registered public accounting firm. Additionally, even if stockholders ratify the Audit Committee’s selection of PwC as our Company’s independent registered public accounting firm, the Audit Committee may at any time determine that it is in our Company’s, and our stockholders’, best interests to retain a different firm.

How do I vote?

You can vote on matters that properly come before the meeting in one of four ways:

You may vote by mail before the meeting.

You do this by signing and dating the proxy card and mailing it in the enclosed, prepaid and addressed envelope within the required time. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote by telephone before the meeting.

You do this by following the instructions accompanying the proxy card. If you submit your proxy by telephone, your shares will be voted as you instruct. You do not have to separately mail in your proxy card. Some stockholders may not be able to submit their proxy by telephone.

You may vote on the Internet before the meeting.

You do this by following the instructions accompanying the proxy card. If you submit your proxy on the Internet, your shares will be voted as you instruct. You do not have to separately mail in your proxy card. Some stockholders may not be able to submit their proxy on the Internet.

You may participate in the virtual meeting and vote online.

In order to attend and vote at the virtual annual meeting, you must register at register.proxypush.com/faf. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the annual meeting and to vote and submit questions during the meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

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IV. Questions and Answers

What happens if I sign and return my proxy card, but don’t mark my votes?

Kenneth D. DeGiorgio, chief executive officer, or Lisa W. Cornehl, senior vice president, chief legal officer, will vote your shares as proxies in accordance with the recommendations of the Board reflected herein or in their discretion on any other matters that may properly come before the annual meeting or any adjournments or postponements thereof.

Can I revoke my proxy?

You have the power to change or revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing and returning another proxy card with a later date;
•	if you are a stockholder of record, submitting written notice of your revocation to our secretary at 1 First American Way, Santa Ana, California 92707;
•	submitting your proxy by telephone or on the Internet (only your latest proxy is counted) by 11:59 PM, Central time, on May 8, 2023; or
•	participating in the virtual meeting and voting online during the meeting. Participation in the virtual meeting will not by itself constitute revocation of a proxy.

What happens if my shares are held under the name of a brokerage firm?

If your shares are held in street name, and you do not provide your brokerage firm with specific voting instructions, your brokerage firm is not permitted to vote on certain matters, including the election of directors, and may determine not to vote your shares at all. Therefore, unless you provide specific voting instructions, your shares may not be represented or voted at the meeting.

We encourage you to provide instructions to your brokerage firm by submitting your proxy. This ensures that your shares will be voted at the meeting. You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

Who will count the votes?

An employee of our Company’s transfer agent will serve as the inspector of elections and count the votes.

What does it mean if I get more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What is “householding” and do we do it?

Although we do not “household” for our registered stockholders, some brokers, banks or similar entities holding our common stock for their customers may deliver only one copy of our proxy materials to a household with multiple stockholders sharing the same address, unless contrary instructions have been received from the affected stockholders. This procedure, referred to as “householding,” reduces the volume of duplicate materials stockholders receive and reduces mailing expenses. Stockholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if

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IV. Questions and Answers

they now receive (1) multiple copies of our proxy materials and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials and wish to receive separate copies of these materials in the future. Alternatively, if you wish to receive a separate set of proxy materials for this year’s annual meeting, we will deliver them promptly upon request to our secretary at 1 First American Way, Santa Ana, California 92707 or at (714) 250-3000.

What constitutes a “quorum?”

A “quorum” refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. A majority of the outstanding shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Without a quorum, no business may be transacted at the annual meeting. However, whether or not a quorum exists, a majority of the shares represented at the annual meeting, either in person or by proxy, may adjourn the annual meeting to another date, time and place. Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

What is a “broker non-vote” and how is it treated?

A “broker non-vote” occurs with respect to a proposal if the proposal is considered non-routine under NYSE Rule 452 and the broker has not received voting instructions from a beneficial owner and, therefore, does not have the discretionary authority to vote shares held by the beneficial owner with respect to such proposal. Broker non-votes are treated as present for purposes of establishing the presence or absence of a quorum. A broker non-vote will not affect the outcome of the election of directors nor will it affect whether a director is required to resign after failing to receive a majority of the votes cast in an uncontested election, such as the election of Class I directors at this year’s annual meeting, because broker non-votes will not count as votes cast “for” or “against” from a director nominee. Similarly, broker non-votes will not count as shares present and entitled to vote for purposes of the Say on Pay proposal or ICP proposal and will have no effect on the results of that proposal.

How are abstentions treated?

Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter. Abstentions are treated as present and entitled to vote but not as votes “cast” under Delaware law. Because the election of directors is determined by a majority of the votes cast, abstentions have no effect on the outcome of director elections or on whether a director is required to resign after failing to receive a majority of the votes cast in an uncontested election. However, since the proposal to ratify the selection of our Company’s independent public registered accounting firm, the Say on Pay proposal or the ICP proposal require the affirmative vote of a majority of the shares present and entitled to vote, abstentions will have the same effect as a vote “against” those proposals.

What percentage of stock do the directors and executive officers own?

Together, they owned approximately 3.6% of our common stock as of the record date. See “Security Ownership of Management” beginning on page 22 for more details.

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IV. Questions and Answers

When are stockholder proposals for our next annual meeting due in order to be included in the proxy statement?

We will consider proposals submitted by stockholders for inclusion in the proxy statement for the annual meeting to be held in 2024 if they are received no later than 6:00 PM, Pacific time, on December 2, 2023 and comply with all other requirements of Securities and Exchange Commission (the “SEC”) Rule 14a-8. This date assumes that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the one-year anniversary of the date of the current annual meeting. See pages 85-86 for more details.

Who is paying the cost of preparing, assembling and mailing the notice of the annual meeting of stockholders, proxy statement and form of proxy, and the solicitation of the proxies?

Our Company. We will also pay brokers and other nominees for the reasonable expenses of forwarding solicitation materials to their customers who own our common stock.

Who may solicit proxies?

In addition to this proxy statement, our directors, officers and other regular administrative employees may solicit proxies. None of them will receive any additional compensation for such solicitation. MacKenzie Partners, Inc., 1407 Broadway, 27th Floor, New York, NY 10018, has been engaged by our Company to solicit proxies at an estimated cost of $14,000 plus reimbursement of reasonable expenses.

How will solicitors contact me?

People soliciting proxies may contact you in person, by mail, by telephone, by e-mail or by facsimile.

Who are the largest principal stockholders outside of management?

The following table lists as of the record date the persons or groups of stockholders who are known to us to be the beneficial owners of more than 5% of our common stock. The information regarding beneficial owners of more than 5% of our common stock was gathered by us from the filings made by such owners with the SEC or from informal sources. Shares that may be acquired within 60 days are treated as outstanding for purposes of determining the amount and percentage beneficially owned. This table does not include shares beneficially owned by our directors and officers and entities controlled by them. See the tables under the heading “Security Ownership of Management” beginning on page 22 for that information.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group(1)	10,234,594	9.9%
HG Vora Capital Management, LLC(2)	10,000,000	9.7%
BlackRock, Inc.(3)	9,560,019	9.3%
FMR LLC(4)	7,043,196	6.8%

(1)

According to a Schedule 13G/A filed on February 9, 2023, as of December 31, 2022, The Vanguard Group beneficially owned 10,234,594 shares of our common stock and had sole voting power over 0 shares, shared voting power over 48,002 shares, sole dispositive power over 10,083,766 shares and shared dispositive power over 150,828 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

Vanguard provides investment management services to our Company’s 401(k) Savings Plan, which plan offers Vanguard investments in its investment choices. Fees paid for investment management of these funds are incorporated into the fund net asset value (NAV) on a daily basis and fully disclosed as an expense ratio for the funds. As a result, these fees are paid by participants in our Company’s 401(k) Savings Plan and are not paid by our Company. The total amount of the fees will fluctuate based on the plan participant allocation decisions. The fees paid are reviewed by the fiduciaries of the 401(k) Savings Plan and are determined to be reasonable for the services provided.

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IV. Questions and Answers

Our Company and our affiliates engage in ordinary course trading; arrangements relating to the placement of investment funds of our Company, our affiliates or their clients; or other transactions or arrangements with The Vanguard Group and its affiliates and related entities. From time to time, The Vanguard Group, its affiliates or their related entities may purchase products or services from our Company or our affiliates. These transactions occur on arm’s-length bases and contain customary terms and conditions.

(2)

According to a Schedule 13G/A filed on February 14, 2023, as of December 31, 2022, HG Vora Capital Management, LLC beneficially owned 10,000,000 shares of our common stock and had sole voting and dispositive power over all 10,000,000 shares. The address of HG Vora Capital Management, LLC is 330 Madison Avenue, 20th Floor, New York, NY 10017.

(3)

According to a Schedule 13G filed on January 24, 2023, as of December 31, 2022, BlackRock, Inc. beneficially owned 9,560,019 shares of our common stock and had sole voting power over 9,239,992 shares and sole dispositive power over 9,560,019 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

BlackRock provides investment management services to our Company’s 401(k) Savings Plan, which plan offers a BlackRock investment in its investment choices. Fees paid for investment management of these funds are incorporated into the fund NAV on a daily basis and fully disclosed as an expense ratio for the funds. As a result, these fees are paid by participants in our Company’s 401(k) Savings Plan and are not paid by our Company. The total amount of the fees will fluctuate based on the plan participant allocation decisions. The fees paid are reviewed by the fiduciaries of the 401(k) Savings Plan and are determined to be reasonable for the services provided.

Our Company and our affiliates engage in ordinary course trading; arrangements relating to the placement of investment funds of our Company, our affiliates or their clients; or other transactions or arrangements with BlackRock, Inc. and its affiliates and related entities. From time to time, Blackrock, Inc., its affiliates or their related entities may purchase products or services from our Company or our affiliates. These transactions occur on arm’s-length bases and contain customary terms and conditions.

(4)

According to a Schedule 13G filed on February 9, 2023, as of December 31, 2022, FMR LLC, through its subsidiaries, affiliates and other companies, Abigail P. Johnson, through her family members’ direct and indirect control of FMR LLC and its affiliates, beneficially owned 7,043,196 shares of our common stock and had sole dispositive power over all 7,043,196 shares. Directly or indirectly, FMR had sole voting power over 6,926,053 shares of our common stock. The address of FMR LLC and Ms. Johnson is 245 Summer Street, Boston, MA 02210.

Affiliates of FMR LLC also provide administrative, brokerage, and/or recordkeeping services for our 401(k) Savings Plan, incentive compensation plan, deferred compensation plan, employee stock purchase plan and health savings accounts. Annual fees payable for these services are approximately $1.3 million. Fidelity provides investment management services to our Company’s 401(k) Savings Plan, which plan offers Fidelity investments in its investment choices. Fees paid for investment management of these funds are incorporated into the fund NAV on a daily basis and fully disclosed as an expense ratio for the funds. As a result, these fees are paid by participants in our Company’s 401(k) Savings Plan and are not paid by our Company. The total amount of the fees will fluctuate based on the plan participant allocation decisions. The fees paid to FMR LLC and its affiliates relating to these plans and the health savings account are reviewed by our Company’s administrative benefits plan committee and are determined to be reasonable for the services provided.

Our Company and our affiliates engage in ordinary course trading; arrangements relating to the placement of investment funds of our Company, its affiliates or their clients; or other transactions or arrangements with FMR and its affiliates and related entities. From time to time, FMR, LLC, its affiliates or their related entities may purchase products or services from our Company or its affiliates. These transactions occur on arm’s-length bases and contain customary terms and conditions.

94 | 2023 Proxy Statement   First American Financial Corporation

V. Other Information

Our Annual Report on Form 10-K is available at www.firstam.com/proxymaterials, together with our Company’s notice of annual meeting, proxy statement, and other proxy materials. We will, upon the written request of any stockholder on the record date for the annual meeting, furnish without charge a copy of our Annual Report on Form 10-K filed with the SEC for the year 2022 and will furnish, at a charge of $10, a copy of the exhibits thereto. If applicable, such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the secretary at our executive offices at 1 First American Way, Santa Ana, California 92707.

The Board is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.

By Order of the Board of Directors
Lisa W. Cornehl
Senior Vice President, Chief Legal Officer and Secretary

Santa Ana, California

March 31, 2023

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Appendix A

Non-GAAP Financial Measures

This proxy statement contains certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including adjusted return on average total equity, and adjusted pretax margin. Our Company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. Below or as referenced, these non-GAAP financial measures are presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Our Company is presenting adjusted return on average total equity and adjusted pretax margin because our Company’s Compensation Committee uses these measures as a factor in assessing performance for the purpose of making compensation decisions.

Adjusted return on average total equity is a non-GAAP financial measure because it excludes accumulated other comprehensive income/loss and noncontrolling interests from total equity and also excludes current year net gains/losses from both the investment portfolio and certain venture portfolio investments from net income attributable to our Company and from total equity. Adjusted pretax margin is a non-GAAP financial measure because it excludes from pretax income net gains/losses from both the investment portfolio and certain venture portfolio investments.

Adjusted Return on Average Total Equity used by the Compensation Committee	Year Ended December 31, 2022 ($ in millions)
Net income attributable to the Company	$263
Total equity	$4,688
GAAP return on average total equity	5.0%

Reconciliation of Non-GAAP Adjustments:
Net income attributable to the Company	$263
Net losses from the investment portfolio, net of tax	159
Net losses from certain venture portfolio investments, net of tax	268
Adjusted net income attributable to the Company	$690

Total equity	$4,688
Accumulated other comprehensive loss	868
Noncontrolling interests	(23)
Net losses from the investment portfolio, net of tax	159
Net losses from certain venture portfolio investments, net of tax	268
Adjusted total equity	$5,960
Adjusted return on average total equity	11.7%

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Appendix A. Non-GAAP Financial Measures

Adjusted Pretax Margin used by the Compensation Committee	Year Ended December 31, 2022 ($ in millions)
Pretax income	$326
Total revenue	$7,605
GAAP pretax margin	4.3%

Reconciliation of Non-GAAP Adjustments:
Pretax income	$326
Net losses from the investment portfolio	209
Net losses from certain venture portfolio investments	353
Adjusted pretax income	$888

Total revenue	$7,605
Net losses from the investment portfolio	209
Net losses from certain venture portfolio investments	353
Adjusted total revenue	$8,167
Adjusted pretax margin	10.9%

Other Non-GAAP Financial Measures

The Company is also presenting adjusted net income per share and, for the title insurance and services segment, adjusted pretax margin because they provide the Company’s management and readers of this Proxy Statement with additional insight into the operational performance of the Company.  Adjusted net income per share and adjusted pretax margin for the title insurance and services segment are non-GAAP financial measures because they exclude net investment losses.

Adjusted Earnings per Share	Year Ended December 31, 2022 ($ in millions)
Net income attributable to the Company	$263
Diluted weighted-average common shares	107.3
GAAP earnings per share	$2.45

Reconciliation of Non-GAAP Adjustments:
Net income attributable to the Company	$263
Net investment losses, net of tax	390
Adjusted net income attributable to the Company	$653
Diluted weighted-average common shares	107.3
Adjusted earnings per share	$6.09

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Appendix A. Non-GAAP Financial Measures

Adjusted Pretax Margin for the Title Insurance and Services Segment	Year Ended December 31, 2022 ($ in millions)
Pretax income	$758
Total revenue	$7,547
GAAP pretax margin	10.0%

Reconciliation of Non-GAAP Adjustments:
Pretax income	$758
Net investment losses	150
Adjusted pretax income	$908

Total revenue	$7,547
Net investment losses	150
Adjusted total revenue	$7,697
Adjusted pretax margin	11.8%

First American Financial Corporation   2023 Proxy Statement | A-3

Appendix B

FIRST AMERICAN FINANCIAL CORPORATION

2020 INCENTIVE COMPENSATION PLAN

As Amended and Restated effective May 9, 2023

1.	ESTABLISHMENT; PURPOSES; AND DURATION

1.1.Establishment of the Plan.  The Company hereby establishes this incentive compensation plan to be known as “First American Financial Corporation 2020 Incentive Compensation Plan”, as set forth in this document.  The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Other Stock-Based Awards.  The Plan was adopted by the Board of Directors (as defined below) on January 22, 2020 (the “Effective Date”), subject to approval by the Company’s shareholders at the Company’s 2020 Annual Meeting of Stockholders on May 5, 2020.  The Plan shall remain in effect as provided in Section 1.3.

1.2.Purposes of the Plan.  The purposes of the Plan are to provide additional incentives to non-employee directors of the Company and to those officers and employees of the Company, Subsidiaries and Affiliates whose substantial contributions are essential to the continued growth and success of the business of the Company and the Subsidiaries and Affiliates, in order to strengthen their commitment to the Company and the Subsidiaries and Affiliates, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such non-employee directors, officers and employees with the interests of the shareholders of the Company.  To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Other Stock-Based Awards.

1.3.Duration of the Plan.  The Plan shall commence on the Effective Date, as described in Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XVII, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions.  However, in no event may an Award be granted under the Plan on or after ten years from the Effective Date.

2.	DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1.“Affiliate” means any entity other than the Company and any Subsidiary that is affiliated with the Company through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Committee; provided, however, that, notwithstanding any other provisions of the Plan to the contrary, for purposes of NQSOs and SARs, if an individual who otherwise qualifies as an Employee or Non-Employee Director provides services to such an entity and not to the Company or a Subsidiary, such entity may only be designated an Affiliate if the Company qualifies as a “service recipient,” within the meaning of Code Section 409A, with respect to such individual; provided further that such definition of “service recipient” shall be determined by (a) applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Treasury Regulations Section 1.414(c)-2, and (b) where the use of Shares with respect to the grant of an Option or SAR to such an individual is based upon legitimate business criteria, by applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

purposes of Code Section 414(c), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Treasury Regulations Section 1.414(c)-2.

2.2.“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock-Based Awards.

2.3.“Award Agreement” means either: (a) a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic instrument issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.  An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.  The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acknowledgement thereof, agreement thereto and actions thereunder by a Participant.

2.4.“Beneficial Ownership” (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

2.5.“Board” or “Board of Directors” means the Board of Directors of the Company.

2.6.“Cause” shall have the definition given such term in a Participant’s Award Agreement, or in the absence of any such definition, as determined in good faith by the Committee.

2.7.“Change of Control” means the occurrence of any of the following:

(a)an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards granted under the Plan or compensatory options or other similar awards granted by the Company) by any Person of any Voting Securities of the Company, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this Section 2.7(a), Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control; or

(b)any Person acquires in one transaction or a series of related transactions (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such Person) Beneficial Ownership of Voting Securities of the Company possessing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this Section 2.7(b), Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control; or

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

(c)the individuals who, immediately prior to the Effective Date, are members of the Board (the “Company Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election of any new director was approved by a vote of at least a majority of the Company Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Company Incumbent Board; provided further, however, that no individual shall be considered a member of the Company Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Company Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Company Proxy Contest; or

(d)the consummation of any merger, consolidation, recapitalization or reorganization involving the Company unless:

(i)

the shareholders of the Company, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Company Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities of the Company immediately before such merger, consolidation, recapitalization or reorganization; and

(ii)

the individuals who were members of the Company Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least a majority of the members of the board of directors of the Company Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Company Surviving Corporation, and

(iii)

no Person, other than (A) the Company, (B) any Related Entity, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, recapitalization or reorganization, was maintained by the Company, the Company Surviving Corporation, or any Related Entity or (D) any Person who, together with its Affiliates, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities of the Company, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company Surviving Corporation’s then outstanding Voting Securities

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

(a transaction described in clauses (d)(i) through (d)(iii) above is referred to herein as a “Non-Control Transaction”); or

(e)the liquidation or dissolution of the Company; or

(f)any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of the Company to any Person (other than (A) a transfer or distribution to a Related Entity, or (B) a transfer or distribution to the Company’s shareholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities of the Company as a result of the acquisition of Voting Securities of the Company by the Company which, by reducing the number of Voting Securities of the Company then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company which in either case increases the percentage of the then outstanding Voting Securities of the Company Beneficially Owned by the Subject Person, then a Change of Control shall be deemed to occur.

Solely for purposes of this Section 2.7, (1) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and (2) “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.  Any Relative (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose.  None of the Company or any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Shares.

2.8. “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.9.“Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.

2.10.“Company Incumbent Board” shall have the meaning provided in Section 2.7(c).

2.11.“Company Proxy Contest” shall have the meaning provided in Section 2.7(c).

2.12.“Company Surviving Corporation” has the meaning provided in Section 2.7(d)(i).

2.13.“Covered Award” has the meaning provided in Section 20.2(b).

2.14.“Director” means any individual who is a member of the Board of Directors of the Company.

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

2.15.“Disability” means the inability to engage in any substantial gainful occupation to which the relevant individual is suited by education, training or experience, by reason of any medically determinable physical or mental impairment, which condition can be expected to result in death or continues for a continuous period of not less than twelve (12) months; provided, however, that, for purposes of ISOs, “Disability” shall mean “permanent and total disability” as set forth in Section 22(e)(3) of the Code.

2.16.“Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Article XII.

2.17.“Effective Date” shall have the meaning ascribed to such term in Section 1.1.

2.18.“Employee” means any person designated as an employee of the Company, a Subsidiary and/or an Affiliate on the payroll records thereof.  An Employee shall not include any individual during any period he or she is classified or treated by the Company, a Subsidiary or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, a Subsidiary and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, a Subsidiary and/or an Affiliate during such period.  As further provided in Section 20.4, for purposes of the Plan, upon approval by the Committee, the term Employee may also include Employees whose employment with the Company, a Subsidiary or an Affiliate has been terminated subsequent to being granted an Award under the Plan.  For the avoidance of doubt, a Director who would otherwise be an “Employee” within the meaning of this Section 2.18 shall be considered an Employee for purposes of the Plan.

2.19.“Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.20.“Fair Market Value” means the fair market value of the Shares as determined by the Committee by the reasonable application of such reasonable valuation method, consistently applied, as the Committee deems appropriate; provided, however, that, with respect to ISOs, for purposes of Section 6.3 and 6.9(c), such fair market value shall be determined subject to Section 422(c)(7) of the Code; provided further, however, that (a) if the Shares are readily tradable on an established securities market, Fair Market Value on any date shall be the last sale price reported for the Shares on such market on the last date preceding such date on which a sale was reported, or (b) if the Shares are admitted for listing on the New York Stock Exchange or other comparable market, Fair Market Value on any date shall be the last sale price reported for the Shares on such market on the last day preceding such date on which a sale was reported.  In each case, the Committee shall determine Fair Market Value in a manner that satisfies the applicable requirements of Code Section 409A.

2.21.“Fiscal Year” means the calendar year, or such other consecutive twelve-month period as the Committee may select.

2.22.“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article VII.

2.23.“Grant Price” means the price established at the time of grant of a SAR pursuant to Article VII, used to determine whether there is any payment due upon exercise of the SAR.

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

2.24.“Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

2.25.“Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

2.26.“Non-Control Acquisition” means an acquisition (whether by merger, stock purchase, asset purchase or otherwise) by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which fifty percent (50%) or more of its total value or total voting power of its Voting Securities or equity interests is owned, directly or indirectly, by the Company (a “Related Entity”); (b) the Company or any Related Entity; (c) any Person in connection with a Non-Control Transaction; or (d) any Person that owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the outstanding Voting Securities of the Company on the Effective Date.

2.27.“Non-Control Transaction” shall have the meaning provided in Section 2.7(d).

2.28.“Non-Employee Director” means a Director who is not an Employee.

2.29. “Nonqualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

2.30.“Notice” means notice provided by a Participant to the Company in a manner prescribed by the Committee.

2.31.“Option” or “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article VI.

2.32.“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.33.“Other Stock-Based Award” means an equity-based or equity-related Award described in Section 10.1, granted in accordance with the terms and conditions set forth in Article X.

2.34.“Participant” means any eligible individual as set forth in Article V who holds one or more outstanding Awards.

2.35.“Performance Measure” means performance criteria or measures as described in Section 11.1 on which the performance goals described in Article XI are based.

2.36.“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

2.37.“Performance Share” means an Award of a performance share granted to a Participant, as described in Article IX.

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

2.38.“Performance Unit” means an Award of a performance unit granted to a Participant, as described in Article IX.

2.39.“Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture, and, in the case of Restricted Stock, the transfer of Shares of Restricted Stock is limited in some way, as provided in Article VIII.

2.40.“Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons.

2.41.“Prior Plan” means the First American Financial Corporation 2010 Incentive Compensation Plan.

2.42. “Qualified Change of Control” means a Change of Control that qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code.

2.43.“Related Entity” has the meaning provided in Section 2.26.

2.44.“Restricted Stock” means an Award granted to a Participant pursuant to Article VIII.

2.45.“Restricted Stock Unit” means an Award, whose value is equal to a Share, granted to a Participant pursuant to Article VIII.

2.46.“Retirement” means Termination of a Participant due to either (a) retirement in accordance with any employee pension benefit plan maintained by the Company that is intended to satisfy the requirements of Section 401(a) of the Code entitling such Participant to a full pension under such plan or (b) retirement with the consent of the Committee.

2.47.“Rule 16b-3” means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.

2.48.“Securities Act” means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.49.“Share” means a share of common stock, par value $0.00001 per share, of the Company (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4.3).

2.50.“Stock Appreciation Right” or “SAR” means an Award, granted alone (a “Freestanding SAR”) or in connection with a related Option (a “Tandem SAR”), designated as a SAR, pursuant to the terms of Article VII.

2.51.“Subject Person” has the meaning provided in Section 2.7.

2.52.“Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

2.53.“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company, a Subsidiary and/or an Affiliate or with which the Company, a Subsidiary and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company, a Subsidiary or an Affiliate, including a transaction described in Code Section 424(a).

2.54.“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article VII.

2.55.“Termination” means the time when a Participant ceases the performance of services for the Company, any Affiliate or Subsidiary, as applicable, for any reason, with or without Cause, including a Termination by resignation, discharge, death, Disability or Retirement, but excluding (a) a Termination where there is a simultaneous reemployment or continuing employment of a Participant by the Company, Affiliate or any Subsidiary, (b) at the discretion of the Committee, a Termination that results in a temporary severance, and (c) at the discretion of the Committee, a Termination of an Employee that is immediately followed by the Participant’s service as a Non-Employee Director.  Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, a Termination shall not be deemed to have occurred for purposes of any provision the Plan or any Award Agreement providing for payment or distribution with respect to an Award constituting deferred compensation subject to Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A.

2.56.“Voting Securities” shall mean, with respect to any Person that is a corporation, all outstanding voting securities of such Person entitled to vote generally in the election of the board of directors of such Person.

3.	ADMINISTRATION

3.1.General.  The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions.  Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the sole discretion of the Committee.  If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence.  Notwithstanding any other provision of the Plan to the contrary, any action or determination specifically affecting or relating to an Award granted to a Non-Employee Director shall be taken or approved, by the Board or the Committee.

3.2.Committee.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.  The Committee shall consist of not less than two (2) non-employee members of the Board, each of whom satisfies such criteria of independence as the Board may establish and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate.  Appointment of Committee members shall be effective upon their acceptance of such appointment.  Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board.  Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be

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filled by the Board.  The Committee shall keep minutes of its meetings.  A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action.

3.3.Authority of the Committee.  The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan.  Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

(a)select Employees and Non-Employee Directors who may receive Awards under the Plan and become Participants;

(b)determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

(c)determine the sizes and types of Awards;

(d)determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;

(e)grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate;

(f)grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the ISO rules under Code Section 422 and the nonqualified deferred compensation rules under Code Section 409A, where applicable;

(g)make all determinations under the Plan concerning Termination of any Participant’s employment or service with the Company or a Subsidiary or Affiliate, including whether such Termination occurs by reason of Cause, Disability or Retirement or in connection with a Change of Control and whether a leave constitutes a Termination;

(h)construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;

(i)establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;

(j)establish and administer any performance goals in connection with any Awards, including related Performance Measures or performance criteria and applicable Performance Periods, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained, and certify whether, and to what extent, any such performance goals were in fact satisfied;

(k)construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

(l)establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration;

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(m)make all valuation determinations relating to Awards and the payment or settlement thereof;

(n)grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

(o)subject to the provisions of Article XVI, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of stock subject to any outstanding Award;

(p)at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant’s ability to exercise Options through a cashless (broker-assisted) exercise;

(q)determine whether, and to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; and

(r)exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

3.4.Award Agreements.  The Committee shall, subject to applicable laws and rules, determine the date an Award is granted.  Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement.  An Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (a) the Committee may, but need not, require as a condition to any Award Agreement’s effectiveness, that such Award Agreement be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, and (b) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award.  The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements.  Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Award Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.  In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

3.5.Discretionary Authority; Decisions Binding.  The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan.  All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its shareholders, any Subsidiary or Affiliate and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement.  The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any Director or officer or employee of the Company, any director, officer or employee of a Subsidiary or Affiliate and such attorneys, consultants and accountants as the Committee may select.  A Participant or

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other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.6.Attorneys; Consultants.  The Committee may consult with counsel who may be counsel to the Company.  The Committee may, with the approval of the Board, employ such other attorneys and/or consultants, accountants, appraisers, brokers, agents and other persons, any of whom may be an Employee, as the Committee deems necessary or appropriate.  The Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  The Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

3.7.Delegation of Administration.  Except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Article III to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Article III to any person or persons selected by it; provided, however, that the Committee may not delegate its authority to correct defects, omissions or inconsistencies in the Plan.  Any such authority delegated or allocated by the Committee under this Section 3.7 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

4.	SHARES SUBJECT TO THE PLAN AND ANNUAL AWARD LIMITS

4.1.Number of Shares Available for Grants.  The shares of stock subject to Awards granted under the Plan shall be Shares.  Such Shares subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Subsidiary.  Subject to adjustment as provided in Section 4.3, the total number of Shares that may be delivered pursuant to Awards under the Plan shall be 6,450,000 Shares, reduced by one (1) Share for every one (1) Share issued pursuant to awards granted under the Prior Plan from and after January 1, 2020 and prior to May 5, 2020.  Shares subject to outstanding awards under the Prior Plan as of May 5, 2020 (such awards the “Prior Plan Awards”) that, from and after May 5, 2020, are canceled, expired, forfeited or otherwise not issued pursuant to such Prior Plan Award (including as a result of being withheld to pay withholding taxes in connection with any such awards (other than options or stock appreciation rights) or such award being settled in cash) shall be added to the number of Shares issuable under this Plan. In addition, if (a) any Shares are subject to an Option, SAR, or other Award which for any reason expires or is terminated or canceled without having been fully exercised, or are subject to any Restricted Stock Award (including any Shares subject to a Participant’s Restricted Stock Award that are repurchased by the Company at the Participant’s cost), Restricted Stock Unit Award or other Award granted under the Plan which are forfeited, or (b) any Award based on Shares is settled for cash, expires or otherwise terminates without the issuance of such Shares, the Shares subject to any such Award shall, to the extent of any such expiration, termination, cancellation, forfeiture or cash settlement, be available for delivery in connection with future Awards under the Plan; provided, however, that (i) all Shares covered by a SAR, to the extent that it is exercised, and whether or not Shares are actually issued to the Participant upon exercise of the SAR and (ii) all Shares withheld by the Company to pay the exercise price of an Option and/or the withholding taxes related an Award shall reduce the total number of Shares available for delivery under the Plan. Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan; provided, however, that the total number of Shares that may be delivered pursuant to Incentive

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Stock Options granted under the Plan shall be the number of Shares set forth in the first sentence of this Section 4.1, as adjusted pursuant to this Section 4.1, but without application of the foregoing provisions of this sentence.

4.2.Annual Award Limits.  The following limits shall apply to grants of all Awards under the Plan:

(a)Options:  The maximum aggregate number of Shares that may be subject to Options granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000) Shares.

(b)SARs:  The maximum aggregate number of Shares that may be subject to Stock Appreciation Rights granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000) Shares.  Any Shares covered by Options which include Tandem SARs granted to one Participant in any Fiscal Year shall reduce this limit on the number of Shares subject to SARs that can be granted to such Participant in such Fiscal Year.

(c)Restricted Stock or Restricted Stock Units:  The maximum aggregate number of Shares that may be subject to Awards of Restricted Stock or Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be two hundred thousand (200,000) Shares.

(d)Performance Shares or Performance Units:  The maximum aggregate grant with respect to Awards of Performance Shares or Performance Units granted in any one Fiscal Year to any one Participant shall be two hundred thousand (200,000) Shares.

(e) Other Stock-Based Awards:  The maximum aggregate grant with respect to Other Stock-Based Awards made in any one Fiscal Year to any one Participant shall be two hundred thousand (200,000) Shares (or cash amounts based on the value of such number of Shares).

(f)Director Awards:  The maximum aggregate dollar value of equity-based (based on the grant date fair value of equity-based) Awards and cash compensation granted under this Plan or otherwise during any one Fiscal Year to any one Participant who is a Non-Employee Director shall not exceed $500,000.

4.3.Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including a change in the Shares or the capitalization of the Company), such as a reclassification, recapitalization, merger, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other like change in corporate structure, partial or complete liquidation of the Company or distribution (other than ordinary cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number, class and kind of securities which may be delivered under Section 4.1; the number, class and kind, and/or price (such as the Option Price of Options or the Grant Price of SARs) of securities subject to outstanding Awards; the Award limits set forth in Section 4.2; and other value determinations applicable to outstanding Awards; provided, however, that the number of Shares subject to any Award shall always be a whole number.  The Committee shall also make appropriate adjustments and modifications in the terms of any outstanding Awards to reflect or related to any such events, adjustments, substitutions or changes, including modifications of performance goals and changes in the length of Performance Periods.  Any adjustment, substitution or change pursuant to this Section 4.3

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made with respect to an Award intended to be an Incentive Stock Option shall be made only to the extent consistent with such intent, unless the Committee determines otherwise. The Committee shall not make any adjustment pursuant to this Section 4.3 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A.  All determinations of the Committee as to adjustments or changes, if any, under this Section 4.3 shall be conclusive and binding on the Participants.

4.4.No Limitation on Corporate Actions.  The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company, any Subsidiary or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.  Further, except as expressly provided herein or by the Committee, (i) the issuance by the Company of Shares or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of an ordinary dividend in cash or property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Awards theretofore granted or the Option Price, Grant Price or purchase price per share applicable to any Award, unless the Committee shall determine, in its discretion, that an adjustment is necessary or appropriate.

5.	ELIGIBILITY AND PARTICIPATION

5.1.Eligibility.  Employees and Non-Employee Directors shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on the granting of ISOs set forth in Section 6.9(a), the granting of SARs set forth in Section 7.1 and the granting of Performance Units and Performance Shares set forth in Section 9.1.

5.2.Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all eligible Employees and Non-Employee Directors and shall determine the nature and amount of each Award.

6.	STOCK OPTIONS

6.1.Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.  The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others.  The granting of an Option shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such Option for a particular number of Shares to a particular Participant at a particular Option Price.

6.2.Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable and such other

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provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan; provided that if an Award Agreement does not contain exercisability criteria, the Option governed by such Award Agreement shall become exercisable in equal parts on each of the first five (5) anniversaries of the date on which the Option was granted, subject to the other terms and conditions of the Award Agreement and the Plan.  The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.  To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

6.3.Option Price.  The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 6.9(c), the Option Price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided further, that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.3, in the form of stock options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

6.4.Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and set forth in the Award Agreement; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its date of grant, subject to the respective last sentences of Sections 6.5 and 6.9(c).

6.5.Exercise of Options.  Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant.  An Award Agreement may provide that the period of time over which an Option other than an ISO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Optionee’s exercise of such Option would violate applicable securities laws; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

6.6.Payment.  Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article XVII.  The Option Price upon exercise of any Option shall be payable to the Company in full either:  (a) in cash or its equivalent; (b) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, a cashless (broker-assisted) exercise that complies with all applicable laws and/or by the Company withholding of Shares otherwise deliverable upon exercise of such Option.  Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 6.6, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares, or, upon the Participant’s request, Share certificates, in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 20.10.  Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.

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6.7.Rights as a Shareholder.  No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a shareholder with respect to any such Shares, until the Participant has actually received such Shares following exercise of his or her Option in accordance with the provisions of the Plan and the applicable Award Agreement.

6.8.Termination of Employment or Service.  Except as otherwise provided in the Award Agreement, an Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such Option and ending on the date of exercise of such Option the Participant is an Employee or Non-Employee Director, and shall terminate immediately upon a Termination of the Participant.

Notwithstanding the immediately foregoing paragraph, an Option may only be exercised following Termination as provided below in this Section 6.8, unless otherwise provided by the Committee or in the Award Agreement:

(a)In the event a Participant ceases to be an Employee because of Retirement or ceases to be a Non-Employee Director because of voluntary resignation, the Participant shall have the right to exercise his or her Option, to the extent exercisable as of the date of such Retirement or voluntary resignation, respectively, at any time within one (1) year after Retirement or voluntary resignation, respectively.

(b)In the event a Participant ceases to be an Employee or Non-Employee Director due to Disability, the Option held by the Participant may be exercised, to the extent exercisable as of the date of such Termination, at any time within one (1) year after such Termination.

(c)In the event a Participant’s employment with the Company or any Affiliate or Subsidiary or a Participant’s rendering of services as a Non-Employee Director to the Company ceases for reasons other than those described in subsections (a) or (b) immediately above and not due to Termination for Cause, his or her Option, to the extent exercisable as of the date of such Termination, may be exercised at any time prior to the first (1st) anniversary of the date of such Termination.

(d)In the event a Participant dies either while an Employee or Non-Employee Director or after Termination under circumstances described in subsections (a), (b) or (c) immediately above within the applicable time period described therein, any Options held by such Participant, to the extent such Options would have been exercisable in accordance with the applicable subsection of this Section 6.8 as of the date of the Participant’s death, may be exercised at any time within one (1) year after the Participant’s death by the Participant’s beneficiary or the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance, in accordance herewith.

Notwithstanding the foregoing provisions of this Section 6.8 to the contrary, the Committee may determine in its discretion that an Option may be exercised following any such Termination, whether or not exercisable at the time of such Termination.  Subsections (a), (b), (c) and (d) of this Section 6.8, and the immediately preceding sentence, shall be subject to the condition that, except as otherwise provided by the Committee, no Option may be exercised after a Participant’s Termination for Cause or after the expiration date of such Option specified in the applicable Award Agreement.

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6.9.Limitations on Incentive Stock Options.

(a)General.  No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an Employee of the Company or a Subsidiary on the date of granting of such Option.  Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code.  Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

(b)$100,000 Per Year Limitation.  Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted.  The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(c)Options Granted to Certain Shareholders.  No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code.  This restriction does not apply if at the time such ISO is granted the Option Price of the ISO is at least 110% of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant.

6.10.No Repricing.  Notwithstanding anything in the Plan to the contrary, no Option may be repriced, regranted through cancellation (or exchanged, through cancellation or otherwise, for another Award), or otherwise amended to reduce the Option Price applicable thereto (other than with respect to adjustments described in Section 4.3), without the approval of the Company’s shareholders.

7.	STOCK APPRECIATION RIGHTS

7.1.Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants other than Non-Employee Directors at any time and from time to time as shall be determined by the Committee.  The Committee may grant a SAR (a) in connection and simultaneously with the grant of an Option (a Tandem SAR) or (b) independent of, and unrelated to, an Option (a Freestanding SAR).  The Committee shall have complete discretion in determining the number of Shares to which a SAR pertains (subject to Article IV) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to any SAR.  The terms and conditions of SARs shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all SARs or all Participants receiving such SARs.

7.2.Grant Price.  The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 7.2.  The Grant Price for each Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date such Freestanding SAR is granted, except in the case of Substitute Awards or Awards

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granted in connection with an adjustment provided for in Section 4.3.  The Grant Price of a Tandem SAR shall be equal to the Option Price of the related Option.

7.3.Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable.  A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 7.7.  An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company.  Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised.  Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO:  (a) the Tandem SAR will expire no later than the expiration of the related ISO; (b) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised and the Option Price of the related ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.4.Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement.

7.5.Award Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

7.6.Term of SARs.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the term of any Tandem SAR shall be the same as the related Option and no SAR shall be exercisable more than ten (10) years after it is granted, subject to the last sentence of Section 6.5 in the case of a Tandem SAR.

7.7.Payment of SAR Amount.  An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by

(b)The number of Shares with respect to which the SAR is exercised.

Notwithstanding the foregoing provisions of this Section 7.7 to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of a SAR.  At the discretion of the Committee, such payment upon exercise of a SAR shall be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

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7.8.Rights as a Shareholder.  A Participant receiving a SAR shall have the rights of a Shareholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

7.9.Termination of Employment or Service.  Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following such Participant’s Termination, subject to Section 6.8, as applicable to any Tandem SAR.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

7.10.No Repricing.  Notwithstanding anything in the Plan to the contrary, no SAR may be repriced, regranted through cancellation (or exchanged, through cancellation or otherwise, for another Award), or otherwise amended to reduce the Grant Price applicable thereto (other than with respect to adjustments described in Section 4.3) without the approval of the Company’s shareholders.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1.Awards of Restricted Stock and Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.  Subject to the terms and conditions of this Article VIII and the Award Agreement, upon delivery of Shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, pursuant to Section 8.6, the Participant shall have all of the rights of a shareholder with respect to such Shares, subject to the terms and restrictions set forth in this Article VIII or the applicable Award Agreement or as determined by the Committee.  Restricted Stock Units shall be similar to Restricted Stock, except no Shares are actually awarded to a Participant who is granted Restricted Stock Units on the date of grant, and such Participant shall have no rights of a shareholder with respect to such Restricted Stock Units.

8.2.Award Agreement.  Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.

8.3.Nontransferability of Restricted Stock.  Except as provided in this Article VIII, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.

8.4.Period of Restriction and Other Restrictions.  The Period of Restriction shall lapse based on continuing service as a Non-Employee Director or continuing employment with the Company, a Subsidiary or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement.

8.5.Delivery of Shares, Payment of Restricted Stock Units.  Subject to Section 20.10, after the last day of the Period of Restriction applicable to a Participant’s Shares of Restricted Stock, and after all conditions and restrictions applicable to such Shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Shares of Restricted Stock shall become freely transferable by such Participant.  After the last day of the Period of Restriction applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

Agreement, such Restricted Stock Units shall be settled by delivery of Shares, a cash payment determined by reference to the then-current Fair Market Value of Shares or a combination of Shares and such cash payment as the Committee, in its sole discretion, shall determine, either by the terms of the Award Agreement or otherwise.

8.6.Forms of Restricted Stock Awards.  Each Participant who receives an Award of Shares of Restricted Stock shall be issued a stock certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant, which certificate or certificates may contain an appropriate legend.  The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence.  The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed.  The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Shares of Restricted Stock prior to the lapse of the Period of Restriction or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award.  Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner.  The holding of Shares of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 8.6, shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the Period of Restriction.

8.7.Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.  A Participant shall have no voting rights with respect to any Restricted Stock Units.

8.8.Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, unless determined otherwise by the Committee.  Such dividends shall be subject to the same terms and conditions, including the Period of Restriction, as relate to the original Shares of Restricted Stock.  Except as set forth in the Award Agreement, in the event of (a) any adjustment as provided in Section 4.3, or (b) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Period of Restriction, as relate to the original Shares of Restricted Stock.

8.9.Termination of Employment or Service. Except as otherwise provided in this Section 8.9, during the Period of Restriction, any Restricted Stock Units and/or Shares of Restricted Stock held by a

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Participant shall be forfeited and revert to the Company (or, if Shares of Restricted Sock were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant’s Termination or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement. Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Shares of Restricted Stock following such Participant’s Termination.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination.

8.10.Compliance With Code Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which the Restricted Stock Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A.  If the Committee provides in an Award Agreement that a Restricted Stock Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Code Section 409A.

9.	PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1.Grant of Performance Units and Performance Shares.  Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants other than Non-Employee Directors in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan.  A Performance Unit or Performance Share entitles the Participant who receives such Award to receive Shares or cash upon the attainment of performance goals and/or satisfaction of other terms and conditions determined by the Committee when the Award is granted and set forth in the Award Agreement.  Such entitlements of a Participant with respect to his or her outstanding Performance Unit or Performance Share shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement.  The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

9.2.Value of Performance Units and Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units and Performance Shares that will be paid out to the Participant.

9.3.Earning of Performance Units and Performance Shares.  Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or  Performance Shares shall be entitled to receive payment on the number and value of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals and/or other terms and conditions have been achieved or satisfied.  The Committee shall determine the extent to which any such pre-established performance goals and/or other terms and conditions of a Performance Unit or Performance Share are attained or not attained following conclusion of the applicable Performance Period.  The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award.

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

9.4.Form and Timing of Payment of Performance Units and Performance Shares.  Payment of earned Performance Units and Performance Shares shall be as determined by the Committee and as set forth in the Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares as soon as practicable after the end of the Performance Period and following the Committee’s determination of actual performance against the performance goals and/or other terms and conditions established by the Committee.  Such Shares may be granted subject to any restrictions imposed by the Committee, including pursuant to Section 20.10.  The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5.Rights as a Shareholder.  A Participant receiving a Performance Unit or Performance Share shall have the rights of a shareholder only as to Shares, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to Shares subject to the Award but not actually issued to such Participant.

9.6.Termination of Employment or Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following such Participant’s Termination.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

9.7.Compliance With Code Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Performance Unit and/or Performance Share that is considered deferred compensation subject to the requirements of Code Section 409A shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A.  If the Committee provides in an Award Agreement that a Performance Share or Performance Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Code Section 409A.

10.	OTHER STOCK-BASED AWARDS

10.1.Other Stock-Based Awards. The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in such amounts (subject to Article IV) and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.  The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

10.2.Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

10.3.Payment of Other Stock-Based Awards.  Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash or Shares as the Committee determines.

10.4.Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

10.5.Compliance With Code Section 409A.  Unless the Committee provides otherwise in an Award Agreement, each Other Stock-Based Award that is considered deferred compensation subject to the requirements of Code Section 409A shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which the Other Stock-Based Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A.  If the Committee provides in an Award Agreement that an Other Stock-Based Award is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Code Section 409A.

11.	PERFORMANCE MEASURES

11.1.Performance Measures. The objective performance goals upon which the granting, payment and/or vesting of Awards to Covered Employees may occur may be based on any one or more of the following Performance Measures selected by the Committee (or such other performance criteria as determined by the Committee):

(a)Earnings per share;

(b)Net earnings or net income (before or after taxes);

(c)Net sales or revenue;

(d)Net operating profit;

(e)Return measures (including return on assets, capital, invested capital, equity, sales or revenue);

(f)Cash flow (including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);

(g)Earnings before or after interest, taxes, depreciation and/or amortization;

(h)Gross or operating margins;

(i)Productivity ratios;

(j)Revenue growth;

(k)Expenses;

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

(l)Margins;

(m)Operating efficiency;

(n)Customer satisfaction;

(o)Working capital;

(p)Market share;

(q)Share price (including growth measures, market capitalization, total shareholder return and return relative to market indices); and

(r)Economic value added or EVA (net operating profit after tax minus capital multiplied by the cost of capital).

Any Performance Measures may be used to measure the performance of the Company, its Affiliates, and/or Subsidiaries as a whole or any business unit of the Company, its Affiliates, and/or Subsidiaries or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select any Performance Measure as compared to various stock market indices.

11.2.Evaluation of Performance.  The Committee may provide in any Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period:  (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary, unusual and/or nonrecurring items of gain or loss, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.

12.	DIVIDEND EQUIVALENTS

12.1.Dividend Equivalents.  Unless otherwise provided by the Committee, no adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award.  The Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, including any Award the payment or settlement of which is deferred pursuant to Section 20.6.  Dividend Equivalents may be credited as of the dividend payment dates, during the period between the date the Award is granted and the date the Award becomes payable or terminates or expires.  Any such Dividend Equivalents shall be subject to the same terms and conditions, including vesting conditions, as relate to the original Award, as well as such other limitations and/or restrictions determined by the Committee. Subject to the preceding sentence, Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee.  Unless the Award Agreement provides otherwise, Dividend Equivalents that are considered deferred compensation subject to the requirements of Code Section 409A shall be paid to the Participant at least annually, not later than the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are credited (or, if later, the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A).  Any Dividend Equivalents that are accumulated and paid after the date specified in the preceding sentence shall be explicitly set forth in a separate arrangement that provides for the payment of the

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dividend equivalents at a time and in a manner that satisfies the requirements of Code Section 409A.  No Dividend Equivalents shall relate to Shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Code Section 409A.

13.	TRANSFERABILITY OF AWARDS; BENEFICIARY DESIGNATION

13.1.Transferability of Incentive Stock Options.  No ISO or Tandem SAR granted in connection with an ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with Section 13.3. Further, all ISOs and Tandem SARs granted in connection with ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

13.2.All Other Awards. Except as otherwise provided in Section 8.5 or Section 13.3 or a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 13.1 and any applicable Period of Restriction. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to Section 13.1 and any applicable Period of Restriction, all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.  In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Award Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable.  Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 13.2 shall be void and unenforceable against the Company.

13.3.Beneficiary Designation.  Each Participant may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such beneficiary designation, a Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

14.	RIGHTS OF PARTICIPANTS

14.1.Rights or Claims.  No individual shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement.  The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award.  Without limiting the generality of the foregoing, nothing contained in the Plan or in any Award Agreement shall be deemed to:

(a)Give any Employee or Non-Employee Director the right to be retained in the service of the Company, an Affiliate and/or a Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(b)Restrict in any way the right of the Company, an Affiliate and/or a Subsidiary to terminate, change or modify any Employee’s employment or any Non-Employee Director’s service as a Director at any time with or without Cause;

(c)Give any Employee or Non-Employee Director the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company, an Affiliate and/or a Subsidiary, nor be construed as limiting in any way the right of the Company, an Affiliate and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Employee or Non-Employee Director bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(d)Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.

14.2.Adoption of the Plan. The adoption of the Plan shall not be deemed to give any Employee or Non-Employee Director or any other individual any right to be selected as a Participant or to be granted an Award, or, having been so selected, to be selected to receive a future Award.

14.3.Vesting.  Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to exercise or otherwise vest in any Award not exercisable or vested at the time of grant shall only result from continued services as a Non-Employee Director or continued employment with the Company or any Subsidiary or Affiliate, or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award

14.4.No Effects on Benefits.  Payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, arrangements or otherwise.  No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

14.5.One or More Types of Awards.  A particular type of Award may be granted to a Participant either alone or in addition to other Awards under the Plan.

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

15.	CHANGE OF CONTROL

15.1.Treatment of Outstanding Awards.  In the event of a Change of Control, unless otherwise specifically prohibited by any applicable laws, rules or regulations or otherwise provided in any applicable Award Agreement, as in effect prior to the occurrence of the Change of Control, specifically with respect to a Change of Control:

(a)Immediately prior to the occurrence of such Change of Control, any and all Options, SARs and Other Stock-Based Awards (if applicable) which are outstanding shall immediately become fully exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the Award Agreement, and, in the event of a Participant’s Termination (including termination of employment or services with any successor of the Company, a Subsidiary or an Affiliate) under any circumstances during the one year period following the Change of Control, all Options, SARs and Other Stock-Based Awards (if applicable) held by such Participant (or such Participant’s beneficiary or transferee) shall remain exercisable at least until the first anniversary of such Termination or the expiration of the term of such Option, SAR or Other Stock-Based Award, if earlier.

(b)Immediately prior to the occurrence of such Change of Control, any restrictions, performance goals or other conditions applicable to Restricted Stock Units, Shares of Restricted Stock and Other Stock-Based Awards previously awarded to Participants shall be immediately canceled or deemed achieved, the Period of Restriction applicable thereto shall immediately terminate, and all restrictions on transfer, sale, assignment, pledge or other disposition applicable to any such Shares of Restricted Stock shall immediately lapse, notwithstanding anything to the contrary in the Plan or the Award Agreement.

(c)Immediately prior to the occurrence of such Change of Control, all Awards which are outstanding shall immediately become fully vested and nonforfeitable.

(d)The target payment opportunities attainable under any outstanding Awards of Performance Units, Performance Shares and other Awards shall be deemed to have been fully earned for the entire Performance Period(s) immediately prior to the effective date of the Change of Control, unless actual performance exceeds the target, in which case actual performance shall be used.  There shall be paid out to each Participant holding such an Award denominated in Shares, not later than five (5) days prior to the effective date of the Change of Control, a pro rata number of Shares (or the equivalent Fair Market Value thereof, as determined by the Committee, in cash) based upon an assumed achievement of all relevant targeted performance goals, unless actual performance exceeds the target, in which case actual performance shall be used, and upon the length of time within the Performance Period which has elapsed prior to the Change of Control.  Awards denominated in cash shall be paid pro rata to applicable Participants in cash within thirty (30) days following the effective date of the Change of Control, with the pro-ration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change of Control, and based on an assumed achievement of all relevant targeted performance goals, unless actual performance exceeds the target, in which case actual performance shall be used.

(e)Subject to Section 15.4, any Award the payment or settlement of which was deferred under Section 20.6 or otherwise shall be paid or distributed immediately prior to the Change of Control, except as otherwise provided by the Committee in accordance with Section 15.1(f).

(f)In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Award shall be

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

adjusted by substituting for each Share subject to such Award immediately prior to the transaction resulting in the Change of Control the consideration (whether stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change of Control) received in such transaction by holders of Shares for each Share held on the closing or effective date of such transaction, in which event the aggregate Option Price or Grant Price, as applicable, of the Award shall remain the same; provided, however, that if such consideration received in such transaction is not solely stock of a successor, surviving or other corporation, the Committee may provide for the consideration to be received upon exercise or payment of an Award, for each Share subject to such Award, to be solely stock or other securities of the successor, surviving or other corporation, as applicable, equal in fair market value, as determined by the Committee, to the per-Share consideration received by holders of Shares in such transaction.

(g)In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Award (or portion thereof) shall be converted into a right to receive cash,  on or as soon as practicable following the closing date or expiration date of the transaction resulting in the Change of Control in an amount equal to the highest value of the consideration to be received in connection with such transaction for one Share, or, if higher, the highest Fair Market Value of a Share during the thirty (30) consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per-Share Option Price, Grant Price or outstanding unpaid purchase price, as applicable to the Award, multiplied by the number of Shares subject to such Award, or the applicable portion thereof.

(h)The Committee may, in its discretion, provide that an Award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a Change of Control.

15.2.No Implied Rights; Other Limitations.  No Participant shall have any right to prevent the consummation of any of the acts described in Section 4.3 or 15.1 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award.  Any actions or determinations of the Committee under this Article XV need not be uniform as to all outstanding Awards, nor treat all Participants identically.  Notwithstanding the adjustments described in Section 15.1, in no event may any Option or SAR be exercised after ten (10) years from the date it was originally granted, and any changes to ISOs pursuant to this Article XV shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a “modification” (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

15.3.Termination, Amendment, and Modifications of Change of Control Provisions.  Notwithstanding any other provision of the Plan (but subject to the limitations of Section  15.1(g), the last sentence of Section 16.1 and Section 16.2) or any Award Agreement provision, the provisions of this Article XV may not be terminated, amended, or modified on or after the date of a Change of Control to materially impair any Participant’s Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant.

15.4.Compliance with Code Section 409A.  Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, if a Change of Control that is not a Qualified Change of Control occurs, and payment or distribution of an Award constituting deferred compensation subject to Code Section 409A would otherwise be made or commence on the date of such Change of Control (pursuant to the Plan, the Award Agreement or otherwise), (a) the vesting of such Award shall accelerate in accordance with the Plan and the Award Agreement, (b) such payment or distribution shall not be made

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or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (c) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (b), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.  The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A. Additionally, the Committee shall not take any action pursuant to this Article XV that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A.

16.	AMENDMENT, MODIFICATION, AND TERMINATION

16.1.Amendment, Modification, and Termination.  The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Award Agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Plan shall be made which, without first obtaining approval of the shareholders of the Company (where such approval is necessary to satisfy (i) the then-applicable requirements of Rule 16b-3, (ii) any requirements under the Code relating to ISOs, or (iii) any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange)), would:

(a)except as is provided in Section 4.3, increase the maximum number of Shares which may be sold or awarded under the Plan or increase the maximum limitations set forth in Section 4.2;

(b)except as is provided in Section 4.3, decrease the minimum Option Price or Grant Price requirements of Sections 6.3 and 7.2, respectively;

(c)change the class of persons eligible to receive Awards under the Plan;

(d)extend the duration of the Plan or the period during which Options or SARs may be exercised under Section 6.4 or 7.6, as applicable; or

(e)otherwise require shareholder approval to comply with any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange).

In addition, (A) no such amendment, alteration, suspension or termination of the Plan or any Award theretofore granted, including any Award Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant, provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (x) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3), or (y) if the Board or the Committee determines in its discretion that such amendment or alteration either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is

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not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, and (B) except as is provided in Section 4.3, but notwithstanding any other provisions of the Plan, neither the Board nor the Committee may take any action (1) to amend the terms of an outstanding Option or SAR to reduce the Option Price or Grant Price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower Option Price or Grant Price, or that has an economic effect that is the same as any such reduction or cancellation; or (2) to cancel an outstanding Option or SAR having an Option Price or Grant Price above the then-current Fair Market Value of the Shares in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the shareholders of the Company of such action.

16.2.Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.

  The Board or the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such adjustment with respect to an Award intended to be an ISO shall be made only to the extent consistent with such intent, unless the Board or the Committee determines otherwise. Additionally, neither the Board nor the Committee shall not make any adjustment pursuant to this Article XVI that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

17.	TAX WITHHOLDING AND OTHER TAX MATTERS

17.1.Tax Withholding.  The Company and/or any Subsidiary or Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all Federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes.  The recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company, as determined in the Committee’s discretion, for the satisfaction of any tax obligations that arise by reason of any such payment or distribution.  The Company shall not be required to make any payment or distribution under or relating to the Plan or any Award until such obligations are satisfied or such arrangements are made, as determined by the Committee in its discretion.

17.2.Withholding or Tendering Shares.  Without limiting the generality of Section 17.1, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by:  (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee.  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. For avoidance of doubt, the amount of any Shares so withheld under (a) may exceed the amount necessary to satisfy the minimum required Federal, state, local and non-United States withholding obligations.

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17.3.Restrictions.  The satisfaction of tax obligations pursuant to this Article XVII shall be subject to such restrictions as the Committee may impose, including any restrictions required by applicable law or the rules and regulations of the SEC, and shall be construed consistent with an intent to comply with any such applicable laws, rule and regulations.

17.4.Special ISO Obligations.  The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within:  (i) two (2) years from the date of granting such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine.  The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.

17.5.Section 83(b) Election.  If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.  Neither the Company nor any Subsidiary or Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

17.6.No Guarantee of Favorable Tax Treatment.  Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law.  The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

18.	LIMITS OF LIABILITY; INDEMNIFICATION

18.1.Limits of Liability.

(a)Any liability of the Company or a Subsidiary or Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)None of the Company, any Subsidiary, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(c)Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company.  Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(d)The Company shall not be liable to a Participant or any other person as to:  (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award.

18.2.Indemnification.  Subject to the requirements of Delaware law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article III, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual’s own willful misconduct or except as provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

19.	SUCCESSORS

19.1.General.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

20.	MISCELLANEOUS

20.1.Drafting Context.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.  The words “Article,” “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires.

20.2.Forfeiture Events.

(a)Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Award Agreement) that a Participant’s (including his or her estate’s, beneficiary’s or transferee’s) rights (including the right to exercise any Option or SAR), payments and benefits with respect to any Award shall be subject to reduction, cancellation or forfeiture in the event of the Participant’s Termination for Cause or due to voluntary resignation; material violation of the Company’s or a Subsidiary’s or Affiliate’s policies; willful breach of fiduciary duty; willful unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary or Affiliate; breach of applicable noncompetition, nonsolicitation, confidentiality or other restrictive covenants; or other misconduct or unauthorized activity that is substantially detrimental to the business, reputation or interests of the Company and/or any Subsidiary or Affiliate; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant is then an Employee or Non-Employee Director).  The determination of whether a

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Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.

(b)Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Award Agreement) that a Participant’s (including his or her estate’s, beneficiary’s or transferee’s) rights, payments and benefits with respect to any Covered Award shall be subject to recoupment in the event of the Participant’s Termination for Cause; willful breach of fiduciary duty; willful unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary or Affiliate; or other misconduct or unauthorized activity that is substantially detrimental to the business, reputation or interests of the Company and/or any Subsidiary or Affiliate; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant is then an Employee or Non-Employee Director).  The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion.  “Covered Award” means an Award granted at any time during the then current fiscal year and the two full fiscal years prior to the date on which the Committee makes a determination in a manner consistent with Section 20.2(b).  For the avoidance of doubt, an Award (or any portion thereof) which would have been delivered but for a deferral pursuant to a deferred compensation arrangement made available by the Company shall be subject to the provisions of this Section 20.2(b) (to the extent it is a “Covered Award”) but not subject to the provisions of Section 20.2(a).

(c)If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement.

20.3.Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.4.Transfer, Leave of Absence.  For purposes of the Plan, a transfer of an Employee from the Company to an Affiliate or Subsidiary (or, for purposes of any ISO granted under the Plan, only a Subsidiary), or vice versa, or from one Affiliate or Subsidiary to another (or in the case of an ISO, only from one Subsidiary to another), and a leave of absence, duly authorized in writing by the Company or a Subsidiary or Affiliate, shall not be deemed a Termination of the Employee for purposes of the Plan or with respect to any Award (in the case of ISOs, to the extent permitted by the Code).  The Committee shall have the discretion to determine the effects upon any Award, upon an individual’s status as an Employee or Non-Employee Director for purposes of the Plan (including whether a Participant shall be deemed to have experienced a Termination or other change in status) and upon the exercisability, vesting, termination or expiration of any Award in the case of:  (a) any Participant who is employed by an entity that ceases to be an Affiliate or Subsidiary (whether due to a spin-off or otherwise), (b) any transfer of a Participant between locations of employment with the Company, an Affiliate, and/or Subsidiary or between the Company, an Affiliate or Subsidiary or between Affiliates or Subsidiaries, (c) any leave of absence of a Participant, (d) any change in a Participant’s status from an Employee to a Non-Employee

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

Director, or vice versa; and (e) upon approval by the Committee, any Employee who experiences a Termination but becomes employed by a partnership, joint venture, corporation or other entity not meeting the requirements of an Affiliate or Subsidiary, subject, in each case, to the requirements of Code Section 422 applicable to any ISOs and Code Section 409A applicable to any Options and SARs.

20.5.Exercise and Payment of Awards.  An Award shall be deemed exercised or claimed when the Secretary of the Company or any other Company official or other person designated by the Committee for such purpose receives appropriate written notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price, Grant Price or other purchase price, if any, and compliance with Article XVII, in accordance with the Plan and such Participant’s Award Agreement.

20.6.Deferrals.  To the extent provided in the Award Agreement, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of the Period of Restriction or other restrictions with respect to Restricted Stock or  the payment or satisfaction of Restricted Stock Units, Performance Units, Performance Shares, or Other Stock-Based Awards.  If any such deferral election is required or permitted, (a) such deferral shall represent an unfunded and unsecured obligation of the Company and shall not confer the rights of a shareholder unless and until Shares are issued thereunder; (b) the number of Shares subject to such deferral shall, until settlement thereof, be subject to adjustment pursuant to Section 4.3; and (c) the Committee shall establish rules and procedures for such deferrals and payment or settlement thereof, which may be in cash, Shares or any combination thereof, and such deferrals may be governed by the terms and conditions of any deferred compensation plan of the Company or Affiliate specified by the Committee for such purpose.  Notwithstanding any provisions of the Plan to the contrary, in no event shall any deferral under this Section 20.6 be permitted if the Committee determines that such deferral would result in the imposition of additional tax under Code Section 409A.

20.7.No Effect on Other Plans.  Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary or Affiliate, or prevent or limit the right of the Company or any Subsidiary or Affiliate to establish any other forms of incentives or compensation for their directors, officers or eligible employees or grant or assume options or other rights otherwise than under the Plan.

20.8.Section 16 of Exchange Act.  Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations.

20.9.Requirements of Law; Limitations on Awards.

(a)The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b)If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or

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deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(c)If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate.

(d)Upon termination of any period of suspension under this Section 20.10, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(e)The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe.  The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate.  Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(f)An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

20.10.Participants Deemed to Accept Plan.  By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

20.11.Governing Law.  The Plan and all Award Agreements and other agreements hereunder shall be construed in accordance with and governed by the laws of the state of Delaware, without giving effect to the choice of law principles thereof, except to the extent superseded by applicable United States federal law.  Unless otherwise provided in the Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

20.12.Plan Unfunded.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award.  Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.

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Appendix B. Amended and Restated 2020 Incentive Compensation Plan

20.13.Administration Costs.  The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Shares pursuant to any Options or other Awards granted hereunder.

20.14.Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.15.No Fractional Shares. An Option or other Award shall not be exercisable with respect to a fractional Share or the lesser of fifty (50) shares or the full number of Shares then subject to the Option or other Award.  No fractional Shares shall be issued upon the exercise or payment of an Option or other Award.

20.16.Deferred Compensation. If any Award would be considered deferred compensation as defined under Code Section 409A and would fail to meet the requirements of Code Section 409A, then such Award shall be null and void; provided, however, that the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan, or a subplan which (in each case) meets the requirements of Code Section 409A. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A.

20.17.Employees Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or practices of countries other than the United States in which the Company, any Affiliate, and/or any Subsidiary operates or has Employees or Non-Employee Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)Determine which Employees and/or Non-Employee Directors outside the United States are eligible to participate in the Plan;

(c)Grant Awards (including substitutes for Awards), and modify the terms and conditions of any Awards, on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate who are non-United States nationals or employed outside the United States, or otherwise to comply with applicable non-United States laws or conform to applicable requirements or practices of jurisdictions outside the United States;

(d)Establish subplans and adopt or modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.18 by the Committee shall be attached to the Plan as appendices; and

(e)Take any action, before or after an Award is made, that the Committee, in its discretion, deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable law.

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1 First American Way, Santa Ana, CA 92707

800.854.3643▼www.firstam.com▼NYSE: FAF

First American Financial Corporation

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 9, 2023

1:00 PM, Pacific Time

To register for the virtual meeting, please follow the instructions below:

•

Visit register.proxypush.com/faf on your smartphone, tablet or computer. You will need the latest versions of Chrome, Safari, Internet Explorer, Edge or Firefox. Please ensure your browser is compatible.

•	As a stockholder, you will then be required to enter your control number which is located in the upper right-hand corner on the reverse side of this proxy card/notice.

After registering, you will receive a confirmation email. Approximately one hour prior to the start of the meeting an email will be sent to the email address you provided during registration with a unique link to the virtual meeting.

Your Vote Is Important to the Company!

First American Financial Corporation
1 First American Way	proxy
Santa Ana, California 92707

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 9, 2023, held in a virtual-only meeting format online via live webcast using a unique link to be provided by email after registering at register.proxypush.com/FAF.

The undersigned stockholder of First American Financial Corporation hereby revokes all previously granted proxies and appoints Kenneth D. DeGiorgio and Lisa W. Cornehl, and each of them, with power to each of substitution, to attend the annual meeting of the stockholders of said corporation to be held May 9, 2023, at 1:00 PM, Pacific Time, virtually via live webcast using a unique link to be provided by email after registering at register.proxypush.com/FAF, and any adjournments or postponements thereof; and to vote the shares of the undersigned at such meeting as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR EACH NOMINEE AND FOR ITEMS 2, 4 AND 5, AND ONE YEAR FOR ITEM 3.

See reverse for voting instructions.

First American Financial Corporation	Shareowner Services P.O. Box 64945

St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE –

Before the meeting – www.proxypush.com/faf
Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 8, 2023.

During the meeting – using a unique link to be provided by email after registering at register.proxypush.com/FAF – You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box in the upper right corner of this proxy card available and follow the instructions.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 8, 2023.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 8, 2023.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Each Nominee and FOR Items 2, 4 and 5, and ONE YEAR for Item 3.

1.	Election of Class I directors:	01 Kenneth D. DeGiorgio	☐	For	☐	Against	☐	Abstain
		02 James L. Doti	☐	For	☐	Against	☐	Abstain
		03 Michael D. McKee	☐	For	☐	Against	☐	Abstain
		04 Marsha A. Spence	☐	For	☐	Against	☐	Abstain

2.	Advisory vote to approve executive compensation.		☐	For	☐	Against	☐	Abstain

3.	Advisory vote to recommend whether a stockholder vote to approve the Company’s executive compensation should occur every one, two or three years.	☐ One year	☐	Two years	☐	Three years	☐	Abstain

4.	To approve the amendment and restatement of the 2020 Incentive Compensation Plan.		☐	For	☐	Against	☐	Abstain

5.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.		☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH NOMINEE AND FOR ITEMS 2, 4 AND 5, and ONE YEAR for Item 3.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.